      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1995

                                                       REGISTRATION NO. 33-
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

       COMSAT CAPITAL I, L.P.               COMSAT CAPITAL II, L.P.                  COMSAT CORPORATION
    (Exact Name of Registrant as          (Exact Name of Registrant as          (Exact Name of Registrant as
    Specified in Certificate of           Specified in Certificate of              Specified in Charter)
        Limited Partnership)                  Limited Partnership)
              DELAWARE                              DELAWARE                        DISTRICT OF COLUMBIA
                         (State or Other Jurisdiction of Incorporation or Organization)
             52-1928675                            52-1928672                            52-0781863
                                      (I.R.S. Employer Identification No.)
       6560 ROCK SPRING DRIVE                6560 ROCK SPRING DRIVE                6560 ROCK SPRING DRIVE
         BETHESDA, MD 20817                    BETHESDA, MD 20817                    BETHESDA, MD 20817
           (301) 214-3000                        (301) 214-3000                        (301) 214-3000

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrants' Principal Executive Offices)

                             WARREN Y. ZEGER, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               COMSAT CORPORATION
                             6560 ROCK SPRING DRIVE
                               BETHESDA, MD 20817
                                 (301) 214-3000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                WITH COPIES TO:

               William P. O'Neill, Esq.                               Robert E. Buckholz, Jr., Esq.
                   Crowell & Moring                                        Sullivan & Cromwell
            1001 Pennsylvania Avenue, N.W.                                  125 Broad Street
                Washington, D.C. 20004                                  New York, New York 10004
                    (202) 624-2500                                           (212) 558-4000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AND/OR AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                ----------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
                                ----------------
                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED          PROPOSED
                                                                    MAXIMUM           MAXIMUM
               TITLE OF EACH                       AMOUNT        OFFERING PRICE      AGGREGATE         AMOUNT OF
            CLASS OF SECURITIES                    TO BE              PER             OFFERING        REGISTRATION
              BEING REGISTERED                 REGISTERED (1)    UNIT (1)(2)(3)   PRICE (1)(2)(3)       FEE (4)
COMSAT Capital I, L.P. Preferred Securities;
 COMSAT Capital II, L.P. Preferred
 Securities; COMSAT Corporation Junior
 Subordinated Deferrable Interest
 Debentures; COMSAT Corporation Guarantees
 with respect to Preferred Securities;
 COMSAT Corporation Common Stock, without
 par value..................................
Total.......................................    $200,000,000         $  --          $200,000,000       $68,965.52

(1) There are being registered hereunder Preferred Securities of COMSAT Capital I, L.P. and Preferred Securities of COMSAT Capital II, L.P., with an aggregate initial offering price not to exceed $200,000,000 (of which not more than $100,000,000 may be Preferred Securities convertible into Common Stock of COMSAT Corporation), Junior Subordinated Deferrable Interest Debentures of COMSAT Corporation (which may be distributed to holders of Preferred Securities upon a dissolution of COMSAT Capital I, L.P., and for which no separate consideration will be received), Junior Subordinated Deferrable Interest Debentures of COMSAT Corporation (which may be distributed to holders of Preferred Securities upon a dissolution of COMSAT Capital II, L.P., and for which no separate consideration will be received) and such currently indeterminate number of shares of Common Stock, without par value, of COMSAT Corporation into which the Preferred Securities of COMSAT Capital II, L.P. may be converted (through the Junior Subordinated Debentures of COMSAT Corporation). There are also being registered hereunder Guarantees of COMSAT Corporation in connection with the issuance of the Preferred Securities, for which no separate consideration will be received.
(2)  Estimated solely for the purpose of determining the registration fee.
(3)  Exclusive of accrued interest and distributions, if any.
(4) The amount of the registration fee has been calculated in accordance with Rule 457(i) and (n) under the Securities Act of 1933.

                                ----------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

EXPLANATORY NOTE

    This  Registration   Statement   contains   the   following   two   separate
prospectuses:

    1. A form to be used in connection with the offering by COMSAT Capital I, L.P. of its Preferred Securities; and

    2. A form to be used in connection with the offering by COMSAT Capital II, L.P. of its Preferred Securities, which may be convertible into Common Stock of COMSAT Corporation.

    The maximum aggregate offering price of the Preferred Securities of COMSAT Capital I, L.P. and the Preferred Securities of COMSAT Capital II, L.P. will not exceed $200,000,000, of which not more than $100,000,000 may be Convertible Preferred Securities of COMSAT Capital II, L.P.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 2, 1995

                                  PREFERRED SECURITIES
                                COMSAT CAPITAL I
           % CUMULATIVE MONTHLY INCOME PREFERRED SECURITIES (MIPS-SM-*)
              (LIQUIDATION PREFERENCE $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           [LOGO] COMSAT CORPORATION
                                   ---------

    The                 % Cumulative  Monthly Income  Preferred Securities  (the
"Preferred Securities") representing the limited partner interests offered hereby are being issued by COMSAT Capital I, L.P., a limited partnership formed under the laws of the State of Delaware ("COMSAT Capital I"). COMSAT
Corporation, a District of Columbia corporation ("COMSAT"), is the general partner in COMSAT Capital I (in such capacity, the "General Partner"). COMSAT Capital I exists for the sole purpose of issuing the Preferred Securities and using the proceeds thereof to purchase from COMSAT its % Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures"), having the terms described herein. The limited partner interests represented by the Preferred Securities will have a preference with respect to cash distributions and amounts payable on liquidation over the General Partner's interest in COMSAT Capital I.

                                                        (CONTINUED ON NEXT PAGE)
                                ----------------

    SEE "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.
                                 -------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES  AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES COMMISSION
     PASSED  UPON   THE   ACCURACY   OR  ADEQUACY   OF   THIS   PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 --------------

                                                       INITIAL PUBLIC     UNDERWRITING          PROCEEDS TO
                                                       OFFERING PRICE    COMMISSION (1)   COMSAT CAPITAL I (2)(3)
                                                       ---------------  ----------------  ------------------------
Per Preferred Security...............................      $25.00             (2)                  $25.00
Total................................................         $               (2)                    $

- - ----------------
(1) COMSAT Capital I and COMSAT have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be invested in Junior Subordinated Debentures, the Underwriting Agreement provides that COMSAT will pay to the Underwriters, as compensation for their arranging the investment therein of such proceeds, $ per Preferred Security (or $ in the aggregate). See "Underwriting".
(3)  Expenses  of the offering which  are payable by COMSAT  are estimated to be
     $     .

                                ----------------

    The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, and subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of DTC, New York, New York, on or about
         , 1995.

- - ----------------
*MIPS is a servicemark of Goldman, Sachs & Co.

GOLDMAN, SACHS & CO.                                           SMITH BARNEY INC.
                                CS FIRST BOSTON
                                   ---------

                The date of this Prospectus is          , 1995.

(CONTINUED FROM PREVIOUS PAGE)

    Holders of the Preferred Securities will be entitled to receive cumulative cash distributions at an annual rate of % of the liquidation preference of $25 per Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year,
commencing             , 1995. See  "Description of the  Preferred Securities --
Dividends". The payment of dividends (but only if and to the extent declared out of moneys held by COMSAT Capital I and legally available therefor), and payments on liquidation of COMSAT Capital I or the redemption of Preferred Securities, as set forth below, are guaranteed by COMSAT to the extent described herein (the "Guarantee"). COMSAT's obligations under the Guarantee are subordinate and junior in right to all other liabilities of COMSAT (other than certain other guarantees). See "Description of the Guarantee". If COMSAT fails to make interest payments on the Junior Subordinated Debentures, COMSAT Capital I will have insufficient funds to pay dividends on the Preferred Securities. The Guarantee does not cover payment of dividends when COMSAT Capital I does not have sufficient funds to pay such dividends.

    COMSAT has the right under the Indenture (as defined herein) for the Junior Subordinated Debentures to extend the interest payment period from time to time on the Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Preferred Securities would be deferred by COMSAT Capital I (but would continue to accrue with interest) during any such extended interest payment period. See "Risk Factors -- Option to Extend Interest Payment Period", "Description of the Preferred Securities -- Dividends" and "Description of the Junior Subordinated Debentures
- - -- Option to Extend Interest Payment Period".

    The Preferred Securities are redeemable at  the option of COMSAT Capital  I,
in  whole or in part, from time to time, on or after          , 2000, at $25 per
Preferred Security plus accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption (the "Redemption Price"). See "Description of the Preferred Securities -- Optional Redemption". Upon the repayment of the Junior Subordinated Debentures at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Preferred Securities.

    In addition, upon the occurrence of certain events arising from a change in law or a change in legal interpretation, the Preferred Securities are redeemable in whole at the Redemption Price at the option of the General Partner, or the General Partner may dissolve COMSAT Capital I and cause to be distributed to the holders of the Preferred Securities, on a pro rata basis, Junior Subordinated Debentures in lieu of any cash distribution. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, COMSAT will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. The obligations of COMSAT under the Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of COMSAT. At March 31, 1995, Senior Indebtedness of COMSAT aggregated approximately $751 million. See "Description of the Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures".

    In the event of the liquidation of COMSAT Capital I, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation preference of $25 plus accrued and unpaid dividends thereon to the date of payment, subject to certain limitations, unless, in connection with such liquidation, Junior Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution".

    The Preferred Securities will be represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except as described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company".

    Application will be made to list the Preferred Securities on the New York Stock Exchange.

                             AVAILABLE INFORMATION

    COMSAT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices:
7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street at prescribed rates and can be inspected at the New York, Chicago and Pacific Stock Exchanges.

    This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by COMSAT Capital I and COMSAT with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the Registration Statement for further information with respect to COMSAT, COMSAT Capital I and the securities offered hereby. Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

    No separate financial statements of COMSAT Capital I have been included herein. COMSAT and COMSAT Capital I do not consider that such financial statements would be material to holders of Preferred Securities because COMSAT Capital I is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. COMSAT Capital I is a limited partnership formed under the laws of the State of Delaware. COMSAT is the sole general partner in COMSAT Capital I and, as of the date hereof, directly or indirectly beneficially owns all of COMSAT Capital I's partnership interests. See "COMSAT Capital I".
                                 --------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    COMSAT's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, its Quarterly Report on Form 10-Q for the period ended March 31, 1995, and its Current Report on Form 8-K filed on May 30, 1995, as filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference. All documents filed by COMSAT pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    COMSAT hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, including any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests for such copies should be directed to Nancy E. Weber, Assistant Secretary of COMSAT, at 6560 Rock Spring Drive, Bethesda, MD 20817. Ms. Weber's telephone number is (301) 214-3643.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                COMSAT CAPITAL I

    COMSAT Capital I is a limited partnership which was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") by filing a certificate of limited partnership with the Delaware Secretary of State on May 22, 1995. The initial partners in COMSAT Capital I are COMSAT, as general partner, and COMSAT SPV, Inc., a Delaware corporation and a wholly owned subsidiary of COMSAT ("COMSAT SPV"), as limited partner. Upon the issuance of the Preferred Securities, which securities represent limited partner interests in COMSAT Capital I, COMSAT SPV will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of COMSAT Capital I. The General Partner will contribute capital in an amount equal to at least 3% of the total capital contributions to COMSAT Capital I. COMSAT and COMSAT SPV entered into a limited partnership agreement dated as of May 22, 1995. Such limited partnership agreement will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

    COMSAT Capital I is managed by the General Partner and exists for the sole purpose of issuing the Preferred Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The payment by COMSAT Capital I of dividends due on the Preferred Securities is solely dependent on its receipt of interest payments from COMSAT on the Junior Subordinated Debentures. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Preferred Securities". COMSAT Capital I has a term of approximately 99 years, unless earlier dissolved. COMSAT Capital I's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, telephone: (302) 658-7581. All of COMSAT Capital I's business and affairs will be conducted by COMSAT, as the sole general partner. The principal place of business of COMSAT Capital I is c/o COMSAT Corporation, 6560 Rock Spring Drive, Bethesda, MD 20817, telephone number (301) 214-3000.

                               COMSAT CORPORATION

GENERAL

    COMSAT is a global provider of communications and entertainment services and
products   primarily   operating  in   four  business   segments:  International
Communications, Mobile Communications, Entertainment and Technology Services.

    International Communications consists of COMSAT World Systems, which provides satellite communications services using the satellite system of the International Telecommunications Satellite Organization ("INTELSAT"), and COMSAT International Ventures, which operates and invests in telecommunications ventures internationally. Mobile Communications consists of COMSAT Mobile Communications, which provides satellite communications services using the satellite system of the International Mobile Satellite Organization ("Inmarsat"). Entertainment consists of COMSAT Entertainment Group, Inc., comprising COMSAT Video Enterprises, Inc. and COMSAT's majority ownership interest in On Command Video Corporation, which provide entertainment services to the hospitality industry throughout the United States and domestic video distribution services to a television network; the Denver Nuggets, a franchise of the National Basketball Association; and Beacon Communications Corp., a producer of theatrical films and television programming. Technology Services consists of COMSAT RSI, Inc., which designs, manufactures, and integrates satellite earth stations, advanced antennas and other turnkey systems for telecommunications, radar, air traffic control and military uses, and provides turnkey voice, video and data communications networks and products, and communication and information services worldwide, and COMSAT Laboratories, COMSAT's center for applied research and technology development.

    For the year ended December 31, 1994, the International Communications segment had revenues of $271 million and operating income of $89 million; the Mobile Communications segment had revenues of $194 million and operating income of $48 million; the Entertainment segment had revenues of $157 million and operating income of $11 million; and the Technology Services segment had revenues of $219 million and operating income of $15 million.

    COMSAT was incorporated in 1963 under District of Columbia law, as authorized by the Communications Satellite Act of 1962 (the "Satellite Act"). Effective June 1, 1993, COMSAT changed its corporate name from "Communications Satellite Corporation" to "COMSAT Corporation". COMSAT is not an agency or establishment of the U.S. Government. The U.S. Government has not invested funds in COMSAT, guaranteed funds invested in COMSAT or guaranteed the payment of dividends by COMSAT.

    Although COMSAT is a non-governmental publicly held corporation whose common stock is traded on the New York Stock Exchange, the Satellite Act governs certain aspects of COMSAT's structure, ownership and operations, including: three of COMSAT's 15 directors are appointed by the President of the United States with the advice and consent of the United States Senate; COMSAT's issuances of capital stock and borrowings of money must be authorized by the Federal Communications Commission (the "FCC"); there are limitations on the classes of persons that may hold shares of COMSAT's capital stock and on the number of shares a person or class of persons may hold; and, on matters that may affect the national interest and foreign policy of the United States, COMSAT's representatives to INTELSAT and Inmarsat receive instructions from the U.S. Government. Congress has reserved the right to amend the Satellite Act, and amendments, if any, could materially affect COMSAT.

    Under the Satellite Act, the International Maritime Satellite Telecommunications Act of 1978 and the Communications Act of 1934, as amended, COMSAT is subject to regulation by the FCC with respect to its COMSAT World Systems and COMSAT Mobile Communications services and the rates charged for those services. FCC decisions and policies have had and will continue to have a significant impact on COMSAT.

    The principal place of business of COMSAT is 6560 Rock Spring Drive, Bethesda, MD 20817, telephone number (301) 214-3000.

RECENT DEVELOPMENTS

    On May 25, 1995, COMSAT Entertainment Group, Inc. announced an agreement to buy the Qubec Nordiques National Hockey League ("NHL") franchise for approximately $75 million. COMSAT plans to transfer the team to Denver, Colorado in time for the 1995-96 NHL season. The transaction and transfer fees, if any, are subject to approval by the NHL Board of Governors.

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF PREFERRED SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

SUBORDINATION OF GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES

    COMSAT's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of COMSAT except for certain other guarantees that may be executed by COMSAT in respect of preferred securities of certain affiliates of COMSAT. The obligations of COMSAT under the Junior Subordinated Debentures described under "Description of the Junior Subordinated Debentures" are subordinate and junior in right of payment to Senior
Indebtedness of COMSAT. At March 31, 1995, Senior Indebtedness of COMSAT aggregated approximately $751 million. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit COMSAT's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination".

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    COMSAT has the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Preferred Securities would be deferred by COMSAT Capital I (but would continue to accrue with interest thereon) during any such extended interest payment period. In the event that COMSAT exercises this right, COMSAT may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, COMSAT may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period COMSAT is required to pay all amounts then due and, upon such payment, COMSAT may select a new extension period, subject to the above requirements. In no event shall any extension period extend beyond the maturity of the Junior Subordinated Debentures. COMSAT Capital I and COMSAT believe that the extension of a payment period on the Junior Subordinated Debentures is unlikely. See "Description of the Preferred Securities -- Dividends" and "Description of the Junior Subordinated Debentures
- - -- Option to Extend Interest Payment Period".

    Should an extended interest payment period occur, COMSAT Capital I will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of record of Preferred Securities. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from COMSAT Capital I related to such income if such a holder disposes of his or her Preferred Securities prior to the record date for payment of dividends. See "United States Taxation -- Potential Extension of Interest Payment Period".

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

    Upon the occurrence of a Tax Event (as defined herein) or Investment Company Event (as defined herein), the General Partner will elect to either (i) redeem the Preferred Securities in whole or (ii) dissolve COMSAT Capital I and cause Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in connection with the liquidation of COMSAT Capital I. In the case of a Tax Event, the General Partner may also elect to cause the Preferred Securities to remain outstanding and pay Additional Interest (as defined herein) on the Junior Subordinated Debentures. The Junior Subordinated Debentures will initially be issued at face value as a Global Security (as defined herein) and will be limited in aggregate principal amount to approximately $ million, such amount being the sum of the aggregate stated liquidation preference of the Preferred Securities and the General Partnership Payment (as defined herein). See "Description of the Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General".

    Under current United States federal income tax law, a distribution of the Junior Subordinated Debentures would not be a taxable event to holders of the Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Tax Event or Investment Company Event, however, the dissolution could be a taxable event to holders of the Preferred Securities. In the judgment of special tax counsel to COMSAT and COMSAT Capital I, the series of events which would result in the recognition of taxable gain or loss by holders of the Preferred Securities, by reason of a dissolution of COMSAT Capital I in response to a Tax Event or Investment Company Event, is unlikely to occur. There can be no assurance in this regard, however. See "United States Taxation -- Receipt of Junior Subordinated Debentures Upon Liquidation or Merger of COMSAT Capital I".

REPLACEMENT OF COMSAT CAPITAL I WITH A TRUST

    Subject to certain conditions, COMSAT Capital I has the right to replace COMSAT Capital I with a trust as the issuing vehicle. In the event such replacement is made, investors' rights in the successor securities will remain materially unchanged; however, investors will receive for tax reporting purposes a Form 1099 instead of a Form K-1. It is expected that the Preferred Securities and any such successor securities will be listed as equity securities on the New York Stock Exchange. Accordingly, the Preferred Securities are expected to trade "flat"; thus, purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Preferred Securities or such successor securities that is not included in the trading price. However, if the replacement is made, for United States Federal income tax purposes, interest on the applicable successor securities will be included in income as it accrues (regardless of the method of accounting otherwise used), rather than when it is allocated or paid. See "Description of the Preferred Securities -- Merger, Consolidation or Amalgamation of COMSAT Capital I", "United States Taxation -- Income from Preferred Securities" and "United States Taxation -- Potential Extension of Interest Payment Period".

                    SUMMARY FINANCIAL INFORMATION OF COMSAT

    The selected data presented below under the caption "Income Statement Data" for each of the years in the three-year period ended December 31, 1994 and "Balance Sheet Data" as of December 31, 1994 and 1993 have been derived from the consolidated financial statements of COMSAT, which have been audited by Deloitte & Touche LLP, independent auditors. The selected consolidated "Income Statement Data" for each of the years ended December 31, 1991 and 1990 and "Balance Sheet Data" as of December 31, 1992, 1991 and 1990 are derived from audited financial statements of COMSAT not included or incorporated by reference herein. The selected data presented below as of and for each of the quarters ended March 31, 1995 and 1994 have been derived from the consolidated financial statements of COMSAT, which have not been audited, but in the opinion of COMSAT such information includes all adjustments, consisting of normal or recurring adjustments, necessary for a fair presentation of such information. The consolidated financial statements as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, and the independent auditors' report thereon (which includes an explanatory paragraph referring to the change in its method of accounting for income taxes), and the condensed consolidated financial statements as of and for each of the quarters ended March 31, 1995 and 1994 and Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for such periods, have been incorporated by reference herein. See "Incorporation of Certain Documents by Reference". The financial information presented below should be read in conjunction with such consolidated financial statements and the notes thereto and such MD&A.

                                 QUARTER ENDED MARCH
                                   31, (UNAUDITED)                       YEAR ENDED DECEMBER 31,
                                ----------------------  ----------------------------------------------------------
                                   1995        1994        1994        1993        1992        1991        1990
                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
INCOME STATEMENT DATA:
Revenues......................  $  207,883  $  200,495  $  826,899  $  754,285  $  688,093  $  651,211  $  563,462
Operating expenses............     178,126     163,621     676,648     602,705     583,111     508,499     563,980
Operating income (loss).......      29,757      36,874     150,251     151,580     104,982     142,712        (518)
Income (loss) before
 cumulative effect of changes
 in accounting principles.....      14,573      20,181      77,642      82,469      53,292      81,014      (9,045)
Cumulative effect of changes
 in accounting principles.....      --          --          --           1,925      --         (26,607)     --
Net income (loss).............      14,573      20,181      77,642      84,394      53,292      54,407      (9,045)
Dividends paid................       9,178       7,446      33,547      30,410      27,837      25,867      25,219
Primary earnings (loss) per
 share........................        0.31        0.43        1.64        1.79        1.16        1.22       (0.21)
Dividends paid per share......       0.195       0.185        0.76        0.74        0.70        0.67        0.66

BALANCE SHEET DATA:
Total assets..................   2,017,219   1,975,992   1,975,992   1,773,513   1,654,985   1,469,516   1,300,683
Long-term debt................     569,440     515,542     515,542     410,550     496,804     391,308     383,695
Stockholders' equity..........     837,713     826,916     826,916     763,440     702,292     657,783     619,150

                  RATIO OF EARNINGS TO FIXED CHARGES OF COMSAT

                                                     QUARTER
                                                      ENDED
                                                    MARCH 31,       YEAR ENDED DECEMBER 31,
                                                    ----------  -------------------------------
                                                    1995  1994  1994  1993  1992  1991  1990(2)
                                                    ----  ----  ----  ----  ----  ----  -------
Ratio of Earnings to Fixed Charges: (1)...........  2.4   3.4   3.4   3.7   2.6   3.1       --

- - --------------
(1) For purposes of calculating this ratio, fixed charges consist of interest expense including capitalized interest, the interest expense of an unconsolidated majority-owned investment in 1990, 1991 and 1992, and an estimate of the interest factor of rental expense. Earnings consist of pretax income (loss) from continuing operations before fixed charges, the losses and undistributed earnings of equity investments and the amortization of capitalized interest. During the periods presented, COMSAT did not have any preferred stock issued or outstanding. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is not presented.
(2) 1990 earnings were inadequate to cover fixed charges, as such terms are defined in Item 503(d) of Regulation S-K, with a coverage deficiency of $23,726,000. However, 1990 earnings include a $97,576,000 nonrecurring charge related to the restructuring of the video entertainment business unit.

                                USE OF PROCEEDS

    The proceeds from the sale of the Preferred Securities will be invested in the Junior Subordinated Debentures issued pursuant to the Indenture described herein. In addition, concurrently with the sale of the Preferred Securities, COMSAT Capital II, L.P. may sell its % Share-linked Income Preferred Securities (the "Convertible Preferred Securities"), the proceeds from which would be invested in COMSAT's % Convertible Junior Subordinated Deferrable Interest Debentures. The aggregate proceeds from the sale of the Preferred Securities and the Convertible Preferred Securities will not exceed $200 million. Ultimately, such proceeds will be used by COMSAT to reduce outstanding commercial paper (at May 30, 1995, totaling approximately $115 million, at an average interest cost of approximately 6%) and approximately $75 million of indebtedness that COMSAT may incur to fund the acquisition of the Quebec
Nordiques NHL franchise, and for general corporate purposes. See "COMSAT Corporation -- Recent Developments".

                            CAPITALIZATION OF COMSAT

    The following table sets forth the consolidated short-term obligations and capitalization of COMSAT as of March 31, 1995, and as adjusted to reflect the application of the estimated net proceeds from the sale of the Preferred Securities and the Convertible Preferred Securities (assuming the underwriters' over-allotment option with respect to the Convertible Preferred Securities is not exercised). See "Use of Proceeds".

                                                                                               MARCH 31, 1995
                                                                                           -----------------------
                                                                                            ACTUAL    AS ADJUSTED
                                                                                           ---------  ------------
                                                                                                (IN MILLIONS)
Commercial paper and current maturities of long-term obligations.........................  $     149   $
                                                                                           ---------  ------------
                                                                                           ---------  ------------
Long-term debt...........................................................................  $     569   $
                                                                                           ---------  ------------
Company-obligated mandatorily redeemable preferred securities issued by subsidiary.......          0
                                                                                           ---------  ------------
Stockholders' equity:
  Common stock...........................................................................        315
  Preferred stock........................................................................          0
  Retained earnings......................................................................        538
  Treasury stock (at cost)...............................................................        (12)
  Other..................................................................................         (3)
                                                                                           ---------  ------------
    Total stockholders' equity...........................................................        838
                                                                                           ---------  ------------
    Total capitalization (excluding short-term obligations)..............................  $   1,407   $
                                                                                           ---------  ------------
                                                                                           ---------  ------------

                    DESCRIPTION OF THE PREFERRED SECURITIES

    THE FOLLOWING SUMMARY OF CERTAIN MATERIAL TERMS AND PROVISIONS OF THE PREFERRED SECURITIES DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE LIMITED PARTNERSHIP AGREEMENT, A COPY OF WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO THEM IN THE LIMITED PARTNERSHIP AGREEMENT.

GENERAL

    All of the partnership interests in COMSAT Capital I, other than the Preferred Securities offered hereby, are owned directly or indirectly by COMSAT. The Limited Partnership Agreement authorizes and creates the Preferred Securities, which represent limited partner interests in COMSAT Capital I. The limited partner interests represented by the Preferred Securities will have a preference with respect to dividends and amounts payable on liquidation over the General Partner's interest in COMSAT Capital I. The Limited Partnership
Agreement does not permit the issuance of any other limited partnership interests or preferred securities of COMSAT Capital I, or the incurrence of any indebtedness by COMSAT Capital I.

DIVIDENDS

    The dividends payable on each Preferred Security will be fixed at a rate per
annum of       % of  the  stated liquidation  preference  of $25  per  Preferred
Security. Dividends in arrears will bear interest thereon at the rate per annum of % thereof. The term "dividends" as used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Dividends on the Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable monthly in arrears, on the last
day of each calendar month of each year, commencing             , 1995, when, as
and if available and determined to be so payable by COMSAT, as the General Partner, except as otherwise described below. COMSAT has the right under the Indenture to extend the interest payment period from time to time on the Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Preferred Securities would be deferred by COMSAT Capital I (but would continue to accrue with interest) during any such extended interest payment period. In the event that COMSAT exercises this right, COMSAT may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, COMSAT may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period COMSAT is required to pay all amounts then due and, upon such payment, COMSAT may select a new extension period, subject to the above requirements. In no event shall any extension period extend beyond the maturity of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures
- - -- Interest" and "-- Option to Extend Interest Payment Period".

    Dividends on the Preferred Securities must be declared monthly and paid on the dates payable to the extent that COMSAT Capital I has (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that COMSAT Capital I's earnings available for distribution to the holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which COMSAT Capital I will invest the proceeds from the issuance and sale of the Preferred Securities. See "Description of the Junior Subordinated Debentures". The payment of dividends, to the extent declared by COMSAT Capital I out of moneys held by COMSAT Capital I and legally available therefor, is guaranteed by COMSAT as set forth under "Description of the Guarantee".

    Dividends on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of COMSAT Capital I on the relevant record dates, which will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. In the event the Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

OPTIONAL REDEMPTION

    The Preferred Securities are redeemable at  the option of COMSAT Capital  I,
in whole or in part, from time to time, on or after             , 2000, upon not
less than 30 nor more than 60 days' notice, at the Redemption Price. In the event that fewer than all the outstanding Preferred Securities are to be so redeemed, the Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. If a partial redemption would result in the delisting of the Preferred Securities, COMSAT Capital I may only redeem the Preferred Securities in whole.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

    If a Tax Event shall occur and be continuing, the General Partner shall elect to (i) redeem the Preferred Securities in whole (and not in part), upon not less than 30 nor more than 60 days' notice at the Redemption Price within 90 days following the occurrence of such Tax Event; provided, that, if at the time there is available to the General Partner the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on COMSAT Capital I or COMSAT, the General Partner will pursue such measure in lieu of redemption, (ii) dissolve COMSAT Capital I and cause Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of COMSAT Capital I, or (iii) cause the Preferred Securities to remain outstanding and pay Additional Interest on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures -- Additional Interest".

    "Tax Event" means that the General Partner shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus) or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date of this Prospectus, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of this Prospectus, there is more than an insubstantial risk that (i) COMSAT Capital I is subject to federal income tax with respect to interest received on the Junior Subordinated Debentures, (ii) interest payable to COMSAT Capital I on the Junior Subordinated Debentures will not be deductible for federal income tax purposes or (iii) COMSAT Capital I is subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    If an Investment Company Event shall occur and be continuing, the General Partner shall elect to either (i) redeem the Preferred Securities in whole (and not in part), upon not less than 30 nor more than 60 days' notice at the Redemption Price within 90 days following the occurrence of such Investment Company Event; provided, that, if at the time there is available to the General Partner the opportunity to eliminate, within such 90-day period, the Investment Company Act Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on COMSAT Capital I or COMSAT, the General Partner will pursue such measure in lieu of redemption, or (ii) dissolve COMSAT Capital I and cause the Junior
Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of COMSAT Capital I, within 90 days following the occurrence of such Investment Company Event.

    "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that COMSAT Capital I is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus; provided, that no Investment Company Event shall be deemed to have occurred if the General Partner obtains a written opinion of nationally recognized independent counsel experienced in practice under the 1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee (x) of accrued and unpaid dividends (whether or not determined to be paid out of moneys legally available therefor) on the Preferred Securities and (y) of the full amount of the Liquidation Distribution (as defined below) on the Preferred Securities upon a liquidation of COMSAT Capital I (regardless of the amount of assets of COMSAT Capital I otherwise available for distribution in such liquidation) to avoid such Change in 1940 Act Law so that in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, COMSAT Capital I is not required to be registered as an "investment company" within the meaning of the 1940 Act.

    After the date fixed for any distribution of Junior Subordinated Debentures upon dissolution of COMSAT Capital I, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company (the "Depository" or "DTC") or its nominee, as the record holder of the Preferred
Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the aggregate of the stated liquidation preference of such Preferred Securities, with accrued and unpaid interest equal to the amount of accrued and unpaid dividends on such Preferred Securities, until such certificates are presented to COMSAT or its agent for transfer or reissuance.

MANDATORY REDEMPTION

    Upon the repayment of the Junior Subordinated Debentures at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

REDEMPTION PROCEDURES

    COMSAT Capital I may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid dividends have been paid on all Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

    If COMSAT Capital I gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, COMSAT Capital I will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "Book-Entry-Only Issuance -- The Depository Trust Company". If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by COMSAT Capital I or by COMSAT pursuant to the Guarantee described under "Description of the Guarantee", dividends on such Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), COMSAT or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary dissolution, winding-up or termination of COMSAT Capital I, the holders of the Preferred Securities at the time will be entitled to receive out of the assets of COMSAT Capital I available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the stated liquidation preference of $25 per Preferred Security and accrued and unpaid dividends thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Preferred Securities.

    Pursuant to the Limited Partnership Agreement, COMSAT Capital I shall be dissolved and its affairs shall be wound up: (i) on December 31, 2094, the expiration of the term of COMSAT Capital I, (ii) upon the bankruptcy of the General Partner, (iii) upon the assignment by the General Partner of its entire interest in COMSAT Capital I when the assignee is not admitted to COMSAT Capital I as a general partner of COMSAT Capital I in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or any other event occurs which causes the General Partner to cease to be a general partner of COMSAT Capital I under the Partnership Act, unless the business of COMSAT Capital I is continued in accordance with the Partnership Act, (iv) in accordance with the provisions of the Preferred Securities, (v) upon the entry of a decree of a judicial dissolution or (vi) upon the written consent of all partners of COMSAT Capital I.

MERGER, CONSOLIDATION OR AMALGAMATION OF COMSAT CAPITAL I

    COMSAT Capital I may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. COMSAT Capital I may, without the consent of the holders of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, a limited partnership, a limited liability company or a trust organized as such under the laws of any state of the United States of America or of the District of Columbia; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of COMSAT Capital I under the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and dividends or in the assets of the successor entity, at least as high as the Preferred Securities rank with respect to participation in the profits and dividends or in the assets of COMSAT Capital I,
(ii) COMSAT expressly acknowledges such successor entity as the holder of the Junior Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any

Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of COMSAT Capital I, (vii) COMSAT has provided a guarantee to the holders of the Successor Securities with respect to such successor entity having substantially the same terms as the Guarantee, and (viii) prior to such merger, consolidation, amalgamation or replacement, COMSAT has received an opinion of nationally recognized independent counsel to COMSAT Capital I experienced in such matters to the effect that (x) such successor entity will not be treated as an association taxable as a corporation for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, neither COMSAT nor such successor entity will be required to register as an investment company under the 1940 Act and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Preferred Securities. See "Risk Factors -- Replacement of COMSAT Capital I with a Trust".

VOTING RIGHTS

    Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Limited Partnership Agreement, the holders of the Preferred Securities will have no voting rights.

    If (i) COMSAT Capital I fails to pay dividends in full on the Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Junior Subordinated Debentures; or (iii) COMSAT is in default on any of its payment or other obligations under the Guarantee (as described under "Description of the Guarantee -- Certain Covenants of COMSAT"), then the holders of the Preferred Securities will be entitled by the majority vote of such holders to appoint and authorize a special representative of COMSAT Capital I and the limited partners (a "Special Representative") to enforce COMSAT Capital I's creditor rights under the Junior Subordinated Debentures, to enforce the rights of the holders of the Preferred Securities under the Guarantee and to enforce the rights of the holders of the Preferred Securities to receive dividends on the Preferred Securities. The Special Representative shall not be admitted as a general partner in COMSAT Capital I or otherwise be deemed to be a general partner in COMSAT Capital I and shall have no liability for the debts, obligations or liabilities of COMSAT Capital I. For purposes of determining whether COMSAT Capital I has failed to pay dividends in full for 18 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after such right to appoint a Special
Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to be a Special Representative of COMSAT Capital I and the limited partners if COMSAT Capital I (or COMSAT pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and COMSAT, in its capacity as the General Partner, shall continue the business of COMSAT Capital I without dissolution. Notwithstanding the appointment of any such Special Representative, COMSAT shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months as provided under "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

    If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action which would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Limited Partnership

Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in COMSAT Capital I other than the Preferred Securities), or (ii) the dissolution, winding-up or termination of COMSAT Capital I, other than (x) in connection with the distribution of Junior Subordinated Debentures upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of COMSAT Capital I" above, then the holders of outstanding Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal), and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of COMSAT Capital I is proposed or initiated upon the initiation of proceedings or after proceedings have been initiated for the dissolution, winding-up, liquidation or termination of COMSAT.

    So long as any Junior Subordinated Debentures are held by COMSAT Capital I, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (as defined herein), or executing any trust or power conferred on the Trustee with respect to any series of Junior Subordinated Debentures, (ii) waive any past default which is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of any series of Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of the Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by a vote of the Preferred Securities. The General Partner shall notify all holders of the Preferred Securities of any notice of default received from the Trustee with respect to the Junior Subordinated Debentures.

    Any required approval of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the partners in COMSAT Capital I or pursuant to written consent. COMSAT Capital I will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

    No vote or consent of the holders of Preferred Securities will be required for COMSAT Capital I to redeem and cancel Preferred Securities in accordance with the Limited Partnership Agreement.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by COMSAT or by any entity owned more than 50% by COMSAT, or by any entity controlled by COMSAT, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

    Holders of the Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

    DTC will act as securities depository for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Security certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with, DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to COMSAT Capital I as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Dividend payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, COMSAT Capital I or COMSAT, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of COMSAT Capital I, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to COMSAT Capital I. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, COMSAT Capital I (with the consent of COMSAT) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Preferred Securities.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that COMSAT and COMSAT Capital I believe to be reliable, but neither COMSAT nor COMSAT Capital I takes responsibility for the accuracy thereof.

REGISTRAR AND TRANSFER AGENT

                  will act as registrar and transfer agent for the Preferred Securities.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of COMSAT Capital I, but upon payment (with the giving of such indemnity as COMSAT Capital I or COMSAT may require) in respect of any tax or other government charges which may be imposed in relation to it.

    COMSAT Capital I will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

MISCELLANEOUS

    Application will be made to list the Preferred Securities on the New York Stock Exchange.

    The General Partner is authorized and directed to conduct its affairs and to operate COMSAT Capital I in such a way that COMSAT Capital I will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes, and so that the Junior Subordinated Debentures will be treated as indebtedness of COMSAT for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Preferred Securities.

    Holders of the Preferred Securities have no preemptive rights.

GOVERNING LAW

    COMSAT Capital I is a limited partnership organized in Delaware under the Delaware Revised Uniform Limited Partnership Act. The Limited Partnership Agreement and the Preferred Securities will be governed by Delaware law.

                          DESCRIPTION OF THE GUARANTEE

    SET FORTH BELOW IS A SUMMARY OF INFORMATION CONCERNING THE GUARANTEE WHICH WILL BE EXECUTED AND DELIVERED BY COMSAT FOR THE BENEFIT OF THE HOLDERS FROM TIME TO TIME OF PREFERRED SECURITIES. THE SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE GUARANTEE, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART.

GENERAL

    Pursuant to the Guarantee, COMSAT will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off or counterclaim which COMSAT Capital I may have or assert. The following payments with respect to the Preferred Securities, to the extent not paid by COMSAT Capital I (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid dividends which are required to be paid on the Preferred Securities, to the extent such dividends have been declared by COMSAT Capital I out of moneys held by COMSAT Capital I and legally available therefor, (ii) the Redemption Price, payable out of funds legally available therefor with respect to any Preferred Securities called for redemption by COMSAT Capital I and (iii) upon a liquidation of COMSAT Capital I, the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Preferred Securities to the date of payment and (b) the amount of assets of COMSAT Capital I remaining available for distribution to holders of Preferred Securities in liquidation of COMSAT Capital I. COMSAT's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by COMSAT to the holders of Preferred Securities or by causing COMSAT Capital I to pay such amounts to such holders.

    If  COMSAT  fails  to  make interest  payments  on  the  Junior Subordinated
Debentures purchased by COMSAT Capital I, COMSAT Capital I will have insufficient funds to pay dividends on the Preferred Securities. The Guarantee does not cover payment of dividends or the Redemption Price when COMSAT Capital I does not have sufficient funds to pay such dividends or Redemption Price.

    Because the Guarantee is a guarantee of payment and not of collection, holders of the Preferred Securities may proceed directly against COMSAT as guarantor, rather than having to proceed against COMSAT Capital I before attempting to collect from COMSAT, and COMSAT waives any right or remedy to require that any action be brought against COMSAT Capital I or any other person or entity before proceeding against COMSAT. Such obligations will not be discharged except by payment of the Guarantee Payments in full.

CERTAIN COVENANTS OF COMSAT

    In the Guarantee, COMSAT will covenant that, so long as any Preferred Securities remain outstanding, COMSAT will not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than as a result of a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock) or make any guarantee payment with respect to the foregoing if at such time (i) COMSAT has exercised its option to defer interest payments on the Junior Subordinated Debentures and such deferral is continuing, (ii) COMSAT shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture.

    COMSAT will also covenant that, so long as any of the Preferred Securities are outstanding, it will (i) maintain direct 100% ownership of the partnership interests in COMSAT Capital I other than the Preferred Securities (except as permitted in the Limited Partnership Agreement), (ii) cause at least 3% of the total value of COMSAT Capital I and at least 3% of all interest in the capital, income, gain, loss, deduction and credit of COMSAT Capital I to be held by COMSAT, as General Partner, (iii) not voluntarily dissolve, wind-up or liquidate itself or COMSAT Capital I, (iv) remain the General Partner and timely perform all of its duties as General Partner of COMSAT Capital I (including the duty to cause COMSAT

Capital I to declare and pay dividends on the Preferred Securities), unless a permitted successor General Partner is appointed, and (v) subject to the terms of the Preferred Securities, use reasonable efforts to cause COMSAT Capital I to remain a Delaware limited partnership and otherwise continue not to be treated as an association taxable as a corporation for United States federal income tax purposes, except, in all cases, in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement. See "Description of the Preferred Securities -- Merger, Consolidation or Amalgamation of COMSAT Capital I".

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be changed only with the prior approval of the holders of not less than 66 2/3% in liquidation preference of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities -- Voting Rights". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of COMSAT and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any merger or consolidation of COMSAT with or into another entity or any sale, transfer or lease of COMSAT's assets to another entity complying with the provisions under "-- Consolidation, Merger or Sale of Assets" below, COMSAT may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, and will terminate completely upon full payment of the amounts payable upon liquidation of COMSAT Capital I. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

CONSOLIDATION, MERGER OR SALE OF ASSETS

    The Guarantee provides that COMSAT may merge or consolidate with or into another entity, may permit another entity to merge or consolidate with or into COMSAT and may sell, transfer or lease all or substantially all of its assets to another entity, if (i) at such time no Event of Default shall have occurred and be continuing, or would occur as a result of such merger, consolidation or sale, transfer or lease and (ii) the survivor of such merger or consolidation or entity to which COMSAT assets are sold, transferred or leased is an entity organized under the laws of the United States of America or any state thereof or the District of Columbia, becomes the General Partner, assumes all of COMSAT's obligations under the Guarantee and has a net worth equal to at least 10% of the total contributions to COMSAT Capital I.

STATUS OF THE GUARANTEE -- SUBORDINATION

    The Guarantee will constitute an unsecured obligation of COMSAT and will rank (i) subordinate and junior in right of payment to all liabilities of COMSAT, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by COMSAT and with any guarantee now or hereafter entered into by COMSAT in respect of any preferred or preference stock or preferred securities of any affiliate of COMSAT, and (iii) senior to COMSAT's common stock. The Limited Partnership Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee. Upon the bankruptcy, liquidation or winding-up of COMSAT, its obligations under the Guarantee will rank junior to all its other liabilities (except that such obligations will rank PARI PASSU with COMSAT's obligations under any guarantee now or hereafter entered into by COMSAT in respect of any preferred or preference stock or preferred securities of any affiliate of COMSAT) and, therefore, funds may not be available for payment under the Guarantee. As of March 31, 1995, COMSAT had approximately $1.15 billion of indebtedness or other obligations which effectively rank senior to the Guarantee and no indebtedness that would rank equally with the Guarantee.

    The Guarantee will constitute a guarantee of payment and not of collection. The Guarantee will be deposited with the General Partner to be held for the benefit of the holders of the Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Guarantee, the Special Representative may take possession of the Guarantee for such purpose. If no Special Representative has been appointed to enforce the Guarantee, the General Partner has the right to enforce the Guarantee on behalf of the holders of the Preferred Securities. The holders of not less than 10% in aggregate liquidation preference of all outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guarantee as above provided, any holder of Preferred Securities may institute a legal proceeding directly against COMSAT to enforce its rights under the Guarantee, without first instituting a legal proceeding against COMSAT Capital I or any other person or entity. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by COMSAT Capital I and by complete performance of all obligations under the Guarantee.

GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

    SET FORTH BELOW IS A DESCRIPTION OF THE SPECIFIC TERMS OF THE JUNIOR SUBORDINATED DEBENTURES IN WHICH COMSAT CAPITAL I WILL INVEST WITH THE PROCEEDS OF THE ISSUANCE AND SALE OF (I) THE PREFERRED SECURITIES AND (II) THE GENERAL PARTNER'S CAPITAL CONTRIBUTION WITH RESPECT TO THE PREFERRED SECURITIES (THE "GENERAL PARTNERSHIP PAYMENT"). THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INDENTURE (THE
"INDENTURE"), DATED AS OF         , 1995, BETWEEN COMSAT  AND              ,  AS
TRUSTEE (THE "TRUSTEE"), THE FORM OF WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WHENEVER PARTICULAR PROVISIONS OR DEFINED TERMS IN THE INDENTURE ARE REFERRED TO HEREIN, SUCH PROVISIONS OR DEFINED TERMS ARE INCORPORATED BY REFERENCE HEREIN. SECTION AND ARTICLE REFERENCES USED HEREIN ARE REFERENCES TO PROVISIONS OF THE INDENTURE UNLESS OTHERWISE NOTED.

    Under certain circumstances involving the dissolution of COMSAT Capital I following the occurrence of a Tax Event or Investment Company Event, Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities in liquidation of COMSAT Capital I. See "Description of the Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution".

GENERAL

    The Junior Subordinated Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Junior Subordinated Debentures will be limited in aggregate principal amount to approximately $ million, such amount being the sum of the aggregate stated liquidation preference of the Preferred Securities and the General Partnership Payment. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures which may be issued thereunder and provides that the Junior Subordinated Debentures may be issued thereunder from time to time in one or more series.

    The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon,
including Additional Interest, if any, on        , 2025, subject to the election
of COMSAT to extend the maturity date of the Junior Subordinated Debentures to a
date not later  than           , 2044,  provided that  COMSAT satisfies  certain
financial covenants. See "-- Option to Extend Maturity Date".

    The Junior Subordinated Debentures, if distributed to holders of Preferred Securities in a dissolution of COMSAT Capital I, will initially be issued as a Global Security. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Trustee in The City of New York; provided, that, unless the Junior Subordinated Debentures are held by COMSAT Capital I or any successor permissible under "Description of the Preferred Securities -- Merger, Consolidation or Amalgamation of COMSAT Capital I", payment of interest may be made at the option of COMSAT by check mailed to the address of the persons entitled thereto.

    If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of COMSAT Capital I, COMSAT will use its best efforts to list the Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed and traded on the same part of any such exchange.

    The  Indenture does not contain any provisions that afford holders of Junior
Subordinated  Debentures  protection  in  the   event  of  a  highly   leveraged
transaction involving COMSAT.

INTEREST

    Each Junior Subordinated Debenture will bear interest at the rate of % per annum from the original date of issuance, payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date"),
commencing         , 1995,  to the person in whose name such Junior Subordinated
Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date; provided, however, that in the event the Junior Subordinated Debentures shall not continue to remain in book-entry-only form, COMSAT shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date. Interest will compound monthly and will accrue at the annual rate of % on any interest installment not paid when due.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND MATURITY DATE

    The  maturity date of the  Junior Subordinated Debentures is          , 2025
(the "Scheduled Maturity Date"). COMSAT, however, may, prior to the Scheduled Maturity Date, extend such maturity date no more than one time, for up to an additional 19 years from the Scheduled Maturity Date, provided that (i) COMSAT is not in bankruptcy or otherwise insolvent, (ii) COMSAT is not in default on any series of Junior Subordinated Debentures, (iii) COMSAT has made timely payments on the Junior Subordinated Debentures for the immediately preceding 18 months without deferrals, (iv) COMSAT Capital I is not in arrears on payments of distributions on Preferred Securities, (v) the Junior Subordinated Debentures shall continue to pay interest at least at a rate equal to the rate of
distributions  that  accrue  on  the  Preferred  Securities,  (vi)  the   Junior
Subordinated Debentures are rated Investment Grade by Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization, and (vii) the final maturity of the Junior Subordinated Debentures is not later than the 49th anniversary of the issuance of the Preferred Securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    COMSAT shall have the right at any time during the term of the Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period COMSAT shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law). In no event shall any Extension Period extend beyond the maturity of the Junior Subordinated Debentures. During any Extension Period, COMSAT shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, COMSAT may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, COMSAT may select a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. If COMSAT Capital I shall be the sole holder of the Junior Subordinated Debentures, COMSAT shall give COMSAT Capital I notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Preferred Securities are payable or (ii) the date COMSAT Capital I is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. COMSAT shall cause COMSAT Capital I to give notice of COMSAT's selection of such Extension Period to the holders of the Preferred Securities. If COMSAT Capital I shall not be the sole holder of the Junior Subordinated Debentures, COMSAT shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date COMSAT is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization, or to holders of the Junior Subordinated Debentures, of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

    If at any time COMSAT Capital I shall be required to pay any interest on dividends in respect of the Preferred Securities pursuant to the terms thereof, then COMSAT will pay as interest to COMSAT Capital I as the holder of the Junior Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears. In addition, if COMSAT Capital I would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, COMSAT also will pay as Additional Interest such amounts as shall be required so that the net amounts received and retained by COMSAT Capital I after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts COMSAT Capital I would have received had no such taxes, duties, assessments or governmental charges been imposed.

MANDATORY PREPAYMENT

    If COMSAT Capital I redeems Preferred Securities in accordance with the terms thereof, the Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Preferred Securities so redeemed, together with any accrued and unpaid interest thereon, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as COMSAT and COMSAT Capital I shall agree. The Junior Subordinated Debentures are not entitled to the benefit of any sinking fund.

OPTIONAL REDEMPTION

    COMSAT shall have the right to redeem the Junior Subordinated Debentures without premium or penalty, in whole or in part, concurrent with the redemption by COMSAT Capital I of the Preferred Securities (if any Preferred Securities are
then outstanding), at any time or from time to time on  or after        ,  2000,
upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

    In the event of any redemption in part, COMSAT shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures and (ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debenture being redeemed in part. (Section 2.05).

SUBORDINATION

    The Indenture provides that the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of COMSAT as provided in the Indenture. No payment of principal of (including redemption payments), or interest on, the Junior Subordinated Debentures may be made (i) if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or (ii) if the maturity of any Senior

Indebtedness has been accelerated because of a default. Upon any distribution of assets of COMSAT to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Junior Subordinated
Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior
Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. (Sections 14.01 to 14.03). However, since Senior Indebtedness currently is not secured and ranks PARI PASSU with other unsecured indebtedness of COMSAT, rights of subrogation currently do not improve the position of the holders of the Junior Subordinated Debentures in relation to the holders of any other unsecured indebtedness of COMSAT.

    The term "Senior Indebtedness" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed: (i) all indebtedness of COMSAT evidenced by notes, debentures, bonds or other securities sold by COMSAT for money; (ii) all indebtedness of others of the kinds described in the preceding clause (i) assumed by or guaranteed in any manner by COMSAT or in effect guaranteed by COMSAT; and (iii) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (i) and (ii); provided, however, that the following shall not constitute Senior Indebtedness: (a) any indebtedness of COMSAT to any subsidiary of COMSAT, or (b) any indebtedness, which by the terms of the instrument creating or evidencing the same expressly provides that such indebtedness is not superior in right of payment to or is PARI PASSU with the Junior Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Section 1.01).

    The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. At March 31, 1995, Senior Indebtedness of COMSAT aggregated approximately $751 million.

CERTAIN COVENANTS OF COMSAT

    COMSAT will covenant that it will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock, if at such time (i) there shall have occurred any event that would constitute an Event of Default under the Indenture, (ii) COMSAT shall be in default with respect to its payment of any obligations under the Guarantee or (iii) COMSAT shall have given notice of its selection of an extended interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing. (Section 4.06). COMSAT will also covenant (i) to remain the sole general partner of COMSAT Capital I and maintain 100% ownership of the general partnership interests thereof; provided that any permitted successor of COMSAT under the Indenture may succeed to COMSAT's duties as General Partner, (ii) to contribute capital in an amount equal to at least 3% of the total capital contributions to COMSAT Capital I, (iii) not to voluntarily dissolve, wind-up or terminate COMSAT Capital I, except in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of COMSAT Capital I and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (iv) to timely perform all of its duties as the general partner in COMSAT Capital I (including the duty to pay dividends on the Preferred Securities) and (v) to use its reasonable efforts to cause COMSAT Capital I to remain a limited partnership except in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement and otherwise continue not to be treated as an association taxable as a corporation for United States federal income tax purposes. (Section 4.07).

EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Debentures: (i) failure for 10 days to pay interest on the Junior Subordinated Debentures, including any Additional

Interest in respect thereof, when due; or (ii) failure to pay principal or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or (iii) failure to observe or perform any other covenant (other than those specifically relating to another series of Junior Subordinated Debentures) contained in the Indenture for 90 days after notice; or (iv) the dissolution, winding-up or termination of COMSAT Capital I, except in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of COMSAT Capital I and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement; or (v) certain events in bankruptcy, insolvency or reorganization of COMSAT. (Section 6.01).

    The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal of and interest (including any Additional Interest) on the Junior Subordinated Debentures due and payable immediately on default with respect to such series; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to such series, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "-- Modification of the Indenture".

    COMSAT   Capital  I  is  the  initial  holder  of  the  Junior  Subordinated
Debentures. However, while the Preferred Securities are outstanding, COMSAT Capital I has agreed not to waive an Event of Default with respect to the Junior Subordinated Debentures without the consent of holders of 66 2/3% in aggregate liquidation preference of the Preferred Securities then outstanding. A default under any other indebtedness of COMSAT or COMSAT Capital I would not constitute an Event of Default under the Junior Subordinated Debentures.

    Subject to the provision of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Junior Subordinated Debentures, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of Junior Subordinated Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series.

    No holder of any Junior Subordinated Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and, if COMSAT Capital I is not the sole holder of Junior Subordinated Debentures, unless also the holders of at least 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Junior Subordinated Debenture for enforcement of payment of the principal of or interest on such Junior Subordinated Debenture on or after the respective due dates expressed in such Junior Subordinated Debenture (Sections 6.01 and 6.06).

    The holders of a majority in aggregate outstanding principal amount of all series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest. (Section 6.06). COMSAT is required to file annually with the Trustee a certificate as to whether or not COMSAT is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d)).

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL REPRESENTATIVE

    If (i) COMSAT Capital I fails to pay dividends in full on the Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Junior Subordinated Debentures; or (iii) COMSAT is in default on any of its payment of other obligations under the Guarantee, under the terms of the Preferred Securities, the holders of outstanding Preferred Securities will have the rights referred to under "Description of the Preferred Securities -- Voting Rights", including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise COMSAT Capital I's right to accelerate the principal amount of the Junior Subordinated Debentures and to enforce COMSAT Capital I's other creditor rights under the Junior Subordinated Debentures. Notwithstanding the appointment of any such Special Representative, COMSAT shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months.

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting COMSAT and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debenture so affected or (ii) reduce the percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Junior Subordinated Debenture then outstanding and affected thereby. (Section 9.02).

    In addition, COMSAT and the Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Junior Subordinated Debentures. (Sections 2.01, 9.01 and 10.01).

CONSOLIDATION, MERGER OR SALE OF ASSETS

    The Indenture does not contain any covenant which restricts COMSAT's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions. (Section 10.01).

DEFEASANCE AND DISCHARGE

    Under the terms of the Indenture, COMSAT will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except in each case for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if COMSAT deposits with the Trustee, in trust, moneys or Government Obligations, in an amount sufficient to pay all the principal of, and interest on, the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. Such defeasance or discharge may occur only if, among other things, COMSAT has delivered to the Trustee an Opinion of Counsel to the effect that COMSAT has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law in either case to the effect that holders of Junior Subordinated Debentures will not recognize gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such defeasance was not to occur. (Sections 11.01 and 11.02).

SET-OFF

    Notwithstanding anything to the contrary in the Indenture, COMSAT shall have the right to set-off any payment with respect to the Junior Subordinated Debentures it is otherwise required to make thereunder with and to the extent COMSAT has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

INFORMATION CONCERNING THE TRUSTEE

    The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01). Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. (Section 7.02). The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01).

                        EFFECT OF OBLIGATIONS UNDER THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

    As set forth in the Limited Partnership Agreement, the sole purpose of COMSAT Capital I is to issue the Preferred Securities and use the proceeds thereof to purchase from COMSAT the Junior Subordinated Debentures.

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover dividends and payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Preferred Securities and the General Partnership Payment; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Preferred Securities; (iii) the Limited Partnership Agreement provides that COMSAT, as General Partner, shall pay for all, and COMSAT Capital I shall not be obligated to pay, directly or indirectly, for any, costs and expenses of COMSAT Capital I; and (iv) the Limited Partnership Agreement further provides that the General Partner shall not cause or permit COMSAT Capital I to, among other things, engage in any activity that is not consistent with the purposes of COMSAT Capital I.

    If COMSAT fails to make interest or other payments on the Junior Subordinated Debentures when due, the Limited Partnership Agreement provides a mechanism whereby the holders of the Preferred Securities may enforce the rights of COMSAT Capital I under the Junior Subordinated Debentures through the appointment of a Special Representative. Payments of dividends and other payments due on the Preferred Securities out of moneys held by COMSAT Capital I are guaranteed by COMSAT to the extent set forth under "Description of the Guarantee". The Limited Partnership Agreement also provides, and COMSAT, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if COMSAT is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Preferred Security may institute a legal proceeding directly against COMSAT to enforce its rights under the Guarantee without first instituting a legal proceeding against COMSAT Capital I or any other person or entity.

    COMSAT  and  COMSAT  Capital  I  believe  that  the  above  mechanisms   and
obligations, taken together, are substantially equivalent to a full and unconditional guarantee by COMSAT of payments due on the Preferred Securities.

                             UNITED STATES TAXATION

GENERAL

    This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Preferred Securities and represents the opinion of Crowell & Moring, special tax counsel to COMSAT and COMSAT Capital I, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below. Moreover, the transactions described in this Prospectus raise certain novel tax issues which have not been ruled on by the courts or the Internal Revenue Service (the "IRS") in similar transactions. As a result, there can be no assurance that the IRS will not audit these transactions and, if it does so, that the IRS will agree with the conclusions set forth below.

    No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Preferred Securities. Moreover, the discussion focuses on holders of Preferred Securities who are individual citizens or residents of the United States, who purchase Preferred Securities at original issue for their initial offering price and who hold the Preferred

Securities as a capital asset, and has only limited application to corporations, estates, trusts or, non-resident aliens or taxpayers having a taxable year other than the calendar year. Accordingly, each prospective purchaser of Preferred Securities should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Preferred Securities.

TAX CLASSIFICATION

    Crowell & Moring is of the opinion that (i) COMSAT Capital I will be classified as a partnership for federal income tax purposes and (ii) the Junior Subordinated Debentures will be classified as indebtedness for federal income tax purposes, although no assurances can be made in either regard. The following discussion assumes such classifications.

INCOME FROM PREFERRED SECURITIES

    Each holder of Preferred Securities (a "Preferred Securityholder") will be required to include in gross income the Preferred Securityholder's distributive share of the net income of COMSAT Capital I. If COMSAT Capital I is merged into a trust that is treated as a grantor trust, each Preferred Securityholder will be treated as owning directly an allocable portion of the Junior Subordinated Debentures and as earning directly the income derived therefrom. In either case, such income will not exceed for any calendar month the dividends received on such Preferred Securities, except in limited circumstances as described below under "Original Issue Discount" and "Potential Extension of Interest Payment Period". Any amount so included in a Preferred Securityholder's gross income will increase its tax basis in the Preferred Securities, and the amount of nonliquidating distributions of cash by COMSAT Capital I to a Preferred Securityholder will reduce such Preferred Securityholder's tax basis in the Preferred Securities (but not below zero). No portion of such income will be eligible for the dividends received deduction.

ORIGINAL ISSUE DISCOUNT

    Under Treasury Regulations, the stated interest payments on the Junior Subordinated Debentures will be treated as "original issue discount" (sometimes herein referred to for convenience as interest) because of the option that COMSAT has, under the terms of the Junior Subordinated Debentures, to defer interest payments for up to 60 months. Under the Code, holders of debt with original issue discount must include that discount in income on an economic accrual basis and before the receipt of cash attributable to the interest regardless of their method of tax accounting. Except to the extent COMSAT exercises its option to defer interest payments, the characterization of the stated interest on the Junior Subordinated Debentures as original issue discount will not affect the timing or amount of income reportable by Preferred Securityholders. In the event that interest payments are deferred, COMSAT
Capital I will continue to accrue income equal to the amount of the interest payment due at the end of the Extension Period on an economic accrual basis over the length of the Extension Period.

    Accrued income will be allocated, but not distributed, to Preferred Securityholders of record on the Business Day preceding the last day of each calendar month. As a result, owners of Preferred Securities on a record date during an Extension Period will include interest in gross income in advance of the receipt of cash, and any such Preferred Securityholder who disposes of Preferred Securities prior to the record date for the payment of dividends following such Extension Period will include such Preferred Securityholder's allocable share of such interest in gross income but will not receive any cash related thereto.

    Holders of Junior Subordinated Debentures received upon a liquidation of COMSAT Capital I or deemed to be owned by the Preferred Securityholders upon merger of COMSAT Capital I into a trust that is taxed as a grantor trust, will include in income interest on the Junior Subordinated Debentures as the interest accrues (regardless of the Preferred Securityholder's method of accounting), and thus will also recognize income in advance of the receipt of cash.

DISPOSITION OF PREFERRED SECURITIES

    Gain or loss will be recognized on a sale of Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the

Preferred Securities sold. Gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Preferred Security held for more than one year will generally be taxable as long-term capital gain or loss.

    The adjusted tax basis of the Preferred Securities sold will equal the amount paid for the Preferred Securities, plus accrued original issue discount, if any, as described herein allocated to the holder of such Preferred Securities and reduced by any cash distributed to such Preferred Securityholder by COMSAT Capital I. A Preferred Securityholder acquiring Preferred Securities at different prices may be required to maintain a single aggregate adjusted tax basis in Preferred Securities, and, upon sale or other disposition of some of the Preferred Securities, allocate a pro rata portion of such aggregate tax basis to the Preferred Securities sold (rather than maintaining a separate tax basis in each Preferred Security for purposes of computing gain or loss on a sale of such Preferred Security).

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OR MERGER OF COMSAT CAPITAL I

    Under certain circumstances, as described under the caption "Description of the Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution", Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities in liquidation of COMSAT Capital I. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each holder of Preferred Securities and would result in the holder of Preferred Securities receiving an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of COMSAT Capital I would include the period for which the Preferred Securities were held by such holder. In addition, a merger, consolidation or amalgamation of COMSAT Capital I into a trust that is treated as a grantor trust would be treated in the same manner as a distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of COMSAT Capital I followed by a contribution of such Junior Subordinated Debentures to the grantor trust. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Tax Event or an Investment Company Event, however, the dissolution could be a taxable event to holders of the Preferred Securities. In the judgment of special tax counsel to COMSAT and COMSAT Capital I, the series of events which would result in the recognition of taxable gain or loss by holders of the Preferred Securities, by reason of a dissolution of COMSAT Capital I, is not likely to occur. There can be no assurance in this regard, however.

TAXATION OF HOLDERS OF GRANTOR TRUST INTERESTS

    If COMSAT Capital I is merged into a trust treated as a grantor trust, the tax consequences of holding Successor Securities will differ in certain respects from the tax consequences of holding Preferred Securities. In general, holders of Successor Securities will be required to include in gross income the income of the trust as such income accrues to the trust. A holder that includes amounts in income in advance of the receipt of cash from the grantor trust may not receive the cash from the grantor trust related to such income if such holder disposes of its Successor Securities before the record date with respect to payment of such amounts. A holder's tax basis in the Successor Securities will be increased by the amount of any such accrued but unpaid income.

COMSAT CAPITAL INFORMATION RETURNS AND AUDIT PROCEDURES

    COMSAT, as the General Partner in COMSAT Capital I, will furnish each Preferred Securityholder with a Schedule K-1 each year setting forth such Preferred Securityholder's allocable share of income for the prior calendar year. The Limited Partnership Agreement requires COMSAT to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31. In the event that COMSAT Capital I is replaced with a trust as previously described herein, investors will receive for tax reporting purposes a Form 1099 instead of a Form K-1.

    Any person who holds Preferred Securities as a nominee for another person is required to furnish to COMSAT Capital I (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (iii) a tax-exempt entity; (c) the amount and description of Preferred Securities held, acquired or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. The nominee is required to supply the beneficial owners of the Preferred Securities with the information furnished to COMSAT Capital I. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information.

    The General Partner, as the tax matters partner, will be responsible for representing the Preferred Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the later of the filing or the last date for filing of the partnership tax return (Form 1065), determined without regard to extensions. The General Partner, as the tax matters partner, will have authority to extend the statute of limitations with respect to partnership items for the Preferred Securityholders without their consent. Any adverse determination following an audit of the return of COMSAT Capital I by the appropriate taxing authorities could result in an adjustment of the returns of the Preferred Securityholders, and, under certain circumstances, a Preferred Securityholder may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment could also result in an audit of a Preferred Securityholder's return and adjustments of items not related to the income and losses of COMSAT Capital I.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

    Under the Indenture, COMSAT has the right to extend from time to time the interest payment period on the Junior Subordinated Debentures to a period not exceeding 60 consecutive months. In the event that the interest payment period is extended, COMSAT Capital I will continue to accrue income equal to the amount of the interest payment due at the end of the Extension Period, on an economic basis over the length of the Extension Period. See "-- Original Issue Discount".

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Preferred Security. This discussion is without regard to any income tax treaty that may be applicable.

    Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

        (i) Payments by COMSAT Capital I or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax provided that
    (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of COMSAT entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to COMSAT through stock ownership and (c) either (x) the beneficial owner of the Preferred Security certifies to COMSAT Capital I or its agent (generally on Form W-8 or a substitute therefor), under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to COMSAT Capital I or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes COMSAT Capital I or its agent with a copy thereof;

        (ii) a United States Alien Holder of a Preferred Security will generally not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Preferred Security; and

        (iii) a United States Alien Holder who is a nonresident alien individual present in the United States for 183 days or more in the taxable year of sale and who either has a "tax home" in the United States or with respect to whom certain other requirements are met, is generally subject to a 30% tax on the amount by which his gross gains from the sale of capital assets derived from U.S. sources exceed his gross losses from such sales.

    (An alien individual who satisfies the "substantial presence test" of Section 7701(b)(3) of the Code, including an alien individual present in the United States for 183 days or more in the calendar year, will be taxed as a resident alien individual, and not as a nonresident alien individual.)

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

    Payments of the proceeds from the sale by a United States Alien Holder of Preferred Securities made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale by a noncorporate holder of Preferred Securities to or through the United States office of a broker is subject to information reporting and possible backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, COMSAT Capital I has agreed to sell to each of the Underwriters named below, and each of such Underwriters, for whom Goldman, Sachs & Co., Smith Barney Inc. and CS First Boston Corporation are acting as Representatives, has severally agreed to purchase from COMSAT Capital I, the respective number of Preferred Securities set forth opposite its name below:

                                                                                   NUMBER OF
                                                                                   PREFERRED
UNDERWRITER                                                                       SECURITIES
- - -------------------------------------------------------------------------------  -------------
Goldman, Sachs & Co............................................................
Smith Barney Inc...............................................................
CS First Boston Corporation....................................................

                                                                                 -------------
  Total........................................................................
                                                                                 -------------
                                                                                 -------------

    Under   the  terms  and  conditions   of  the  Underwriting  Agreement,  the
Underwriters are committed to take and pay for all of the Preferred Securities offered hereby, if any are taken.

    The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

    In view of the fact that the proceeds of the sale of the Preferred Securities will be used by COMSAT Capital I to purchase the Junior Subordinated Debentures, the Underwriting Agreement provides that COMSAT will pay as compensation to the Underwriters a commission of $ per Preferred Security.

    COMSAT and COMSAT Capital I have agreed not to offer, sell, contract to sell, or otherwise dispose of (a) any limited partnership interests or other securities of COMSAT Capital I (other than the Preferred Securities offered hereby), (b) any preferred stock or any other securities of COMSAT which are substantially similar to the Preferred Securities including the Guarantee, or to the Junior Subordinated Debentures, or (c) any other securities which are convertible into, or exercisable or exchangeable for, limited partnership interests in or other securities of COMSAT Capital I, or preferred stock or such substantially similar securities of COMSAT, in any such case for a period of 90 days after the date of this Prospectus, without the prior written consent of the Representatives. Such agreement will not prevent the offer, sale, contract to sell, or other disposition of the Convertible Preferred Securities, or of the related guarantee or Convertible Junior Subordinated Debentures. See "Use of Proceeds".

    In compliance with Section 34 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD"), no sales of Preferred Securities may be made by any NASD member to a discretionary account without the prior written approval of the transaction by the customer.

    Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

    Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within the seven-day period after the initial delivery of the Preferred Securities. The Representatives have advised COMSAT that they intend to make a market in the Preferred Securities prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue any such market making at any time without notice.

    COMSAT  Capital  I  and  COMSAT   have  agreed  to  indemnify  the   several
Underwriters against certain liabilities, including liabilities under the Securities Act.

    Certain of the Underwriters engage in transactions with, and from time to time have performed services for, COMSAT and its subsidiaries in the ordinary course of business.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from COMSAT's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which includes an explanatory paragraph referring to the change in its method of accounting for income taxes), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

    The validity of the Preferred Securities, the validity of the Limited Partnership Agreement and the formation of COMSAT Capital I are being passed upon by Crowell & Moring, special counsel to COMSAT and COMSAT Capital I. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon on behalf of COMSAT Capital I and COMSAT by Warren Y. Zeger, Esq., Vice President, General Counsel and Secretary of COMSAT. As of May , 1995, Mr.
Zeger  was the record owner  of        shares  of COMSAT's common stock ("Common
Stock") and had  options to purchase          shares of Common  Stock, of  which
options to purchase       shares were exercisable. The validity of the Preferred
Securities, the Guarantee and the Junior Subordinated Debentures will be passed upon for the Underwriters by Sullivan & Cromwell. Mr. Zeger will rely on Crowell & Moring as to certain matters of Delaware law. Statements as to United States taxation in this Prospectus in the second paragraph under the caption "Investment Considerations -- Tax Event or Investment Company Event Redemption or Distribution", and under the caption "United States Taxation", have been passed upon for COMSAT and COMSAT Capital I by Crowell & Moring, special tax counsel to COMSAT and COMSAT Capital I, and are stated herein on their authority.

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF COMSAT OR COMSAT CAPITAL I SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 --------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           3
Incorporation of Certain Documents by
 Reference.....................................           3
COMSAT Capital I...............................           4
COMSAT Corporation.............................           4
Risk Factors...................................           6
Summary Financial Information of COMSAT........           8
Ratio of Earnings to Fixed Charges of COMSAT...           9
Use of Proceeds................................           9
Capitalization of COMSAT.......................           9
Description of the Preferred Securities........          10
Description of the Guarantee...................          18
Description of the Junior Subordinated
 Debentures....................................          21
Effect of Obligations Under the Junior
 Subordinated Debentures and the Guarantee.....          28
United States Taxation.........................          28
Underwriting...................................          33
Experts........................................          34
Validity of the Securities.....................          34

                                  PREFERRED SECURITIES

                                COMSAT CAPITAL I

                                   % CUMULATIVE
                      MONTHLY INCOME PREFERRED SECURITIES
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY

                           [LOGO] COMSAT CORPORATION

                                 -------------

                                   PROSPECTUS

                                 -------------

                              GOLDMAN, SACHS & CO.

                               SMITH BARNEY INC.

                                CS FIRST BOSTON

                      REPRESENTATIVES OF THE UNDERWRITERS

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 2, 1995
                                ,000,000 SHIPS-SM-

                               COMSAT Capital II
             % Share-linked Income Preferred Securities (SHIPS-SM-*)
              (LIQUIDATION PREFERENCE $50 PER PREFERRED SECURITY)
       GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO
                                COMMON STOCK OF,
                           [LOGO] COMSAT Corporation

THE              %  SHARE-LINKED INCOME PREFERRED  SECURITIES (THE  "CONVERTIBLE
PREFERRED  SECURITIES")  REPRESENTING  THE  LIMITED  PARTNER  INTERESTS OFFERED
 HEREBY ARE BEING ISSUED BY COMSAT CAPITAL II, L.P., A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF THE STATE OF DELAWARE ("COMSAT CAPITAL II"). COMSAT
   CORPORATION,  A  DISTRICT  OF COLUMBIA  CORPORATION  ("COMSAT"),  IS THE
     GENERAL PARTNER IN COMSAT CAPITAL II (IN SUCH CAPACITY, THE  "GENERAL
      PARTNER").  COMSAT CAPITAL II EXISTS FOR THE SOLE PURPOSE OF ISSUING
      THE CONVERTIBLE PREFERRED SECURITIES AND USING THE PROCEEDS THEREOF
       TO PURCHASE FROM COMSAT ITS    % CONVERTIBLE JUNIOR  SUBORDINATED
        DEFERRABLE   INTEREST   DEBENTURES   (THE   "CONVERTIBLE  JUNIOR
        SUBORDINATED DEBENTURES"), HAVING THE TERMS DESCRIBED  HEREIN.
          THE   LIMITED   PARTNER  INTERESTS   REPRESENTED   BY  THE
            CONVERTIBLE PREFERRED SECURITIES WILL HAVE A  PREFERENCE
            WITH RESPECT TO CASH DISTRIBUTIONS AND AMOUNTS PAYABLE
              ON   LIQUIDATION   OVER   THE   GENERAL  PARTNER'S
                                 INTEREST IN COMSAT CAPITAL II.

                                                   (CONTINUED ON FOLLOWING PAGE)
                                 --------------

SEE "RISK FACTORS" ON PAGE 10 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT
          SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                           CONVERTIBLE PREFERRED
                                  SECURITIES.
                                 -------------

THESE  SECURITIES  HAVE  NOT  BEEN APPROVED  OR  DISAPPROVED  BY  THE SECURITIES
    AND  EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES  COMMISSION   NOR
       HAS   THE  SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE
          SECURITIES  COMMISSION  PASSED  UPON  THE  ACCURACY  OR  AD-
              EQUACY   OF  THIS   PROSPECTUS.  ANY  REPRESENTATION
                       TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                               UNDERWRITING        PROCEEDS TO
                                                             PRICE TO         DISCOUNTS AND           COMSAT
                                                              PUBLIC           COMMISSIONS      CAPITAL II (1)(2)
                                                        ------------------  ------------------  ------------------
PER CONVERTIBLE PREFERRED SECURITY....................        $50.00               (1)                $50.00
TOTAL (3).............................................          $                  (1)                  $

(1) IN VIEW OF THE FACT THAT THE PROCEEDS OF THE SALE OF THE CONVERTIBLE PREFERRED SECURITIES WILL ULTIMATELY BE INVESTED IN CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES, THE UNDERWRITING AGREEMENT PROVIDES THAT COMSAT WILL PAY TO THE UNDERWRITERS, AS COMPENSATION FOR THEIR ARRANGING THE
     INVESTMENT THEREIN OF  SUCH PROCEEDS,  $         PER CONVERTIBLE  PREFERRED
     SECURITY (OR $      IN THE AGGREGATE). SEE "UNDERWRITING".
(2)  EXPENSES  OF THE OFFERING WHICH  ARE PAYABLE BY COMSAT  ARE ESTIMATED TO BE
     $      .
(3) COMSAT CAPITAL II AND COMSAT HAVE GRANTED THE UNDERWRITERS AN OPTION EXERCISABLE FOR 30 DAYS FROM THE DATE OF THIS PROSPECTUS TO PURCHASE A
     MAXIMUM OF       ADDITIONAL CONVERTIBLE PREFERRED SECURITIES TO COVER OVER-
     ALLOTMENTS OF CONVERTIBLE PREFERRED SECURITIES. IF THE OPTION IS  EXERCISED
     IN  FULL, THE  TOTAL PRICE TO  PUBLIC WILL BE  $             , UNDERWRITING
     DISCOUNTS AND COMMISSIONS WILL BE $          AND PROCEEDS TO COMSAT CAPITAL
     II WILL BE $       .

                                 --------------

    THE CONVERTIBLE PREFERRED SECURITIES ARE OFFERED BY THE SEVERAL UNDERWRITERS WHEN, AS AND IF ISSUED BY COMSAT CAPITAL II, DELIVERED TO AND ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO THEIR RIGHT TO REJECT ORDERS IN WHOLE OR IN PART. IT IS EXPECTED THAT DELIVERY OF THE CONVERTIBLE PREFERRED SECURITIES IN BOOK-ENTRY
FORM WILL BE MADE THROUGH THE FACILITIES OF DTC ON OR ABOUT            , 1995.

- - ------------------
* SHIPS-SM- is a servicemark of CS First Boston Corporation.

CS First Boston
                              Goldman, Sachs & Co.
                                                               Smith Barney Inc.

               THE DATE OF THIS PROSPECTUS IS            , 1995.

(CONTINUED FROM FRONT COVER)

    Holders of the Convertible Preferred Securities will be entitled to receive cumulative cash distributions at an annual rate of % of the liquidation preference of $50 per Convertible Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each
calendar month of  each year,  commencing                           , 1995.  See
"Description of the Convertible Preferred Securities--Dividends". The payment of dividends (but only if and to the extent declared out of moneys held by COMSAT Capital II and legally available therefor), and payments on liquidation of COMSAT Capital II or the redemption of Convertible Preferred Securities, as set forth below, are guaranteed by COMSAT to the extent described herein (the "Guarantee"). COMSAT's obligations under the Guarantee are subordinate and junior in right to all other liabilities of COMSAT (other than certain other guarantees). See "Description of the Guarantee". If COMSAT fails to make interest payments on the Convertible Junior Subordinated Debentures, COMSAT Capital II will have insufficient funds to pay dividends on the Convertible Preferred Securities. The Guarantee does not cover payment of dividends when COMSAT Capital II does not have sufficient funds to pay such dividends.

    COMSAT has the right under the Indenture (as defined herein) for the Convertible Junior Subordinated Debentures to extend the interest payment period from time to time on the Convertible Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Convertible Preferred Securities would be deferred by COMSAT Capital II (but would continue to accrue with interest) during any such extended interest payment period. See "Risk Factors--Option to Extend Interest Payment Period", "Description of the Convertible Preferred Securities--Dividends" and "Description of the Convertible Junior Subordinated Debentures--Option to Extend Interest Payment Period".

    Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder into shares of COMSAT common stock, without par value ("COMSAT Common Stock"), at the rate of shares of COMSAT Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $ per share of COMSAT Common Stock), subject to adjustment in certain circumstances. See "Description of the Convertible Preferred Securities--Conversion Rights". The last reported sale price of COMSAT Common Stock, which is listed under the symbol "CQ" on the New York Stock Exchange ("NYSE"), on May 31, 1995, was $19 1/2 per share. See "Market Prices of COMSAT Common Stock and Dividends".

    The Convertible Preferred Securities are redeemable at the option of  COMSAT
Capital  II, in whole or in part,  from time to time, on or  after             ,
        , at $50 per Convertible Preferred Security plus accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption (the "Redemption Price"). See "Description of the Convertible Preferred Securities--Optional Redemption". Upon the repayment of the Convertible Junior Subordinated Debentures at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Convertible Preferred Securities.

    In addition, upon the occurrence of certain events arising from a change in law or a change in legal interpretation, the Convertible Preferred Securities are redeemable in whole at the Redemption Price at the option of the General Partner, or the General Partner may dissolve COMSAT Capital II and cause to be distributed to the holders of the Convertible Preferred Securities, on a pro rata basis, Convertible Junior Subordinated Debentures in lieu of any cash distribution. If the Convertible Junior Subordinated Debentures are distributed to the holders of the Convertible Preferred Securities, COMSAT will use its best efforts to have the Convertible Junior Subordinated Debentures listed on the NYSE or on such other exchange as the Convertible Preferred Securities are then listed. The obligations of COMSAT under the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of COMSAT. At March 31, 1995, Senior Indebtedness of COMSAT aggregated approximately $751 million. See "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Junior Subordinated Debentures".

    In the event of the liquidation of COMSAT Capital II, the holders of the Convertible Preferred Securities will be entitled to receive for each Convertible Preferred Security a liquidation preference of $50 plus accrued and unpaid dividends thereon to the date of payment, subject to certain limitations, unless, in connection with such liquidation, Convertible Junior Subordinated Debentures are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Dissolution".

    The Convertible Preferred Securities will be represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Convertible Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except as described herein, Convertible Preferred Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the Convertible Preferred Securities--Book-Entry-Only Issuance--The Depository Trust Company".

    Application will be made to list the Convertible Preferred Securities on the New York Stock Exchange.

                             AVAILABLE INFORMATION

    COMSAT is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices:
7 World Trade Center, New York, New York 10048; and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street at prescribed rates and can be inspected at the New York, Chicago and Pacific Stock Exchanges.

    This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by COMSAT Capital II and COMSAT with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the Registration Statement for further information with respect to COMSAT, COMSAT Capital II and the securities offered hereby. Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

    No separate financial statements of COMSAT Capital II have been included herein. COMSAT and COMSAT Capital II do not consider that such financial statements would be material to holders of Convertible Preferred Securities because COMSAT Capital II is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. COMSAT Capital II is a limited partnership formed under the laws of the State of Delaware. COMSAT is the sole general partner in COMSAT Capital II and, as of the date hereof, directly or indirectly beneficially owns all of COMSAT Capital II's partnership interests. See "COMSAT Capital II".

                                 --------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    COMSAT's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, its Quarterly Report on Form 10-Q for the period ended March 31, 1995, and its Current Report on Form 8-K filed on May 30, 1995, as filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference. All documents filed by COMSAT pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    COMSAT hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, including any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests for such copies should be directed to Nancy E. Weber, Assistant Secretary of COMSAT, at 6560 Rock Spring Drive, Bethesda, MD 20817. Ms. Weber's telephone number is (301) 214-3643.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CONVERTIBLE PREFERRED SECURITIES OFFERED HEREBY AND COMSAT COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONNECTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, INCLUDING THE INFORMATION UNDER "RISK FACTORS".

                               COMSAT CAPITAL II

    COMSAT Capital II is a special purpose limited partnership recently formed under the laws of the State of Delaware. All of its partnership interests are owned directly or indirectly by COMSAT. COMSAT is the sole general partner of COMSAT Capital II. COMSAT Capital II exists for the sole purpose of issuing the Convertible Preferred Securities and investing the proceeds thereof in COMSAT's Convertible Junior Subordinated Debentures. The payment by COMSAT Capital II of dividends due on the Convertible Preferred Securities is solely dependent on its receipt of interest payments from COMSAT on the Convertible Junior Subordinated Debentures.

                               COMSAT CORPORATION

    COMSAT is a global provider of communications and entertainment services and
products  primarily   operating  in   four  business   segments:   International
Communications, Mobile Communications, Entertainment and Technology Services.

    International Communications consists of COMSAT World Systems, which provides satellite communications services using the satellite system of the International Telecommunications Satellite Organization ("INTELSAT"), and COMSAT International Ventures, which operates and invests in telecommunications ventures internationally. Mobile Communications consists of COMSAT Mobile Communications, which provides satellite communications services using the satellite system of the International Mobile Satellite Organization ("Inmarsat"). Entertainment consists of COMSAT Entertainment Group, Inc., comprising COMSAT Video Enterprises, Inc. and COMSAT's majority ownership interest in On Command Video Corporation, which provide entertainment services to the hospitality industry throughout the United States and domestic video distribution services to a television network; the Denver Nuggets, a franchise of the National Basketball Association; and Beacon Communications Corp., a producer of theatrical films and television programming. Technology Services consists of COMSAT RSI, Inc., which designs, manufactures, and integrates satellite earth stations, advanced antennas and other turnkey systems for telecommunications, radar, air traffic control and military uses, and provides turnkey voice, video and data communications networks and products, and communication and information services worldwide, and COMSAT Laboratories, COMSAT's center for applied research and technology development.

                              RECENT DEVELOPMENTS

    On May 25, 1995, COMSAT Entertainment Group, Inc. announced an agreement to buy the Quebec Nordiques National Hockey League ("NHL") franchise for approximately $75 million. COMSAT plans to transfer the team to Denver, Colorado in time for the 1995-96 NHL season. The transaction and transfer fees, if any, are subject to approval by the NHL Board of Governors.

                                  THE OFFERING

Securities Offered................  of  COMSAT   Capital   II's             %   Share-linked
                                    Income   Preferred  Securities  ("Convertible  Preferred
                                    Securities"). Additionally, COMSAT Capital II and COMSAT
                                    have granted the Underwriters an  option for 30 days  to
                                    purchase  up  to  an additional              Convertible
                                    Preferred Securities  at  the  initial  public  offering
                                    price solely to cover over-allotments, if any.

Dividends.........................  Dividends  on the Convertible  Preferred Securities will be cumulative from the date of original issuance of  the
                                    Convertible  Preferred Securities and will be payable at
                                    the annual rate of      % of the liquidation  preference
                                    of  $50 per  Convertible Preferred  Security. Subject to
                                    the  dividend  deferral   provisions  described   below,
                                    dividends will be payable monthly in arrears on the last
                                    day  of each calendar month,  commencing         , 1995,
                                    when as and if available and determined to be so payable
                                    by COMSAT.

Dividend Deferral Provisions......  The ability of COMSAT Capital II to pay dividends on the
                                    Convertible Preferred Securities is solely dependent  on
                                    its  receipt  of interest  payments  from COMSAT  on the
                                    Convertible Junior Subordinated  Debentures. COMSAT  has
                                    the  right at any time, and from time to time, to extend
                                    the interest payment  period on  the Convertible  Junior
                                    Subordinated  Debentures  for  an  Extension  Period (as
                                    defined herein) not exceeding 60 consecutive months,  as
                                    described  below under  "Convertible Junior Subordinated
                                    Debentures -- Option to Extend Interest Payment Period".
                                    Monthly   dividends   on   the   Convertible   Preferred
                                    Securities  would be deferred by  COMSAT Capital II (but
                                    would continue to  accumulate monthly  and would  accrue
                                    interest)  during any such Extension Period. COMSAT will
                                    give written  notice of  its  extension of  an  interest
                                    payment  period to COMSAT  Capital II prior  to the last
                                    date on which it would be required to notify the NYSE of
                                    the record  or payment  date  of the  related  dividend,
                                    which  is  currently 10  days  prior to  such  record or
                                    payment date. COMSAT  shall cause COMSAT  Capital II  to
                                    give  such  notice  to the  holders  of  the Convertible
                                    Preferred Securities.  See "Risk  Factors --  Option  to
                                    Extend  Interest  Payment Period",  "Description  of the
                                    Convertible  Preferred  Securities  --  Dividends"   and
                                    "Description  of  the  Convertible  Junior  Subordinated
                                    Debentures --  Option  to Extend  Interest  Payment  Pe-
                                    riod".  If an  extension of  an interest  payment period
                                    occurs,  COMSAT  Capital  II,  except  in  very  limited
                                    circumstances, will continue to accrue income for United
                                    States  income tax purposes which will be allocated, but
                                    not distributed, to the holders of Convertible Preferred
                                    Securities  in   advance  of   any  corresponding   cash
                                    distribution.  See  "Risk  Factors --  Option  to Extend
                                    Interest Payment Period" and "United States Taxation  --
                                    Original Issue Discount".

Rights Upon Deferral of
 Dividends........................  During  any extension  of an interest  payment period on the Convertible Junior Subordinated Debentures, interest
                                    on the Convertible  Junior Subordinated Debentures  will
                                    compound  monthly and monthly  dividends (with interest)
                                    will accumulate on the Convertible Preferred Securities.
                                    COMSAT has agreed, among other things, not to declare or
                                    pay  any  dividend  on  its  Common  Stock  during   any
                                    Extension  Period. See  "Description of  the Convertible
                                    Preferred  Securities  --  Option  to  Extend   Interest
                                    Payment  Period"  and "Description  of the  Guarantee --
                                    Certain Covenants of COMSAT".

Conversion into COMSAT Common
 Stock............................  Each Convertible  Preferred Security  is convertible  at the  option of the  holder into shares  of COMSAT Common
                                    Stock, at the  rate of         shares  of COMSAT  Common
                                    Stock    for   each   Convertible   Preferred   Security
                                    (equivalent to a conversion price of $      per share of
                                    COMSAT Common Stock), subject  to adjustment in  certain
                                    circumstances.  The last  reported sale  price of COMSAT
                                    Common Stock on the NYSE Composite Tape on May 31, 1995,
                                    was $19 1/2 per share. In connection with any conversion
                                    of a  Convertible  Preferred  Security,  the  Conversion
                                    Agent (as defined herein) will exchange such Convertible
                                    Preferred  Security for the appropriate principal amount
                                    of the Convertible  Junior Subordinated Debentures  held
                                    by  COMSAT  Capital  II  and  immediately  convert  such
                                    Convertible Junior Subordinated  Debentures into  COMSAT
                                    Common   Stock.  See  "Description  of  the  Convertible
                                    Preferred Securities -- Conversion Rights".

Liquidation Preference............  In the event  of any dissolution  of COMSAT Capital  II, holders  will be entitled to receive $50 per Convertible
                                    Preferred Security, plus an amount equal to any  accrued
                                    and unpaid dividends thereon to the date of payment. See
                                    "Description  of the Convertible Preferred Securities --
                                    Liquidation Distribution Upon Dissolution".

Redemption........................  The Convertible Preferred Securities will be  redeemable for  cash, at the option of  COMSAT Capital II, in whole
                                    or in part, from  time to time,  on or after           ,
                                           ,  at the  Redemption Price  (as defined herein).
                                    The Convertible  Preferred Securities  will not  have  a
                                    stated  maturity date, although they  will be subject to
                                    mandatory  redemption   upon   the  repayment   of   the
                                    Convertible  Junior  Subordinated  Debentures  at stated
                                    maturity (         ,  2025), upon acceleration,  earlier
                                    redemption   or  otherwise.  See   "Description  of  the
                                    Convertible Preferred Securities -- Optional Redemption"
                                    and "-- Mandatory Redemption".

Guarantee.........................  COMSAT will  irrevocably  guarantee, on  a  subordinated basis and to the extent set forth herein, the payment in
                                    full  of (i) the dividends  on the Convertible Preferred
                                    Securities if and to the  extent declared from funds  of
                                    COMSAT  Capital II legally  available therefor, (ii) the
                                    Redemption Price of the Convertible Preferred Securities
                                    to the extent of  funds legally available therefor,  and
                                    (iii)  the  liquidation  preference  of  the Convertible
                                    Preferred Securities  to the  extent  of the  assets  of
                                    COMSAT  Capital II available for distribution to holders
                                    of Convertible Preferred Securities. The Guarantee  will
                                    be  unsecured  and  will  be  subordinate  to  all other
                                    liabilities of COMSAT  except for any  guarantee now  or
                                    hereafter  entered  into  by COMSAT  in  respect  of any
                                    preferred or preference stock or preferred securities of
                                    any affiliate of  COMSAT. The Guarantee  will rank  PARI
                                    PASSU  with the  most senior  preferred stock  issued by
                                    COMSAT. Upon the liquidation, dissolution or  winding-up
                                    of COMSAT, its obligations under the

                                    Guarantee   will  rank  junior  to   all  of  its  other
                                    liabilities (other than any  guarantee now or  hereafter
                                    entered  into by COMSAT  in respect of  any preferred or
                                    preference  stock   or  preferred   securities  of   any
                                    affiliate  of COMSAT)  and, therefore, funds  may not be
                                    available for  payment under  the Guarantee.  See  "Risk
                                    Factors  -- Subordination  of Guarantee  and Convertible
                                    Junior Subordinated Debentures", and "Description of the
                                    Guarantee".

Voting Rights.....................  Generally,  holders   of   the   Convertible   Preferred
                                    Securities  will not have any voting rights. However, if
                                    (i) COMSAT Capital II fails to pay dividends in full  on
                                    the  Convertible Preferred Securities for 18 consecutive
                                    months, (ii)  an Event  of Default  (as defined  herein)
                                    with  respect  to  the  Convertible  Junior Subordinated
                                    Debentures occurs  and is  continuing, or  (iii)  COMSAT
                                    defaults   under  the  Guarantee  with  respect  to  the
                                    Convertible Preferred  Securities,  the holders  of  the
                                    Convertible  Preferred  Securities will  be  entitled to
                                    appoint  and  authorize  a  Special  Representative  (as
                                    defined  herein) to  enforce COMSAT  Capital II's rights
                                    under the  Convertible Junior  Subordinated  Debentures,
                                    enforce  COMSAT's obligations  under the  Guarantee with
                                    respect to  the  Convertible  Preferred  Securities  and
                                    declare,  other than during an Extension Period, and pay
                                    dividends on the Convertible Preferred Securities to the
                                    extent funds of COMSAT Capital II are legally  available
                                    therefor.  See "Description of the Convertible Preferred
                                    Securities -- Voting Rights".

Tax Event or Investment Company
 Event Redemption or
 Distribution.....................  Upon the  occurrence of  a Tax  Event or  an  Investment
                                    Company  Event  (each, as  defined herein),  COMSAT will
                                    elect to  either (i)  redeem the  Convertible  Preferred
                                    Securities  in whole or (ii)  dissolve COMSAT Capital II
                                    and cause Convertible Junior Subordinated Debentures  to
                                    be   distributed  to  the  holders  of  the  Convertible
                                    Preferred Securities in connection with the  liquidation
                                    of COMSAT Capital II. In the case of a Tax Event, COMSAT
                                    may  also  elect  to  cause  the  Convertible  Preferred
                                    Securities to  remain  outstanding  and  pay  Additional
                                    Interest  (as defined herein)  on the Convertible Junior
                                    Subordinated  Debentures.   See  "Description   of   the
                                    Convertible   Preferred  Securities  --   Tax  Event  or
                                    Investment Company Event Redemption or Distribution".

Convertible Junior Subordinated
 Debentures.......................  The Convertible Junior Subordinated Debentures will  ma-
                                    ture  on          , 2025, and will  bear interest at the
                                    rate of       % per annum,  payable monthly in  arrears.
                                    Such payment period may be extended from time to time by
                                    COMSAT  (during which period  interest would continue to
                                    accrue and compound monthly) to an Extension Period  not
                                    exceeding   60   consecutive   months.   Prior   to  the
                                    termination of  any Extension  Period  of less  than  60
                                    consecutive   months,  COMSAT  may  further  extend  the
                                    interest  payment  period  as  long  as  such  Extension
                                    Period,   as   further   extended,   does   not   exceed

                                    60 consecutive  months and  does not  extend beyond  the
                                    stated   maturity   date  of   the   Convertible  Junior
                                    Subordinated Debentures.  Upon  the termination  of  any
                                    Extension  Period  and the  payment  of all  accrued and
                                    unpaid interest (including interest thereon), COMSAT may
                                    select a new Extension Period, subject to the  preceding
                                    sentence.  No interest  shall be due  during an extended
                                    interest payment period until the end of such period. If
                                    COMSAT extends an  interest payment period,  it will  be
                                    prohibited  from paying dividends on  any of its capital
                                    stock and making certain other restricted payments until
                                    monthly  interest   payments   are   resumed   and   all
                                    accumulated  and unpaid interest (including any interest
                                    thereon)  on   the   Convertible   Junior   Subordinated
                                    Debentures  is  brought  current.  The  payment  of  the
                                    principal of  and  interest on  the  Convertible  Junior
                                    Subordinated Debentures will be subordinated in right of
                                    payment  to all Senior Indebtedness (as defined herein).
                                    As of  March 31,  1995,  COMSAT had  approximately  $751
                                    million  of Senior Indebtedness.  The Convertible Junior
                                    Subordinated  Debentures  will   have  provisions   with
                                    respect  to interest, optional redemption and conversion
                                    into  COMSAT  Common  Stock  and  certain  other   terms
                                    substantially  similar  or  analogous  to  those  of the
                                    Convertible Preferred  Securities. See  "Description  of
                                    the  Convertible  Junior  Subordinated  Debentures"  and
                                    "Risk  Factors   --  Subordination   of  Guarantee   and
                                    Convertible Junior Subordinated Debentures".

Use of Proceeds...................  COMSAT Capital II will invest the proceeds received from the  sale of the Convertible Preferred Securities in the
                                    Convertible Junior  Subordinated Debentures  of  COMSAT.
                                    COMSAT  will use the net proceeds, together with the net
                                    proceeds from the  issuance of  its Junior  Subordinated
                                    Debentures  (as defined  herein), to  reduce outstanding
                                    indebtedness, approximately $75 million of which may  be
                                    incurred  in connection  with the purchase  by COMSAT of
                                    the Quebec  Nordiques  NHL franchise,  and  for  general
                                    corporate purposes. See "Use of Proceeds".

Form of Convertible Preferred Se-
 curities.........................  The Convertible Preferred Securities will be represented by  a global  certificate or  certificates registered in
                                    the name of Cede &  Co., as nominee for DTC.  Beneficial
                                    interests  in the Convertible  Preferred Securities will
                                    be evidenced by, and transfers thereof will be  effected
                                    only  through, records maintained by the participants in
                                    DTC. Except as  described herein, Convertible  Preferred
                                    Securities  in certificated  form will not  be issued in
                                    exchange for the global certificate or certificates. See
                                    "Description of the Convertible Preferred Securities  --
                                    Book-Entry-Only   Issuance   --  The   Depository  Trust
                                    Company".

                    SUMMARY FINANCIAL INFORMATION OF COMSAT

    The selected data presented below under the caption "Income Statement Data" for each of the years in the three-year period ended December 31, 1994 and "Balance Sheet Data" as of December 31, 1994 and 1993 have been derived from the consolidated financial statements of COMSAT, which have been audited by Deloitte & Touche LLP, independent auditors. The selected consolidated "Income Statement Data" for each of the years ended December 31, 1991 and 1990 and "Balance Sheet Data" as of December 31, 1992, 1991 and 1990 are derived from audited financial statements of COMSAT not included or incorporated by reference herein. The selected data presented below as of and for each of the quarters ended March 31, 1995 and 1994 have been derived from the consolidated financial statements of COMSAT, which have not been audited, but in the opinion of COMSAT such information includes all adjustments consisting of normal or recurring adjustments necessary for a fair presentation of such information. The consolidated financial statements as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, and the independent auditors' report thereon (which includes an explanatory paragraph referring to the change in its method of accounting for income taxes), and the condensed consolidated financial statements as of and for each of the quarters ended March 31, 1995 and 1994 and Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for such periods, have been incorporated by reference herein. See "Incorporation of Certain Documents by Reference". The financial information presented below should be read in conjunction with such consolidated financial statements and the notes thereto and such MD&A.

                               QUARTER ENDED
                                 MARCH 31,
                                (UNAUDITED)                         YEAR ENDED DECEMBER 31,
                           ----------------------  ----------------------------------------------------------
                              1995        1994        1994        1993        1992        1991        1990
                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                              (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
INCOME STATEMENT DATA:
  Revenues...............  $  207,883  $  200,495  $  826,899  $  754,285  $  688,093  $  651,211  $  563,462
  Operating expenses.....     178,126     163,621     676,648     602,705     583,111     508,499     563,980
  Operating income
   (loss)................      29,757      36,874     150,251     151,580     104,982     142,712        (518)
  Income (loss) before
   cumulative effect of
   changes in accounting
   principles............      14,573      20,181      77,642      82,469      53,292      81,014      (9,045)
  Cumulative effect of
   changes in accounting
   principles............      --          --          --           1,925      --         (26,607)     --
  Net income (loss)......      14,573      20,181      77,642      84,394      53,292      54,407      (9,045)
  Dividends paid.........       9,178       7,446      33,547      30,410      27,837      25,867      25,219
  Primary earnings (loss)
   per share.............        0.31        0.43        1.64        1.79        1.16        1.22       (0.21)
  Dividends paid per
   share.................       0.195       0.185        0.76        0.74        0.70        0.67        0.66
BALANCE SHEET DATA:
  Total assets...........   2,017,219   1,975,992   1,975,992   1,773,513   1,654,985   1,469,516   1,300,683
  Long-term debt.........     569,440     515,542     515,542     410,550     496,804     391,308     383,695
  Stockholders' equity...     837,713     826,916     826,916     763,440     702,292     657,783     619,150

                                  RISK FACTORS

    PROSPECTIVE PURCHASERS OF CONVERTIBLE PREFERRED SECURITIES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS:

SUBORDINATION OF GUARANTEE AND CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

    COMSAT's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of COMSAT except for certain other guarantees that may be executed by COMSAT in respect of preferred securities of certain affiliates of COMSAT. The obligations of COMSAT under the Convertible Junior Subordinated Debentures described under "Description of the Convertible Junior Subordinated Debentures" are subordinate and junior in right of payment to Senior Indebtedness of COMSAT. At March 31, 1995, Senior Indebtedness of COMSAT aggregated approximately $751 million. There are no terms in the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures or the Guarantee that limit COMSAT's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Junior Subordinated Debentures and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Convertible Junior Subordinated Debentures -- Subordination".

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    COMSAT has the  right under  the Indenture  to extend  the interest  payment period  from time to time on the Convertible Junior Subordinated Debentures to a period not  exceeding 60  consecutive  months, and,  as a  consequence,  monthly dividends  on the Convertible  Preferred Securities would  be deferred by COMSAT
Capital II (but would continue to accrue with interest thereon) during any  such extended interest payment period. In the event that COMSAT exercises this right,
COMSAT  may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital  stock. Prior to  the termination of  any such extension  period,
COMSAT  may  further  extend the  interest  payment period,  provided  that such extension period together with all such previous and further extensions  thereof may  not exceed  60 consecutive  months. Upon  the termination  of any extension period COMSAT is required to  pay all amounts then  due and, upon such  payment,
COMSAT  may select a new extension period, subject to the above requirements. In no  event  shall  any  extension  period  extend  beyond  the  maturity  of  the
Convertible Junior Subordinated Debentures. COMSAT Capital II and COMSAT believe that  the extension of  a payment period on  the Convertible Junior Subordinated
Debentures is unlikely. See "Description of the Convertible Preferred Securities
- - -- Dividends" and "Description of the Convertible Junior Subordinated Debentures
- - -- Option to Extend Interest Payment Period".

    Should an extended interest payment period occur, COMSAT Capital II will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of record of Convertible Preferred Securities. As a result, such a holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash from COMSAT Capital II related to such income if such a holder disposes of his or her Convertible Preferred Securities prior to the record date for payment of dividends. See "United States Taxation -- Potential Extension of Interest Payment Period".

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

    Upon the occurrence of a Tax Event (as defined herein) or Investment Company Event (as defined herein), the General Partner will elect to either (i) redeem the Convertible Preferred Securities in whole or (ii) dissolve COMSAT Capital II and cause Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in connection with the liquidation of COMSAT Capital II. In the case of a Tax Event, the General Partner may also elect to cause the Convertible Preferred Securities to remain outstanding and pay Additional Interest (as defined herein) on the Convertible Junior Subordinated Debentures. The Convertible Junior Subordinated Debentures will initially be issued at face value as a Global Security (as defined herein) and will be limited in aggregate principal amount to approximately $103.1 million, such amount being the sum of the aggregate stated liquidation preference of the Convertible Preferred Securities and the General

Partnership Payment (as defined herein). See "Description of the Convertible Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Junior Subordinated Debentures
- - -- General".

    Under current United States federal income tax law, a distribution of the Convertible Junior Subordinated Debentures would not be a taxable event to holders of the Convertible Preferred Securities. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Tax Event or Investment Company Event, however, the dissolution could be a taxable event to holders of the Convertible Preferred Securities. In the judgment of special tax counsel to COMSAT and COMSAT Capital II, the series of events which would result in the recognition of taxable gain or loss by holders of the Convertible Preferred Securities, by reason of a dissolution of COMSAT Capital II in response to a Tax Event or Investment Company Event, is unlikely to occur. There can be no assurance in this regard, however. See "United States Taxation -- Receipt of Convertible Junior Subordinated Debentures Upon Liquidation of COMSAT Capital II".

RESTRICTIONS ON OWNERSHIP, TRANSFER AND VOTING OF COMSAT COMMON STOCK

    The Satellite Act and COMSAT's Articles of Incorporation create a number of restrictions on the rights of holders of COMSAT capital stock. These limitations, which affect certain communications common carriers, alien persons and persons, syndicates or affiliated groups that own or hold more than 10% (or 5% in the case of voting rights) of the aggregate number of outstanding shares of COMSAT Common Stock, may restrict the ability of COMSAT to issue shares of COMSAT Common Stock to certain persons in connection with the conversion of Convertible Preferred Securities or Convertible Junior Subordinated Debentures into COMSAT Common Stock, and may limit the rights of certain shareholders to own, transfer and vote shares of COMSAT Common Stock. See "Description of COMSAT Capital Stock -- General", "-- Restrictions on Ownership and Transfer of Shares" and "-- Voting Rights; Election of Directors".

REPLACEMENT OF COMSAT CAPITAL II WITH A TRUST

    Subject to certain conditions, COMSAT Capital II has the right to replace COMSAT Capital II with a trust as the issuing vehicle. In the event such replacement is made, investors' rights in the successor securities will remain materially unchanged; however, investors will receive for tax reporting purposes a Form 1099 instead of a Form K-1. It is expected that the Convertible Preferred Securities and any such successor securities will be listed as equity securities on the New York Stock Exchange. Accordingly, the Convertible Preferred Securities are expected to trade "flat"; thus, purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Convertible
Preferred Securities or such successor securities that is not included in the trading price. However, if the replacement is made, for United States Federal income tax purposes, interest on the applicable successor securities will be included in income as it accrues (regardless of the method of accounting otherwise used), rather than when it is allocated or paid. See "Description of the Convertible Preferred Securities -- Merger, Consolidation or Amalgamation of COMSAT Capital II", "United States Taxation -- Income from Convertible Preferred Securities" and "United States Taxation -- Potential Extension of Interest Payment Period".

                               COMSAT CAPITAL II

    COMSAT Capital II is a limited partnership which was formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") by filing a certificate of limited partnership with the Delaware Secretary of State on May 22, 1995. The initial partners in COMSAT Capital II are COMSAT, as general partner, and COMSAT SPV, Inc., a Delaware corporation and a wholly owned subsidiary of COMSAT ("COMSAT SPV"), as limited partner. Upon the issuance of the Convertible Preferred Securities, which securities represent limited partner interests in COMSAT Capital II, COMSAT SPV will remain as a limited partner, but will have no interest in the profits and dividends or in the assets of COMSAT Capital II. The General Partner will contribute capital in an amount equal to at least 3% of the total capital contributions to COMSAT Capital II. COMSAT and COMSAT SPV entered into a limited partnership agreement dated as of May 22, 1995. Such limited partnership agreement will be amended and restated in its entirety (as so amended and restated, the "Limited Partnership Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

    COMSAT Capital II is managed by the General Partner and exists for the sole purpose of issuing the Convertible Preferred Securities and investing the proceeds thereof in the Convertible Junior Subordinated Debentures. The payment by COMSAT Capital II of dividends due on the Convertible Preferred Securities is solely dependent on its receipt of interest payments from COMSAT on the Convertible Junior Subordinated Debentures. The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Convertible Preferred Securities". COMSAT Capital II has a term of approximately 99 years, unless earlier dissolved. COMSAT Capital II's registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, telephone: (302) 658-7581. All of COMSAT Capital II's business and affairs will be conducted by COMSAT, as the sole general partner. The principal place of business of COMSAT Capital II is c/o COMSAT Corporation, 6560 Rock Spring Drive, Bethesda, MD 20817, telephone number (301) 214-3000.

                               COMSAT CORPORATION

GENERAL

    COMSAT is a global provider of communications and entertainment services and
products   primarily   operating  in   four  business   segments:  International
Communications, Mobile Communications, Entertainment and Technology Services.

    International Communications consists of COMSAT World Systems, which provides satellite communications services using the satellite system of the International Telecommunications Satellite Organization ("INTELSAT"), and COMSAT International Ventures, which operates and invests in telecommunications ventures internationally. Mobile Communications consists of COMSAT Mobile Communications, which provides satellite communications services using the satellite system of the International Mobile Satellite Organization ("Inmarsat"). Entertainment consists of COMSAT Entertainment Group, Inc., comprising COMSAT Video Enterprises, Inc. and COMSAT's majority ownership interest in On Command Video Corporation, which provide entertainment services to the hospitality industry throughout the United States and domestic video distribution services to a television network; the Denver Nuggets, a franchise of the National Basketball Association; and Beacon Communications Corp., a producer of theatrical films and television programming. Technology Services consists of COMSAT RSI, Inc., which designs, manufactures, and integrates satellite earth stations, advanced antennas and other turnkey systems for telecommunications, radar, air traffic control and military uses, and provides turnkey voice, video and data communications networks and products, and communication and information services worldwide, and COMSAT Laboratories, COMSAT's center for applied research and technology development.

    For the year ended December 31, 1994, the International Communications segment had revenues of $271 million and operating income of $89 million; the Mobile Communications segment had revenues of $194 million and operating income of $48 million; the Entertainment segment had revenues of $157 million and operating income of $11 million; and the Technology Services segment had revenues of $219 million and operating income of $15 million.

    COMSAT was incorporated in 1963 under District of Columbia law, as authorized by the Communications Satellite Act of 1962 (the "Satellite Act"). Effective June 1, 1993, COMSAT changed its corporate name from "Communications Satellite Corporation" to "COMSAT Corporation". COMSAT is not an agency or establishment of the U.S. Government. The U.S. Government has not invested funds in COMSAT, guaranteed funds invested in COMSAT or guaranteed the payment of dividends by COMSAT.

    Although COMSAT is a non-governmental publicly held corporation whose common stock is traded on the NYSE, the Satellite Act governs certain aspects of COMSAT's structure, ownership and operations, including: three of COMSAT's 15 directors are appointed by the President of the United States with the advice and consent of the United States Senate; COMSAT's issuances of capital stock and borrowings of money must be authorized by the Federal Communications Commission (the "FCC"); there are limitations on the classes of persons that may hold shares of COMSAT's capital stock and on the number of shares a person or class of persons may hold; and, on matters that may affect the national interest and foreign policy of the United States, COMSAT's representatives to INTELSAT and Inmarsat receive instructions from the U.S. Government. Congress has reserved the right to amend the Satellite Act, and amendments, if any, could materially affect COMSAT. See "Risk Factors -- Restrictions on Ownership, Transfer and Voting of COMSAT Common Stock" and "Description of COMSAT Capital Stock".

    Under the Satellite Act, the International Maritime Satellite Telecommunications Act of 1978 and the Communications Act of 1934, as amended, COMSAT is subject to regulation by the FCC with respect to its COMSAT World Systems and COMSAT Mobile Communications services and the rates charged for those services. FCC decisions and policies have had and will continue to have a significant impact on COMSAT.

    The principal place of business of COMSAT is 6560 Rock Spring Drive, Bethesda, MD 20817, telephone number (301) 214-3000.

RECENT DEVELOPMENTS

    On May 25, 1995, COMSAT Entertainment Group, Inc. announced an agreement to buy the Quebec Nordiques NHL franchise for approximately $75 million. COMSAT plans to transfer the team to Denver, Colorado in time for the 1995-96 NHL season. The transaction and transfer fees, if any, are subject to approval by the NHL Board of Governors.

                                USE OF PROCEEDS

    The proceeds from the sale of the Convertible Preferred Securities will be invested in the Convertible Junior Subordinated Debentures issued pursuant to the Indenture described herein. In addition, concurrently with the sale of the Convertible Preferred Securities, COMSAT Capital I, L.P. may sell its % Cumulative Monthly Income Preferred Securities (the "Preferred Securities"), the proceeds from which would be invested in COMSAT's % Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures"). The aggregate proceeds from the sale of the Convertible Preferred Securities and the Preferred Securities will not exceed $200 million. Ultimately, such proceeds will be used by COMSAT to reduce outstanding commercial paper (at May 30, 1995, totaling approximately $115 million, at an average interest cost of approximately 6%) and approximately $75 million of indebtedness that COMSAT may incur to fund the acquisition of the Quebec Nordiques NHL franchise, and for general corporate purposes. See "COMSAT Corporation -- Recent Developments".

                            CAPITALIZATION OF COMSAT

    The following table sets forth the consolidated short-term obligations and capitalization of COMSAT as of March 31, 1995, and as adjusted to reflect the application of the estimated net proceeds from the sale of the Convertible Preferred Securities (assuming the Underwriters' over-allotment option is not exercised) and the Preferred Securities. See "Use of Proceeds".

                                                                                       MARCH 31, 1995
                                                                                   ----------------------
                                                                                    ACTUAL    AS ADJUSTED
                                                                                   ---------  -----------
                                                                                       (IN MILLIONS)
Commercial paper and current maturities of long-term obligations.................  $     149   $
                                                                                   ---------  -----------
                                                                                   ---------  -----------
Long-term debt...................................................................  $     569   $
                                                                                   ---------  -----------
Company-obligated mandatorily redeemable preferred securities issued by
 subsidiary......................................................................          0
                                                                                   ---------  -----------
Stockholders' equity:
  Common stock...................................................................        315
  Preferred stock................................................................          0
  Retained earnings..............................................................        538
  Treasury stock (at cost).......................................................        (12)
  Other..........................................................................         (3)
                                                                                   ---------  -----------
    Total stockholders' equity...................................................        838
                                                                                   ---------  -----------
    Total capitalization (excluding short-term obligations)......................  $   1,407   $
                                                                                   ---------  -----------
                                                                                   ---------  -----------

                  RATIO OF EARNINGS TO FIXED CHARGES OF COMSAT

                                                    QUARTER ENDED
                                                      MARCH 31,            YEAR ENDED DECEMBER 31,
                                                    -------------   -------------------------------------
                                                    1995    1994    1994    1993    1992    1991    1990(2)
                                                    -----   -----   -----   -----   -----   -----   -----
Ratio of Earnings to Fixed Charges (1):...........   2.4     3.4     3.4     3.7     2.6     3.1      --

- - --------------
(1) For purposes of calculating this ratio, fixed charges consist of interest expense including capitalized interest, the interest expense of an unconsolidated majority-owned investment in 1990, 1991 and 1992, and an estimate of the interest factor of rental expense. Earnings consist of pretax income (loss) from continuing operations before fixed charges, the losses and undistributed earnings of equity investments and the amortization of capitalized interest. During the periods presented, COMSAT did not have any preferred stock issued or outstanding. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is not presented.

(2) 1990 earnings were inadequate to cover fixed charges, as such terms are defined in Item 503(d) of Regulation S-K, with a coverage deficiency of $23,726,000. However, 1990 earnings include a $97,576,000 nonrecurring charge related to the restructuring of the video entertainment business unit.

               MARKET PRICES OF COMSAT COMMON STOCK AND DIVIDENDS

    The COMSAT Common Stock is traded on the NYSE and on the Chicago and Pacific Stock Exchanges under the symbol "CQ". At March 31, 1995, there were approximately 36,000 holders of record of COMSAT Common Stock and 47,143,071 shares outstanding. The following table sets forth, for the calendar quarters indicated, the high and low sale prices, as adjusted for a two-for-one stock split which occurred in June 1993, for COMSAT Common Stock on the NYSE Composite Tape, and the respective cash dividends paid on each share of COMSAT Common
Stock:

                                                         HIGH        LOW     DIVIDEND
                                                        -------    -------   ---------
CALENDAR YEAR 1993:
  First Quarter........................................  27 7/8     23 3/4       .185
  Second Quarter.......................................  31 5/8     27 1/4       .185
  Third Quarter........................................  31 7/8     26 3/4       .185
  Fourth Quarter.......................................  35 1/4     27 1/2       .185
CALENDAR YEAR 1994:
  First Quarter........................................  30         24 7/8       .185
  Second Quarter.......................................  26 1/2     20 1/2       .185
  Third Quarter........................................  26 1/2     23           .195
  Fourth Quarter.......................................  25 5/8     17 1/2       .195
CALENDAR YEAR 1995:
  First Quarter........................................  21 5/8     17 5/8       .195
  Second Quarter (through         , 1995)..............

    The closing price of the COMSAT Common Stock on the NYSE Composite Tape on May 31, 1995 was $19 1/2.

    COMSAT has paid cash dividends on its outstanding common stock in each year since 1970. COMSAT currently pays cash dividends quarterly at an annual rate of $0.78 per share. Future payment of dividends on the COMSAT Common Stock will depend on earnings, financial condition, capital requirements and other relevant factors.

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

    THE FOLLOWING SUMMARY OF CERTAIN MATERIAL TERMS AND PROVISIONS OF THE CONVERTIBLE PREFERRED SECURITIES DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE LIMITED PARTNERSHIP AGREEMENT, A COPY OF WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO THEM IN THE LIMITED PARTNERSHIP AGREEMENT.

GENERAL

    All of the partnership interests in COMSAT Capital II, other than the Convertible Preferred Securities offered hereby, are owned directly or indirectly by COMSAT. The Limited Partnership Agreement authorizes and creates the Convertible Preferred Securities, which represent limited partner interests in COMSAT Capital II. The limited partner interests represented by the Convertible Preferred Securities will have a preference with respect to dividends and amounts payable on liquidation over the General Partner's interest in COMSAT Capital II. The Limited Partnership Agreement does not permit the issuance of any other limited partnership interests or preferred securities of COMSAT Capital II, or the incurrence of any indebtedness by COMSAT Capital II.

DIVIDENDS

    The dividends payable on each Convertible Preferred Security will be fixed at a rate per annum of % of the stated liquidation preference of $50 per Convertible Preferred Security. Dividends in arrears will bear interest thereon at the rate per annum of % thereof. The term "dividends" as used herein includes any such interest payable unless otherwise stated. The amount of dividends payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Dividends on the Convertible Preferred Securities will be cumulative, will accrue from the date of initial issuance and will be payable monthly in arrears,
on  the last day of each calendar month of each year, commencing         , 1995,
when, as and if available and determined to be so payable by COMSAT, as the General Partner, except as otherwise described below. COMSAT has the right under the Indenture to extend the interest payment period from time to time on the Convertible Junior Subordinated Debentures to a period not exceeding 60 consecutive months, and, as a consequence, monthly dividends on the Convertible Preferred Securities would be deferred by COMSAT Capital II (but would continue to accrue with interest) during any such extended interest payment period. In the event that COMSAT exercises this right, COMSAT may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock. Prior to the termination of any such extension period, COMSAT may further extend the interest payment period, provided that such extension period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any extension period COMSAT is required to pay all amounts then due and, upon such payment, COMSAT may select a new extension period, subject to the above requirements. In no event shall any extension period extend beyond the maturity of the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures
- - -- Interest" and "-- Option to Extend Interest Payment Period".

    Dividends on the Convertible Preferred Securities must be declared monthly and paid on the dates payable to the extent that COMSAT Capital II has (i) funds legally available for the payment of such dividends and (ii) cash on hand sufficient to permit such payments. It is anticipated that COMSAT Capital II's earnings available for distribution to the holders of the Convertible Preferred Securities will be limited to payments under the Convertible Junior Subordinated Debentures in which COMSAT Capital II will invest the proceeds from the issuance and sale of the Convertible Preferred Securities. See "Description of the Convertible Junior Subordinated Debentures". The payment of dividends, to the extent declared by COMSAT Capital II out of moneys held by COMSAT Capital II and legally available therefor, is guaranteed by COMSAT as set forth under "Description of the Guarantee".

    Dividends on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of COMSAT Capital II on the relevant record dates, which will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Limited Partnership Agreement, each such payment will be made as described under "Book-Entry-Only Issuance -- The
Depository Trust Company" below. In the event the Convertible Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which dividends are payable on the Convertible Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close.

CONVERSION RIGHTS

    GENERAL. Convertible Preferred Securities will be convertible at any time, at the option of the holder thereof and in the manner described below, into
shares of COMSAT Common Stock at  an initial conversion rate of       shares  of
COMSAT  Common Stock  for each Convertible  Preferred Security  (equivalent to a
conversion price  of          per  share of  COMSAT  Common Stock),  subject  to
adjustment as described under "-- Conversion Price Adjustments" below. A holder of a Convertible Preferred Security wishing to exercise its conversion right shall surrender such Convertible Preferred Security, together with an irrevocable conversion notice, to the Conversion Agent which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Junior Subordinated Debentures and immediately convert such Convertible Junior Subordinated Debentures into COMSAT Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

    Holders of Convertible Preferred Securities at the close of business on a dividend record date will be entitled to receive the dividend payable on such Convertible Preferred Securities on the corresponding dividend payment date notwithstanding the conversion of such Convertible Preferred Securities following such dividend record date but prior to such dividend payment date. Except as provided in the immediately preceding sentence, neither COMSAT Capital II nor COMSAT will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid dividends, whether or not in arrears, on converted Convertible Preferred Securities. COMSAT will make no payment or allowance for dividends on the shares of COMSAT Common Stock issued upon such conversion, except to the extent that such shares of COMSAT Common Stock are held of record on the record date for any such dividends. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by COMSAT Capital II.

    No fractional shares of COMSAT Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by COMSAT in cash. For a discussion of certain restrictions on ownership, transfer and voting of COMSAT Common Stock, see "Risk Factors -- Restrictions on Ownership, Transfer and Voting of COMSAT Common Stock".

    CONVERSION PRICE ADJUSTMENTS -- GENERAL. The conversion price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable in COMSAT Common Stock on any class of capital stock of COMSAT; (ii) the issuance to all holders of COMSAT Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase COMSAT Common Stock at less than the then Current Market Price (as defined herein); (iii) subdivisions and combinations of COMSAT Common Stock; (iv) the payment of dividends (and other distributions) to all holders of COMSAT Common Stock consisting of evidences of indebtedness of COMSAT, securities or capital stock, cash, or assets (including securities, but excluding those rights, warrants, dividends, and distributions referred to in clauses (i) and (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on COMSAT Common Stock paid exclusively in cash, excluding (A) cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence), or (B) cash dividends if the annualized per share amount thereof does not exceed 15% of the Current Market Price of COMSAT Common Stock on the trading day immediately preceding the date of declaration of such dividend; and (vi) payment to holders of COMSAT Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by COMSAT or any subsidiary of COMSAT for COMSAT Common Stock at a price in excess of 110% of the Current Market Price of COMSAT Common Stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

    COMSAT from time to time may reduce the conversion price of the Convertible Junior Subordinated Debentures (and thus the conversion price of the Convertible Preferred Securities) by any amount selected by COMSAT for any period of at least 20 days, in which case COMSAT shall give at least 15 days' notice of such reduction. COMSAT may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the COMSAT Board of Directors deems advisable to avoid or diminish any income tax to holders of COMSAT Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Taxation -- Adjustment of Conversion Price".

    No adjustment of the conversion price will be made upon the issuance of any shares of COMSAT Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of COMSAT and the investment of additional optional amounts in shares of COMSAT Common Stock under any such plan, or the issuance of any shares of COMSAT Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of COMSAT or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Securities were first issued. There shall also be no adjustment of the conversion price in case of the issuance of any COMSAT Common Stock (or securities convertible into or exchangeable for COMSAT Common Stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Convertible Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

    The term "Current Market Price" of COMSAT Common Stock for any day means the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Tape, or, if the COMSAT Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the COMSAT Common Stock is listed or admitted to trading, if the COMSAT Common Stock is listed on a national securities exchange, or the National Market System of the National Association of Securities Dealers, Inc., or, if the COMSAT Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the COMSAT Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the COMSAT Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of COMSAT for that purpose or, if not so available in such manner, as otherwise determined in good faith by such Board of Directors.

    CONVERSION PRICE ADJUSTMENTS -- MERGER, CONSOLIDATION OR SALE OF ASSETS OF COMSAT. In the event that COMSAT is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of COMSAT, recapitalization or reclassification of COMSAT Common Stock or any compulsory share exchange (each of the foregoing being referred to as a "Transaction")), in each case, as a result of which shares of COMSAT Common Stock shall be converted into the right (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined herein), to receive securities, cash or other property, each Convertible Preferred Security shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of COMSAT Common Stock into which a Convertible Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, to receive common stock of the kind received by holders of COMSAT Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Convertible Preferred Securities will have no voting rights with respect to any Transaction described in this section.

    If any Fundamental Change (as defined herein) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Convertible Preferred Security shall be convertible solely into common stock of the kind received by holders of COMSAT Common Stock as a result of such Common Stock Fundamental Change.

    The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

        (i) in the case of a Non-Stock Fundamental Change (as defined herein), the conversion price of the Convertible Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined herein) or the then applicable Reference Market Price (as defined herein) by a fraction of which the numerator will be $50 and the denominator will be an amount per Convertible Preferred Security determined by the General Partner in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Convertible Preferred Securities had been redeemable during such period; and

        (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined herein) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of COMSAT Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the COMSAT Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Convertible Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of COMSAT Common Stock as a result of such Common Stock Fundamental Change.

    In the absence of the Fundamental Change provisions, in the case of a Transaction each Convertible Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of COMSAT Common Stock into which such Convertible Preferred Security was convertible immediately prior to such Transaction. Thus, in the absence of the Fundamental Change provisions, a Transaction could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities. For example, if COMSAT were acquired in a cash merger, each Convertible Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of COMSAT and other factors.

    The foregoing conversion price adjustments are designed, in "Fundamental Change" transactions where all or substantially all the COMSAT Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of COMSAT Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. (a "Non-Stock Fundamental Change," as defined herein), to increase the securities, cash, or property into which each Convertible Preferred Security is convertible.

    In a  Non-Stock  Fundamental  Change transaction  where  the  initial  value received  per  share  of  COMSAT  Common Stock  (measured  as  described  in the definition of Applicable Price below) is lower than the then applicable conversion price of a Convertible Preferred Security but greater than or equal to the "Reference Market Price" (initially $ but subject to adjustment in certain events as described below), the conversion price will be adjusted as described above with the effect that each Convertible Preferred Security will be convertible into securities, cash or property of the same type received by the holders of COMSAT Common Stock in such transaction but in an amount per Convertible Preferred Security determined by COMSAT in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Convertible Preferred Securities had been redeemable during such period.

    In a Non-Stock Fundamental Change transaction where the initial value received per share of COMSAT Common Stock (measured as described in the definition of Applicable Price below) is lower than both the Applicable Conversion Price of a Convertible Preferred Security and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

    In a Fundamental Change transaction where all or substantially all of the COMSAT Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of COMSAT Common Stock consists of listed or National Market System traded common stock (a "Common Stock Fundamental Change," as defined herein), the foregoing adjustments are designed to provide in effect that (a) where COMSAT Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Convertible Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of COMSAT Common Stock into which such
Convertible Preferred Security was convertible immediately before the transaction (measured as aforesaid) and (b) where COMSAT Common Stock is converted solely into such common stock, each Convertible Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of COMSAT Common Stock into which such Convertible Preferred Security was convertible immediately before such transaction.

    The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holder of the COMSAT Common Stock receive only cash, the amount of cash received by the holder of one share of COMSAT Common Stock and
(ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined herein) for the COMSAT Common Stock during the ten trading days prior to and including the record date for the determination of the holders of COMSAT Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the COMSAT Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred as the "Entitlement Date"), in each case as adjusted in good faith by COMSAT to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General".

    The term "Closing Price" means on any day the reported last sales price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NYSE Composite Tape or, if the stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm, selected by the General Partner for that purpose.

    The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of COMSAT) of the consideration received by holders of COMSAT Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc.; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) COMSAT continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Convertible Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of COMSAT, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Convertible Preferred Securities.

    The term "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the COMSAT Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the COMSAT Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of COMSAT Common Stock could have received in such transaction or event as a result of which more than 50% of the COMSAT Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

    The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

    The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock

Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by COMSAT to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General".

    The term "Reference Market Price" shall initially mean $ (which is an amount equal to 66 2/3% of the reported last sale price for the COMSAT Common
Stock  on the NYSE Composite Tape on             , 1995) and in the event of any
adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $ to the initial conversion price of the Convertible Preferred Securities.

OPTIONAL REDEMPTION

    The  Convertible Preferred Securities are redeemable at the option of COMSAT
Capital II, in whole or in part, from time  to time, on or after               ,
    , upon not less than 30 nor more than 60 days' notice, at the Redemption Price. In the event that fewer than all the outstanding Convertible Preferred Securities are to be so redeemed, the Convertible Preferred Securities to be redeemed will be selected as described under "Book-Entry-Only Issuance -- The Depository Trust Company" below. If a partial redemption would result in the delisting of the Convertible Preferred Securities, COMSAT Capital II may only redeem the Convertible Preferred Securities in whole.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

    If a Tax Event shall occur and be continuing, the General Partner shall elect to (i) redeem the Convertible Preferred Securities in whole (and not in part), upon not less than 30 nor more than 60 days' notice at the Redemption Price within 90 days following the occurrence of such Tax Event; provided, that, if at the time there is available to the General Partner the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on COMSAT Capital II or COMSAT, the General Partner will pursue such measure in lieu of redemption, (ii) dissolve COMSAT Capital II and cause Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of COMSAT Capital II, or (iii) cause the Convertible Preferred Securities to remain outstanding and pay Additional Interest on the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures -- Additional Interest".

    "Tax Event" means that the General Partner shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus) or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date of this Prospectus, which amendment or change is effective or which interpretation or pronouncement is announced on or after the date of this Prospectus, there is more than an insubstantial risk that (i) COMSAT Capital II is subject to federal income tax with respect to interest received on the Convertible Junior Subordinated Debentures, (ii) interest payable to COMSAT Capital II on the Convertible Junior Subordinated Debentures will not be deductible for federal income tax purposes or (iii) COMSAT Capital II is subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    If an Investment Company Event shall occur and be continuing, the General Partner shall elect to either (i) redeem the Convertible Preferred Securities in whole (and not in part), upon not less than 30 nor more than 60 days' notice at the Redemption Price within 90 days following the occurrence of such

Investment Company Event; provided, that, if at the time there is available to the General Partner the opportunity to eliminate, within such 90-day period, the Investment Company Act Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on COMSAT Capital II or COMSAT, the General Partner will pursue such measure in lieu of redemption, or (ii) dissolve COMSAT Capital II and cause the Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of COMSAT Capital II, within 90 days following the occurrence of such Investment Company Event.

    "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that COMSAT Capital II is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus; provided, that no Investment Company Event shall be deemed to have occurred if the General Partner obtains a written opinion of nationally recognized independent counsel experienced in practice under the 1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee (x) of accrued and unpaid dividends (whether or not determined to be paid out of moneys legally available therefor) on the Convertible Preferred Securities and (y) of the full amount of the Liquidation Distribution (as defined below) on the Convertible Preferred Securities upon a liquidation of COMSAT Capital II (regardless of the amount of assets of COMSAT Capital II otherwise available for distribution in such liquidation) to avoid such Change in 1940 Act Law so that in the opinion of such counsel, notwithstanding such Change in 1940 Act Law, COMSAT Capital II is not required to be registered as an "investment company" within the meaning of the 1940 Act.

    After the date fixed for any distribution of Convertible Junior Subordinated Debentures upon dissolution of COMSAT Capital II, (i) the Convertible Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company (the "Depository" or "DTC") or its nominee, as the record holder of the Convertible Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Convertible Preferred Securities not held by DTC or its nominee will be deemed to represent Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate of the stated liquidation preference of such Convertible Preferred Securities, with accrued and unpaid interest equal to the amount of accrued and unpaid dividends on such Convertible Preferred Securities, until such certificates are presented to COMSAT or its agent for transfer or reissuance.

MANDATORY REDEMPTION

    Upon the repayment of the Convertible Junior Subordinated Debentures at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Convertible Preferred Securities, in whole, upon not less than 30 nor more than 60 days' notice, at the Redemption Price.

REDEMPTION PROCEDURES

    COMSAT Capital II may not redeem fewer than all the outstanding Convertible Preferred Securities unless all accrued and unpaid dividends have been paid on all Convertible Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption.

    If COMSAT Capital II gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, COMSAT Capital II will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Convertible Preferred Securities. See "Book-Entry-Only Issuance -- The Depository Trust Company". If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by COMSAT Capital II or by COMSAT pursuant to the Guarantee described under "Description of the Guarantee", dividends on such Convertible Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), COMSAT or its subsidiaries may at any time and from time to time purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary dissolution, winding-up or termination of COMSAT Capital II, the holders of the Convertible Preferred Securities at the time will be entitled to receive out of the assets of COMSAT Capital II available for distribution to partners after satisfaction of liabilities of creditors as required by the Partnership Act, before any distribution of assets is made to the General Partner, an amount equal to, in the case of holders of Convertible Preferred Securities, the aggregate of the stated liquidation preference of $50 per Convertible Preferred Security and accrued and unpaid dividends thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Convertible Junior Subordinated Debentures in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Convertible Preferred Securities.

    Pursuant to the Limited Partnership Agreement, COMSAT Capital II shall be dissolved and its affairs shall be wound up: (i) on December 31, 2094, the expiration of the term of COMSAT Capital II, (ii) upon the bankruptcy of the General Partner, (iii) upon the assignment by the General Partner of its entire interest in COMSAT Capital II when the assignee is not admitted to COMSAT Capital II as a general partner of COMSAT Capital II in accordance with the Limited Partnership Agreement, or the filing of a certificate of dissolution or its equivalent with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or any other event occurs which causes the General Partner to cease to be a general partner of COMSAT Capital II under the Partnership Act, unless the business of COMSAT Capital II is continued in accordance with the Partnership Act, (iv) in accordance with the provisions of the Convertible Preferred Securities, (v) upon the entry of a decree of a judicial dissolution or (vi) upon the written consent of all partners of COMSAT Capital II.

MERGER, CONSOLIDATION OR AMALGAMATION OF COMSAT CAPITAL II

    COMSAT Capital II may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. COMSAT Capital II may, without the consent of the holders of the Convertible Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, a limited partnership, a limited liability company or a trust organized as such under the laws of any state of the United States of America or of the District of Columbia; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of COMSAT Capital II under the Convertible Preferred Securities or (y) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits and dividends or in the assets of the successor entity, at least as high as the Convertible Preferred Securities rank with respect to participation in the profits and dividends or in the assets of COMSAT Capital II, (ii) COMSAT expressly acknowledges such successor entity as the holder of the Convertible Junior Subordinated Debentures, (iii) the Convertible Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Convertible Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of COMSAT Capital II, (vii) COMSAT has provided a guarantee to the holders of the Successor Securities with respect to such successor entity having substantially the same terms as the Guarantee, and (viii) prior to such merger, consolidation, amalgamation or replacement, COMSAT has received an opinion of nationally recognized independent counsel to COMSAT Capital II experienced in such matters to the effect that (x) such successor entity will not be treated as an association taxable as a corporation for federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, neither COMSAT nor such successor entity will be required to register as an investment company under the 1940 Act and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of the holders of the Convertible Preferred Securities. See "Risk Factors -- Replacement of COMSAT Capital II with a Trust".

VOTING RIGHTS

    Except as provided below and under "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Limited Partnership Agreement, the holders of the Convertible Preferred Securities will have no voting rights.

    If (i) COMSAT Capital II fails to pay dividends in full on the Convertible Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing on the Convertible Junior Subordinated Debentures; or (iii) COMSAT is in default on any of its payment or other obligations under the Guarantee (as described under "Description of the Guarantee -- Certain Covenants of COMSAT"), then the holders of the Convertible Preferred Securities will be entitled by the majority vote of such holders to appoint and authorize a special representative of COMSAT Capital II and the limited partners (a "Special Representative") to enforce COMSAT Capital II's creditor rights under the Convertible Junior Subordinated Debentures, to enforce the rights of the holders of the Convertible Preferred Securities under the Guarantee and to enforce the rights of the holders of the Convertible Preferred Securities to receive dividends on the Convertible Preferred Securities. The Special Representative shall not be admitted as a general partner in COMSAT Capital II or otherwise be deemed to be a general partner in COMSAT Capital II and shall have no liability for the debts, obligations or liabilities of COMSAT Capital II. For purposes of determining whether COMSAT Capital II has failed to pay dividends in full for 18 consecutive monthly dividend periods, dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative dividends have been or contemporaneously are paid with respect to all monthly dividend periods terminating on or prior to the date of payment of such full cumulative dividends. Not later than 30 days after such right to appoint a Special
Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% in liquidation preference of the outstanding Convertible Preferred Securities will be entitled to convene such meeting. The provisions of the Limited Partnership Agreement relating to the convening and conduct of the meetings of the partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to be a Special Representative of COMSAT Capital II and the limited partners if COMSAT Capital II (or COMSAT pursuant to the Guarantee) shall have paid in full all accrued and unpaid dividends on the Convertible Preferred Securities or such default or breach, as the case may be, shall have been cured, and COMSAT, in its capacity as the General Partner, shall continue the business of COMSAT Capital II without dissolution. Notwithstanding the appointment of any such Special Representative, COMSAT shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months as provided under "Description of the Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

    If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (i) any action which would adversely affect the powers, preferences or special rights of the Convertible Preferred Securities, whether by way of amendment to the Limited Partnership Agreement or otherwise (including, without limitation, the authorization or issuance of any limited partner interests in COMSAT Capital II other than the Convertible Preferred Securities), or (ii) the dissolution, winding-up or termination of COMSAT Capital II, other than (x) in connection with the distribution of Convertible Junior Subordinated Debentures upon the occurrence of a Special Event or (y) as described under "Merger, Consolidation or Amalgamation of COMSAT Capital II" above, then the holders of outstanding Convertible Preferred Securities will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the holders of 66 2/3% in liquidation preference of such outstanding Convertible Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be required if the dissolution, winding-up or termination of COMSAT Capital II is proposed or initiated upon the initiation of proceedings or after proceedings have been initiated for the dissolution, winding-up, liquidation or termination of COMSAT.

    So long as any Convertible Junior Subordinated Debentures are held by COMSAT Capital II, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (as defined herein), or executing any trust or power conferred on the Trustee with respect to any series of Junior Subordinated Debentures, (ii) waive any past default which is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of any series of Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation preference of the Convertible Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of Convertible Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by a vote of the Convertible Preferred Securities. The General Partner shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Trustee with respect to the Convertible Junior Subordinated Debentures.

    Any required approval of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the partners in COMSAT Capital II or pursuant to written consent. COMSAT Capital II will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

    No vote or consent of the holders of Convertible Preferred Securities will be required for COMSAT Capital II to redeem and cancel Convertible Preferred Securities in accordance with the Limited Partnership Agreement.

    Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned by COMSAT or by any entity owned more than 50% by COMSAT, or by any entity controlled by COMSAT, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

    Holders of the Convertible Preferred Securities will have no rights to remove or replace the General Partner.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

    DTC will act as securities depository for the Convertible Preferred Securities. The Convertible Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Convertible Preferred Security certificates will be issued, representing in the aggregate the total number of Convertible Preferred Securities, and will be deposited with, DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Convertible Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Convertible Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Convertible Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Convertible Preferred Securities. Transfers of ownership interests in the Convertible Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Convertible Preferred Securities, except in the event that use of the book-entry system for the Convertible Preferred Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Convertible Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Convertible Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to Cede & Co. If less than all of the Convertible Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

    Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to COMSAT Capital II as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Dividend payments on the Convertible Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, COMSAT Capital II or COMSAT, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of COMSAT Capital II, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the Convertible Preferred Securities at any time by giving reasonable notice to COMSAT Capital II. Under such circumstances, in the event that a successor securities depository is not obtained, Convertible Preferred Security certificates are required to be printed and delivered. Additionally, COMSAT Capital II (with the consent of COMSAT) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Convertible Preferred Securities will be printed and delivered. In each of the above circumstances, the General Partner will appoint a paying agent with respect to the Convertible Preferred Securities.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that COMSAT and COMSAT Capital II believe to be reliable, but neither COMSAT nor COMSAT Capital II takes responsibility for the accuracy thereof.

REGISTRAR, TRANSFER AGENT, PAYING AGENT AND CONVERSION AGENT

                         will act as registrar, transfer agent, paying agent and
Conversion Agent for the Convertible Preferred Securities.

    Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of COMSAT Capital II, but upon payment (with the giving of such indemnity as COMSAT Capital II or COMSAT may require) in respect of any tax or other government charges which may be imposed in relation to it.

    COMSAT Capital II will not be required to register or cause to be registered
the  transfer  of  Convertible  Preferred  Securities  after  such   Convertible
Preferred Securities have been called for redemption.

MISCELLANEOUS

    Application will be made to list the Convertible Preferred Securities on the NYSE.

    The General Partner is authorized and directed to conduct its affairs and to operate COMSAT Capital II in such a way that COMSAT Capital II will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes, and so that the Convertible Junior Subordinated Debentures will be treated as indebtedness of COMSAT for federal income tax purposes. In this connection, the General Partner is authorized to take any action, not inconsistent with applicable law, the certificate of limited partnership or the Limited Partnership Agreement, that the General Partner determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities.

    Holders of the Convertible Preferred Securities have no preemptive rights.

GOVERNING LAW

    COMSAT Capital II is a limited partnership organized in Delaware under the Delaware Revised Uniform Limited Partnership Act. The Limited Partnership Agreement and the Convertible Preferred Securities will be governed by Delaware law.

                          DESCRIPTION OF THE GUARANTEE

    SET FORTH BELOW IS A SUMMARY OF INFORMATION CONCERNING THE GUARANTEE WHICH WILL BE EXECUTED AND DELIVERED BY COMSAT FOR THE BENEFIT OF THE HOLDERS FROM TIME TO TIME OF CONVERTIBLE PREFERRED SECURITIES. THE SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE GUARANTEE, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART.

GENERAL

    Pursuant to the Guarantee, COMSAT will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full, to the holders of the Convertible Preferred Securities, the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off or counterclaim which COMSAT Capital II may have or assert. The following payments with respect to the Convertible Preferred Securities, to the extent not paid by COMSAT Capital II (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid dividends which are required to be paid on the Convertible Preferred Securities, to the extent such dividends have been declared by COMSAT Capital II out of moneys held by COMSAT Capital II and legally available therefor, (ii) the Redemption Price, payable out of funds legally available therefor with respect to any Convertible Preferred Securities called for redemption by COMSAT Capital II and (iii) upon a liquidation of COMSAT Capital II, the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Convertible Preferred Securities to the date of payment and (b) the amount of assets of COMSAT Capital II remaining available for distribution to holders of Convertible Preferred Securities in liquidation of COMSAT Capital II. COMSAT's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by COMSAT to the holders of Convertible Preferred Securities or by causing COMSAT Capital II to pay such amounts to such holders.

    If COMSAT fails to make interest payments on the Convertible Junior Subordinated Debentures purchased by COMSAT Capital II, COMSAT Capital II will have insufficient funds to pay dividends on the Convertible Preferred Securities. The Guarantee does not cover payment of dividends or the Redemption Price when COMSAT Capital II does not have sufficient funds to pay such dividends or Redemption Price.

    Because the  Guarantee is  a guarantee  of payment  and not  of  collection, holders of the Convertible Preferred Securities may proceed directly against COMSAT as guarantor, rather than having to proceed against COMSAT Capital II before attempting to collect from COMSAT, and COMSAT waives any right or remedy to require that any action be brought against COMSAT Capital II or any other person or entity before proceeding against COMSAT. Such obligations will not be discharged except by payment of the Guarantee Payments in full.

CERTAIN COVENANTS OF COMSAT

    In the Guarantee, COMSAT will covenant that, so long as any Convertible Preferred Securities remain outstanding, COMSAT will not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than as a result of a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock) or make any guarantee payment with respect to the foregoing if at such time (i) COMSAT has exercised its option to defer interest payments on the Convertible Junior Subordinated Debentures and such deferral is continuing, (ii) COMSAT shall be in default with respect to its payment or other obligations under the Guarantee or
(iii) there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture.

    COMSAT will also covenant that, so long as any of the Convertible Preferred Securities are outstanding, it will (i) maintain direct 100% ownership of the partnership interests in COMSAT Capital II other than the Convertible Preferred Securities (except as permitted in the Limited Partnership Agreement), (ii) cause at least 3% of the total value of COMSAT Capital II and at least 3% of all interest in the capital, income, gain, loss, deduction and credit of COMSAT Capital II to be held by COMSAT, as General Partner, (iii) not voluntarily dissolve, wind-up or liquidate itself or COMSAT Capital II, (iv) remain the General Partner and timely perform all of its duties as General Partner of COMSAT Capital II (including the duty to cause COMSAT Capital II to declare and pay dividends on the Convertible Preferred Securities), unless a permitted successor General Partner is appointed, and (v) subject to the terms of the Convertible Preferred Securities, use reasonable efforts to cause COMSAT Capital II to remain a Delaware limited partnership and otherwise continue not to be treated as an association taxable as a corporation for United States federal income tax purposes, except, in all cases, in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement. See "Description of the Convertible Preferred Securities -- Merger, Consolidation or Amalgamation of COMSAT Capital II".

    As part of the Guarantee, COMSAT will agree that it will honor all obligations described therein relating to the conversion of the Convertible Preferred Securities into COMSAT Common Stock as described in "Description of the Convertible Preferred Securities -- Conversion Rights".

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Convertible Preferred Securities (in which case no vote will be required), the Guarantee may be changed only with the prior approval of the holders of not less than 66 2/3% in liquidation preference of the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities will be as set forth under "Description of the Convertible Preferred Securities -- Voting Rights". All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of COMSAT and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any merger or consolidation of COMSAT with or into another entity or any sale, transfer or lease of COMSAT's assets to another entity complying with the provisions under "-- Consolidation, Merger or Sale of Assets" below, COMSAT may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the Convertible Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate as to each holder of Convertible Preferred Securities and be of no further force and effect upon (a) full payment of the Redemption Price of such holder's Convertible Preferred Securities or (b) the distribution of COMSAT Common Stock to such holder in respect of the conversion of such holder's Convertible Preferred Securities into COMSAT Common Stock and will terminate completely upon full payment of the amounts payable upon liquidation of COMSAT Capital II. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible Preferred Securities must restore payment of any sums paid under such Convertible Preferred Securities or the Guarantee.

CONSOLIDATION, MERGER OR SALE OF ASSETS

    The Guarantee provides that COMSAT may merge or consolidate with or into another entity, may permit another entity to merge or consolidate with or into COMSAT and may sell, transfer or lease all or substantially all of its assets to another entity, if (i) at such time no Event of Default shall have occurred and be continuing, or would occur as a result of such merger, consolidation or sale, transfer or lease and (ii) the survivor of such merger or consolidation or entity to which COMSAT assets are sold, transferred or leased is an entity organized under the laws of the United States of America or any state thereof or the District of Columbia, becomes the General Partner, assumes all of COMSAT's obligations under the Guarantee and has a net worth equal to at least 10% of the total contributions to COMSAT Capital II.

STATUS OF THE GUARANTEE -- SUBORDINATION

    The Guarantee will constitute an unsecured obligation of COMSAT and will rank (i) subordinate and junior in right of payment to all liabilities of COMSAT, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by COMSAT and with any guarantee now or hereafter entered into by COMSAT in respect of any preferred or preference stock or preferred securities of any affiliate of COMSAT, and (iii) senior to COMSAT's common stock. The Limited Partnership Agreement provides that each holder of Convertible Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee. Upon the bankruptcy, liquidation or winding-up of COMSAT, its obligations under the Guarantee will rank junior to all its other liabilities (except that such obligations will rank PARI PASSU with COMSAT's obligations under any guarantee now or hereafter entered into by COMSAT in respect of any preferred or preference stock or preferred securities of any affiliate of COMSAT) and, therefore, funds may not be available for payment under the Guarantee. As of March 31, 1995, COMSAT had approximately $1.15 billion of indebtedness or other obligations which effectively rank senior to the Guarantee and no indebtedness that would rank equally with the Guarantee.

    The Guarantee will constitute a guarantee of payment and not of collection. The Guarantee will be deposited with the General Partner to be held for the benefit of the holders of the Convertible Preferred Securities. In the event of the appointment of a Special Representative to, among other things, enforce the Guarantee, the Special Representative may take possession of the Guarantee for such purpose. If no Special Representative has been appointed to enforce the Guarantee, the General Partner has the right to enforce the Guarantee on behalf of the holders of the Convertible Preferred Securities. The holders of not less than 10% in aggregate liquidation preference of all outstanding Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guarantee as above provided, any holder of Convertible Preferred Securities may institute a legal proceeding directly against COMSAT to enforce its rights under the Guarantee, without first instituting a legal proceeding against COMSAT Capital II or any other person or entity. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by COMSAT Capital II and by complete performance of all obligations under the Guarantee.

GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

         DESCRIPTION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

    SET FORTH BELOW IS A DESCRIPTION OF THE SPECIFIC TERMS OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES IN WHICH COMSAT CAPITAL II WILL INVEST WITH THE PROCEEDS OF THE ISSUANCE AND SALE OF (I) THE CONVERTIBLE PREFERRED SECURITIES
AND (II)  THE  GENERAL  PARTNER'S  CAPITAL  CONTRIBUTION  WITH  RESPECT  TO  THE
CONVERTIBLE PREFERRED SECURITIES (THE "GENERAL PARTNERSHIP PAYMENT"). THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INDENTURE (THE "INDENTURE"), DATED AS OF
            , 1995, BETWEEN COMSAT AND                        , AS TRUSTEE  (THE
"TRUSTEE"), THE FORM OF WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WHENEVER PARTICULAR PROVISIONS OR DEFINED TERMS IN THE INDENTURE ARE REFERRED TO HEREIN, SUCH PROVISIONS OR DEFINED TERMS ARE INCORPORATED BY REFERENCE HEREIN. SECTION AND ARTICLE REFERENCES USED HEREIN ARE REFERENCES TO PROVISIONS OF THE INDENTURE UNLESS OTHERWISE NOTED.

    Under certain circumstances involving the dissolution of COMSAT Capital II following the occurrence of a Tax Event or Investment Company Event, Convertible Junior Subordinated Debentures may be distributed to the holders of the Convertible Preferred Securities in liquidation of COMSAT Capital II. See "Description of the Convertible Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution".

GENERAL

    The Convertible Junior Subordinated Debentures will be issued as a series of Junior Subordinated Debentures under the Indenture. The Convertible Junior Subordinated Debentures will be limited in aggregate principal amount to approximately $103.1 million, such amount being the sum of the aggregate stated liquidation preference of the Convertible Preferred Securities and the General Partnership Payment. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures which may be issued thereunder and provides that the Junior Subordinated Debentures may be issued thereunder from time to time in one or more series.

    The  entire  principal  amount   of  the  Convertible  Junior   Subordinated
Debentures  will become  due and payable,  together with any  accrued and unpaid
interest thereon, including Additional Interest, if any, on             , 2025.

    The Convertible Junior Subordinated Debentures, if distributed to holders of Convertible Preferred Securities in a dissolution of COMSAT Capital II, will initially be issued as a Global Security. In the event that Convertible Junior Subordinated Debentures are issued in certificated form, such Convertible Junior Subordinated Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Convertible Junior Subordinated Debentures issued as a Global Security will be made to DTC, as the depository for the Convertible Junior Subordinated Debentures. In the event Convertible Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Junior Subordinated Debentures will be registrable and Convertible Junior Subordinated Debentures will be exchangeable for Convertible Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Trustee in The City of New York; provided, that, unless the Convertible Junior Subordinated Debentures are held by COMSAT Capital II or any successor permissible under "Description of the Convertible Preferred Securities -- Merger, Consolidation or Amalgamation of COMSAT Capital II", payment of interest may be made at the option of COMSAT by check mailed to the address of the persons entitled thereto.

    If the Convertible Junior Subordinated Debentures are distributed to the holders of Convertible Preferred Securities upon the dissolution of COMSAT Capital II, COMSAT will use its best efforts to list the Convertible Junior Subordinated Debentures on the NYSE or on such other exchange as the Convertible Preferred Securities are then listed and traded on the same part of any such exchange.

    The Indenture does not contain any provisions that afford holders of Convertible Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving COMSAT.

INTEREST

    Each Convertible Junior Subordinated Debenture will bear interest at the rate of % per annum from the original date of issuance, payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest
Payment Date"), commencing             , 1995, to the person in whose name  such
Convertible Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date; provided, however, that in the event the Convertible Junior Subordinated Debentures shall not continue to remain in book-entry-only form, COMSAT shall have the right to select record dates which shall be more than one Business Day prior to the Interest Payment Date. Interest will compound monthly and will accrue at the annual rate of % on any interest installment not paid when due.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Convertible Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    COMSAT shall have the right at any time during the term of the Convertible Junior Subordinated Debentures to extend the interest payment period from time to time to a period not exceeding 60 consecutive months (the "Extension Period"), at the end of which Extension Period COMSAT shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Junior Subordinated Debentures to the extent permitted by applicable law). In no event shall any Extension Period extend beyond the maturity of the Convertible Junior Subordinated Debentures. During any Extension Period, COMSAT shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, COMSAT may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, COMSAT may select a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. If COMSAT Capital II shall be the sole holder of the Convertible Junior Subordinated Debentures, COMSAT shall give COMSAT Capital II notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Convertible Preferred Securities are payable or (ii) the date COMSAT Capital II is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Convertible Preferred Securities of the record date or the date such dividend is payable, but in any event not less than one Business Day prior to such record date. COMSAT shall cause COMSAT Capital II to give notice of COMSAT's selection of such Extension Period to the holders of the Convertible Preferred Securities. If COMSAT Capital II shall not be the sole holder of the Convertible Junior Subordinated Debentures, COMSAT shall give the holders of the Convertible Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date COMSAT is required to give notice to the NYSE or other applicable self-regulatory organization, or to holders of the Convertible Junior Subordinated Debentures, of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

    If at any time COMSAT Capital II shall be required to pay any interest on dividends in respect of the Convertible Preferred Securities pursuant to the terms thereof, then COMSAT will pay as interest to COMSAT Capital II as the holder of the Convertible Junior Subordinated Debentures ("Additional Interest") an amount equal to such interest on dividends in arrears. In addition, if COMSAT Capital II would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, COMSAT also will pay as Additional Interest such amounts as shall be required so that the net amounts received and retained by COMSAT Capital II after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts COMSAT Capital II would have received had no such taxes, duties, assessments or governmental charges been imposed.

CONVERSION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

    The Convertible Junior Subordinated Debentures will be convertible into COMSAT Common Stock at the option of the holders of the Convertible Junior Subordinated Debentures at any time at the initial conversion price set forth on the cover page of this Prospectus subject to the conversion price adjustments described under "Description of the Convertible Preferred Securities -- Conversion Rights". COMSAT Capital II will covenant not to convert Convertible Junior Subordinated Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, COMSAT Capital II will distribute $50 principal amount of the Convertible Junior Subordinated Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Security so converted, whereupon the Conversion Agent will convert such Convertible Junior Subordinated Debentures to COMSAT Common Stock on behalf of such holder. COMSAT's delivery to the holders of the Convertible Junior Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of COMSAT Common Stock into which the Convertible Junior Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy COMSAT's obligation to pay the principal amount of the Convertible Junior Subordinated Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Junior Subordinated Debenture is converted between a record date for payment of interest and the related payment date, the interest payable on such succeeding interest payment date with respect to such Convertible Junior Subordinated Debenture shall be paid despite such conversion.

MANDATORY PREPAYMENT

    If COMSAT Capital II redeems Convertible Preferred Securities in accordance with the terms thereof, the Convertible Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Convertible Preferred Securities so redeemed, together with any accrued and unpaid interest thereon, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as COMSAT and COMSAT Capital II shall agree. The Convertible Junior Subordinated Debentures are not entitled to the benefit of any sinking fund.

OPTIONAL REDEMPTION

    COMSAT shall have the right to redeem the Convertible Junior Subordinated Debentures without premium or penalty, in whole or in part, concurrent with the redemption by COMSAT Capital II of the Convertible Preferred Securities (if any Convertible Preferred Securities are then outstanding), at any time or from time
to time on or after              ,     , upon not less than 30 nor more than  60
days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

    In the event of any redemption in part, COMSAT shall not be required to (i) issue, register the transfer of or exchange any Convertible Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Junior Subordinated Debentures and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Convertible Junior Subordinated Debentures and (ii) register the transfer of or exchange any Convertible Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Junior Subordinated Debenture being redeemed in part. (Section 2.05).

SUBORDINATION

    The Indenture provides that the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of COMSAT as provided in the Indenture. No payment of principal of (including redemption payments), or interest on, the Convertible Junior Subordinated Debentures may be made (i) if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of COMSAT to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Convertible Junior Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Convertible Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Junior Subordinated Debentures are paid in full. (Sections 14.01 to 14.03). However, since Senior Indebtedness currently is not secured and ranks PARI PASSU with other unsecured indebtedness of COMSAT, rights of subrogation currently do not improve the position of the holders of the Convertible Junior Subordinated Debentures in relation to the holders of any other unsecured indebtedness of COMSAT.

    The term "Senior Indebtedness" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed: (i) all indebtedness of COMSAT evidenced by notes, debentures, bonds or other securities sold by COMSAT for money; (ii) all indebtedness of others of the kinds described in the preceding clause (i) assumed by or guaranteed in any manner by COMSAT or in effect guaranteed by COMSAT; and (iii) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (i) and (ii); provided, however, that the following shall not constitute Senior Indebtedness: (a) any indebtedness of COMSAT to any subsidiary of COMSAT, or (b) any indebtedness, which by the terms of the instrument creating or evidencing the same expressly provides that such indebtedness is not superior in right of payment to or is PARI PASSU with the Convertible Junior Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Section 1.01).

    The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. At March 31, 1995, Senior Indebtedness of COMSAT aggregated approximately $751 million.

CERTAIN COVENANTS OF COMSAT

    COMSAT will covenant that it will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock, if at such time (i) there shall have occurred any event that would constitute an Event of Default under the Indenture, (ii) COMSAT shall be in default with respect to its payment of any obligations under the Guarantee or (iii) COMSAT shall have given notice of its selection of an extended interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing. (Section 4.06). COMSAT will also covenant (i) to remain the sole general partner of COMSAT Capital II and maintain 100% ownership of the general partnership interests thereof; provided that any permitted successor of COMSAT under the Indenture may succeed to COMSAT's duties as General Partner, (ii) to contribute capital in an amount equal to at least 3% of the total capital contributions to COMSAT Capital II, (iii) not to voluntarily dissolve, wind-up or terminate COMSAT Capital II, except in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of Preferred Securities in liquidation of COMSAT Capital II and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement, (iv) to timely perform all of its duties as the general partner in COMSAT Capital II (including the duty to pay dividends on the Convertible Preferred Securities), (v) to use its reasonable efforts to cause COMSAT Capital II to remain a limited partnership except in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement and otherwise continue not to be treated as an association taxable as a corporation for United States federal income tax purposes and (vi) to deliver shares of COMSAT Common Stock upon an election by the holders of Convertible Preferred Securities to convert the Convertible Junior Subordinated Debentures. (Section 4.07).

EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Junior Subordinated Debentures: (i) failure for 10 days to pay interest on the Convertible Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due; or (ii) failure to pay principal or premium, if any, on the Convertible Junior Subordinated
Debentures when due whether at maturity, upon redemption by declaration or otherwise; or (iii) failure by COMSAT to deliver shares of COMSAT Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; or (iv) failure to observe or perform any other covenant (other than those specifically relating to another series of Junior Subordinated Debentures) contained in the Indenture for 90 days after notice; or (v) the dissolution, winding-up or termination of COMSAT Capital II, except in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of Convertible Preferred Securities in liquidation of COMSAT Capital II and in connection with certain mergers, consolidations or amalgamations permitted by the Limited Partnership Agreement; or (vi) certain events in bankruptcy, insolvency or reorganization of COMSAT. (Section 6.01).

    The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures may declare the principal of and interest (including any Additional Interest) on the Convertible Junior Subordinated Debentures due and payable immediately on default with respect to such series; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Junior Subordinated Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to such series, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "-- Modification of the Indenture".

    COMSAT Capital II is the initial holder of the Convertible Junior Subordinated Debentures. However, while the Convertible Preferred Securities are outstanding, COMSAT Capital II has agreed not to waive an Event of Default with respect to the Convertible Junior Subordinated Debentures without the consent of holders of 66 2/3% in aggregate liquidation preference of the Convertible Preferred Securities then outstanding. A default under any other indebtedness of COMSAT or COMSAT Capital II would not constitute an Event of Default under the Convertible Junior Subordinated Debentures.

    Subject to the provision of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Junior Subordinated Debentures, unless such holders shall have offered to the Trustee reasonable indemnity.

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
Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of Convertible Junior Subordinated Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series.

    No holder of any Convertible Junior Subordinated Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and, if COMSAT Capital II is not the sole holder of Convertible Junior Subordinated Debentures, unless also the holders of at least 25% in aggregate principal amount of the Convertible Junior Subordinated Debentures then outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Junior Subordinated Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Convertible Junior Subordinated Debenture for enforcement of payment of the principal of or interest on such Convertible Junior Subordinated Debenture on or after the respective due dates expressed in such Convertible Junior Subordinated Debenture (Sections 6.01 and 6.06).

    The holders of a majority in aggregate outstanding principal amount of all series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest. (Section 6.06). COMSAT is required to file annually with the Trustee a certificate as to whether or not COMSAT is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d)).

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL REPRESENTATIVE

    If (i) COMSAT Capital II fails to pay dividends in full on the Convertible Preferred Securities for 18 consecutive monthly dividend periods; (ii) an Event of Default occurs and is continuing on the Convertible Junior Subordinated Debentures; or (iii) COMSAT is in default on any of its payment of other obligations under the Guarantee, under the terms of the Convertible Preferred Securities, the holders of outstanding Convertible Preferred Securities will have the rights referred to under "Description of the Convertible Preferred Securities -- Voting Rights", including the right to appoint a Special Representative, which Special Representative shall be authorized to exercise COMSAT Capital II's right to accelerate the principal amount of the Convertible Junior Subordinated Debentures and to enforce COMSAT Capital II's other creditor rights under the Convertible Junior Subordinated Debentures. Notwithstanding the appointment of any such Special Representative, COMSAT shall continue as General Partner and shall retain all rights under the Indenture, including the right to extend the interest payment period from time to time to a period not exceeding 60 consecutive months.

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting COMSAT and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of each series which are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Junior
Subordinated Debentures,  without  the consent  of  the holder  of  each  Junior
Subordinated   Debenture  so   affected  or   (ii)  reduce   the  percentage  of

Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Junior Subordinated Debenture then outstanding and affected thereby. (Section 9.02).

    In addition, COMSAT and the Trustee may execute, without the consent of any holder of Convertible Junior Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Junior Subordinated Debentures. (Sections 2.01, 9.01 and 10.01).

CONSOLIDATION, MERGER OR SALE OF ASSETS

    The Indenture does not contain any covenant which restricts COMSAT's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions. (Section 10.01).

SET-OFF

    Notwithstanding anything to the contrary in the Indenture, COMSAT shall have the right to set-off any payment with respect to the Convertible Junior Subordinated Debentures it is otherwise required to make thereunder with and to the extent COMSAT has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

GOVERNING LAW

    The Indenture and the Convertible Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

INFORMATION CONCERNING THE TRUSTEE

    The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01). Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. (Section 7.02). The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01).

                        EFFECT OF OBLIGATIONS UNDER THE
          CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

    As set forth in the Limited Partnership Agreement, the sole purpose of COMSAT Capital II is to issue the Convertible Preferred Securities and use the proceeds thereof to purchase from COMSAT the Convertible Junior Subordinated Debentures.

    As long as payments of interest and other payments are made when due on the Convertible Junior Subordinated Debentures, such payments will be sufficient to cover dividends and payments due on the Convertible Preferred Securities primarily because (i) the aggregate principal amount of Convertible Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Convertible Preferred Securities and the General Partnership Payment; (ii) the interest rate and interest and other payment dates on the Convertible Junior Subordinated Debentures will match the dividend rate and dividend and other payment dates for the Convertible Preferred Securities;
(iii) the Limited Partnership Agreement provides that COMSAT, as General Partner, shall pay for all, and COMSAT Capital II shall not be obligated to pay, directly or indirectly, for any, costs and expenses of COMSAT Capital II; and
(iv) the Limited Partnership Agreement further provides that the General Partner shall not cause or permit COMSAT Capital II to, among other things, engage in any activity that is not consistent with the purposes of COMSAT Capital II.

    If COMSAT fails to make interest or other payments on the Convertible Junior Subordinated Debentures when due, the Limited Partnership Agreement provides a mechanism whereby the holders of the Convertible Preferred Securities may enforce the rights of COMSAT Capital II under the Convertible Junior Subordinated Debentures through the appointment of a Special Representative.
Payments of dividends and other payments due on the Convertible Preferred Securities out of moneys held by COMSAT Capital II are guaranteed by COMSAT to the extent set forth under "Description of the Guarantee". The Limited Partnership Agreement also provides, and COMSAT, under the Guarantee, acknowledges, that a Special Representative may be appointed to enforce the Guarantee if COMSAT is in default on any of its payment obligations under the Guarantee. In addition, if the General Partner or the Special Representative fails to enforce the Guarantee, a holder of a Convertible Preferred Security may institute a legal proceeding directly against COMSAT to enforce its rights under the Guarantee without first instituting a legal proceeding against COMSAT Capital II or any other person or entity.

    COMSAT and COMSAT Capital II believe that the above mechanisms and obligations, taken together, are substantially equivalent to a full and unconditional guarantee by COMSAT of payments due on the Convertible Preferred Securities.

                      DESCRIPTION OF COMSAT CAPITAL STOCK

    The following is a brief description of the capital stock of COMSAT as provided for in the COMSAT Articles of Incorporation (the "COMSAT Articles") and the Satellite Act. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the COMSAT Articles and the relevant provisions of the Satellite Act, each of which is an exhibit to the Registration Statement of which this Prospectus is a part.

    The Satellite Act and the COMSAT Articles create a number of restrictions on the rights of holders of COMSAT capital stock. The limitations contained in the COMSAT Articles and the Satellite Act may restrict the ability of COMSAT to issue shares of COMSAT Common Stock to certain persons in connection with the conversion of Convertible Preferred Securities or Convertible Junior Subordinated Debentures into COMSAT Common Stock and may limit the rights of certain shareholders to own, transfer and vote shares of COMSAT Common Stock.

    The COMSAT Articles currently authorize the issuance of 105,000,000 shares of capital stock, including 5,000,000 shares of preferred stock, without par value ("COMSAT Preferred Stock"), and 100,000,000 shares of common stock, without par value. As of March 31, 1995, 47,143,071 shares of COMSAT Common Stock were outstanding. As of that date, no shares of COMSAT Preferred Stock were issued or outstanding.

GENERAL

    The Satellite Act and the COMSAT Articles impose three major restrictions on the ownership, transfer and voting of shares of COMSAT capital stock.

    COMMON CARRIERS. The Satellite Act provides that only those Common Carriers (as defined below) which are specifically authorized or which are members of a class of carriers authorized by the FCC to own COMSAT Common Stock ("Authorized Carriers") may own shares of COMSAT capital stock, and at no time shall Authorized Carriers directly or indirectly own in the aggregate more than 50% of the capital stock of COMSAT. See "-- Provisions Pertaining to Common Carriers". The Satellite Act provides further that Common Carriers as a group are entitled to elect directors separately from the other shareholders when Common Carriers own or hold more than 8% of the capital stock. The number of directors that Common Carriers are entitled to elect is specified by formula in the Satellite Act. See "-- Voting Rights; Election of Directors". Common Carriers currently own or hold less than 8% of the capital stock. The COMSAT Articles designate shares of COMSAT Common Stock held by persons other than Common Carriers as Series I shares and shares of Common Stock held by Common Carriers as Series II shares. See "-- Common Stock".

    ALIEN PERSONS. The Satellite Act provides that Alien Persons (as defined below) may not own or hold more than 20% of the aggregate number of outstanding shares of COMSAT capital stock held by persons other than Common Carriers. See "-- Restrictions on Ownership and Transfer of Shares".

    HOLDINGS BY ANY PERSON, SYNDICATE OR AFFILIATED GROUP. The Satellite Act provides that no person, syndicate or affiliated group of such persons (other than a Common Carrier) may own or hold more than 10% of the aggregate number of outstanding shares of COMSAT capital stock. Pursuant to authority contained in the COMSAT Articles, COMSAT's Board of Directors (the "COMSAT Board") may determine by resolution that such percentage may be less than 10%. The COMSAT Board has determined that the ownership limitation shall be 10%, but that no person, syndicate or affiliated group of such persons (other than a Common Carrier) may vote shares held in excess of 5% of the aggregate number of outstanding shares of COMSAT capital stock. See "-- Restrictions on Ownership and Transfer of Shares" and "-- Voting Rights; Election of Directors".

COMMON STOCK

    All shares of COMSAT Common Stock are designated by the COMSAT Articles as either Series I or Series II shares depending upon the character of the holder of such shares. Shares of COMSAT Common Stock issued or transferred to persons other than Common Carriers are designated Series I shares ("Series I shares"). "Common Carrier" means (i) any person (other than COMSAT) engaged within the United States as a common carrier for hire, in interstate or foreign communication by wire or radio or interstate or foreign radio transmission of energy; or (ii) any person which owns or controls, directly or indirectly, or is under direct or indirect common control with, any such person. A person engaged in radio broadcasting is not, insofar as so engaged, deemed to be a Common Carrier. Shares of COMSAT Common Stock issued or transferred to Authorized Carriers are designated Series II shares ("Series II shares"). Except as described below, the rights of a holder of Series I shares and the rights of a holder of Series II shares are the same. Accordingly, subject to the rights of the holders of COMSAT Preferred Stock, if any, all holders of COMSAT Common Stock are entitled to receive such dividends as may be declared by the COMSAT Board out of funds legally available therefor. Upon any liquidation, dissolution, or winding up of COMSAT, subject to the rights of the holders of COMSAT Preferred Stock, if any, all holders of shares of COMSAT Common Stock are entitled to receive, pro rata, the assets of COMSAT available for distribution. No conversion rights, preemptive rights or redemption rights are applicable to shares of COMSAT Common Stock.

    The total number of Series I shares and Series II shares outstanding as of March 31, 1995 was 47,122,247 shares and 20,824 shares, respectively. Series II shares constituted less than 0.1% of the outstanding shares as of such date.

PREFERRED STOCK

    The COMSAT Articles provide that the COMSAT Preferred Stock, if issued, (i) shall have voting rights equivalent to the Series I shares, (ii) may only be held by persons who are not Common Carriers or subsidiaries or affiliates of Common Carriers or are not trustees or directors of Common Carriers or subsidiaries or affiliates of Common Carriers, (iii) shall be aggregated with the Series I shares in determining compliance with the restrictions on foreign ownership, (iv) shall be aggregated with shares of COMSAT Common Stock in determining the number of outstanding shares and compliance with the restriction on the amount of COMSAT's capital stock that may be held by non-Common Carriers,
(v) if entitled to dividends, shall be entitled to cumulative dividends, (vi) shall have no preemptive rights, and (vii) with respect to shares of any series of COMSAT Preferred Stock, may, if so determined by the COMSAT Board, be convertible into shares of another class of COMSAT capital stock or another series of COMSAT Preferred Stock.

    No dividends may be declared or paid on any COMSAT Common Stock nor, except in limited cases, may any COMSAT Common Stock be purchased or redeemed by COMSAT, unless all dividends on all series of COMSAT Preferred Stock shall have been paid or declared and a sum sufficient for the payment thereof set aside. In the event of any liquidation, dissolution or winding up of COMSAT, before any payment is made to holders of COMSAT Common Stock, the holders of COMSAT Preferred Stock shall be entitled to be paid in full their liquidation preference as fixed in the resolutions of the COMSAT Board issuing such stock, together with accrued dividends.

    The COMSAT Articles provide that the COMSAT Board shall have the authority to fix the relative rights and preferences of the shares of any series of COMSAT Preferred Stock generally as follows: (i) the serial designation of such series,
(ii) the number of shares included in such series, (iii) the dividend rate of the series, (iv) the date from which dividends shall be cumulative, (v) the liquidation preference of the series, (vi) the provisions relating to the redemption of shares of the series, (vii) the obligations to create a sinking fund to purchase or redeem shares, (viii) the conversion privileges of such shares into any other class of COMSAT capital stock or any other series of COMSAT Preferred Stock, and (ix) any other relative rights or preferences not inconsistent with the COMSAT Articles or applicable law.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF SHARES

    As indicated above, the ownership and transfer of shares of COMSAT Common Stock and COMSAT Preferred Stock are subject to a number of limitations, including the following: (i) not more than 20% of the aggregate number of outstanding shares of COMSAT Common Stock (held by persons other than Common Carriers) and of COMSAT Preferred Stock may be held by Alien Persons (as defined below), and (ii) not more than 10% of the aggregate number of outstanding shares of COMSAT Common Stock and of COMSAT Preferred Stock may be held by any person, syndicate or affiliated group of persons (other than a Common Carrier). Subject to these limitations (as more fully described below), a holder of shares of COMSAT Common Stock may at any time transfer, sell or otherwise dispose of such shares to any person to whom shares of either series of COMSAT Common Stock may be issued, and, upon surrender of the share certificate for transfer, the transferee will receive a certificate, representing the same number of shares as the surrendered certificate, for shares of the appropriate series.

    For purposes of the limitation described above, "Alien Person" means a person who is, as to the United States: (i) an alien or the representative of any alien; (ii) a foreign government or the representative thereof; (iii) a corporation organized under the laws of any foreign government; (iv) a corporation of which any officer or director is an alien or of which more than one-fifth of the capital stock is owned of record or voted by aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country; or (v) any corporation directly or indirectly controlled by any other corporation of which any officer or more than one-fourth of the directors are aliens, or of which more than one-fourth of the capital stock is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country.

    The Satellite Act provides that the maximum aggregate percentage of COMSAT Common Stock and COMSAT Preferred Stock that may be held by any person or syndicate or affiliated group of persons (other than a Common Carrier) shall not exceed 10%; the COMSAT Articles provide that such percentage shall be determined from time to time by the COMSAT Board (but, in any event, shall not be greater than 10%). Pursuant to authority contained in the Satellite Act and the COMSAT Articles, the COMSAT Board has determined by resolution that the aggregate number of shares of COMSAT Common Stock and COMSAT Preferred Stock owned or held by any person or syndicate or affiliated group of such persons (other than a Common Carrier) may not at any time exceed 10% of the total number of outstanding shares of COMSAT capital stock, but that no person, syndicate or affiliated group of such persons (other than a Common Carrier) may vote shares held in excess of five percent of the aggregate number of outstanding shares of COMSAT capital stock. Notice of a determination by the COMSAT Board changing the maximum percentage must be mailed to each holder of record of COMSAT capital stock not less than 10 days before the effective date of such determination. Any reduction from the maximum will not apply to the ownership of shares acquired before the effective date of any such determination.

    Certain other limitations apply to the ownership and holding of shares by, and the transfer of shares by and to, Common Carriers. See "-- Provisions Pertaining to Common Carriers".

    The COMSAT Board is authorized to establish procedures with respect to the issuance or transfer of shares of COMSAT capital stock to enforce the limitations referred to above. Procedures established by the COMSAT Board require that, in connection with each issuance or transfer of shares on the books of COMSAT, the transferee complete an application for transfer of the shares. Such application calls for information about the transferee's citizenship status and relationship with Common Carriers. The COMSAT Board may deem certain transferees automatically to have a particular status, such as Series I domestic or Series I foreign, without requiring the completion of an application with respect to each transfer.

    Neither the Satellite Act nor the COMSAT Articles define the respective rights of the seller and purchaser of shares of COMSAT capital stock where, because of the restrictions on the ownership and transfer of such shares, the purchaser is not entitled to have the shares transferred to him or her on the books of COMSAT. The respective rights of the seller and purchaser in such a case would be determined under the law applicable to such sale. The COMSAT Articles provide, however, that nothing in the provisions thereof limiting the ownership and transfer of shares of COMSAT capital stock shall be deemed to affect the right of the purchaser in such a case to transfer his or her interest in the shares to any person who, under the provisions of the Satellite Act and the COMSAT Articles, lawfully may acquire such interest.

    At the close of business on March 31, 1995, to COMSAT's knowledge, based on information provided by COMSAT's registrar and transfer agent, approximately 0.3% of the outstanding Series I shares were owned by or for the account of Alien Persons. Based on the number of Series I shares outstanding on March 31, 1995, the alien ownership limitation would allow a maximum of 9,424,449 shares of COMSAT Common Stock to be owned by Alien Persons.

PROVISIONS PERTAINING TO COMMON CARRIERS

    Shares of COMSAT Common Stock held by Authorized Carriers are designated Series II shares. Except for an Authorized Carrier, shares of COMSAT capital stock may not be owned or held, directly or indirectly, by any Common Carrier, or by a subsidiary or affiliate of any Common Carrier, nor may COMSAT capital stock be owned or held by a trustee, director, or officer of any of the foregoing, unless (a) such person is serving at the request of COMSAT or one of its subsidiaries as a trustee, director or officer of a Common Carrier, or of a subsidiary or affiliate of such a carrier, in which COMSAT or its subsidiary owns stock or is a creditor or (b)(i) such person individually is not a Common Carrier; (ii) such shares are owned by such person free from any direct or indirect control of a Common Carrier or of a subsidiary or affiliated company of a Common Carrier; and (iii) such person is authorized by the FCC to serve concurrently as a trustee or director of such Common Carrier or of such subsidiary or affiliated company of a Common Carrier and as a director of COMSAT. The aggregate number of shares of COMSAT Common Stock owned or held, directly or indirectly, by Authorized Carriers may not at any time exceed 50% of the total number of shares of COMSAT Common Stock issued and outstanding. No Authorized Carrier or affiliated group of such carriers may sell or transfer to persons other than Authorized Carriers shares of COMSAT Common Stock totalling, in any consecutive 12-month period, more than two percent of the greatest number of Series II shares issued and outstanding at any time during such period, except pursuant to a general public offering or in conformity with regulations adopted by the COMSAT Board to encourage the widest distribution of shares of COMSAT Common Stock to the American public. The FCC is authorized, upon application by any Authorized Carrier and after notice and hearing, to compel any other Authorized Carrier which owns shares of COMSAT capital stock to transfer to the applicant, for fair and reasonable consideration, such number of shares as the FCC determines will advance the public interest and the purposes of the Satellite Act. Common Carriers may not own or hold COMSAT Preferred Stock.

VOTING RIGHTS; ELECTION OF DIRECTORS

    If COMSAT Preferred Stock is issued, except in the election of directors, the holders thereof will be entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. In the election of directors, shares of COMSAT Preferred Stock would be treated in the same manner as Series I shares, as described below.

    Except for the election of directors, each share of COMSAT Common Stock is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. In certain cases, the District of Columbia Business Corporation Act would require a proposition to receive the approval of the holders of the COMSAT Common Stock and the COMSAT Preferred Stock voting separately. Such cases include certain amendments to the COMSAT Articles, mergers or consolidations, and the sale of all or substantially all of the assets of COMSAT. In such cases, the holders of COMSAT Preferred Stock could prevent such matters from being approved, even if approved by the holders of COMSAT Common Stock.

    The Satellite Act provides that the COMSAT Board shall consist of 15 directors, of whom three shall be appointed by the President of the United States with the advice and consent of the United States Senate, and the remaining 12 shall be elected by the shareholders. Six of such directors are to be elected by holders of Series I shares and six by holders of Series II shares. However, the Satellite Act provides that if, as of the record date for an annual meeting of shareholders, the number of Series II shares held by Authorized Carriers is less than 45% of the total number of shares of capital stock outstanding, the number of directors holders of Series II shares are entitled to elect will decrease and the number of directors holders of Series I shares are entitled to elect ("Series I directors") will increase in accordance with the following table:

   WHEN PROPORTION OF
    SHARES OF ISSUED                          THE NUMBER OF            AND THE NUMBER OF
     AND OUTSTANDING                         DIRECTORS WHICH      DIRECTORS WHICH HOLDERS OF
  COMSAT CAPITAL STOCK                         HOLDERS OF             SERIES I SHARES AND
    THAT IS OWNED BY                        SERIES II SHARES        COMSAT PREFERRED STOCK
   AUTHORIZED CARRIERS        BUT NOT        ARE ENTITLED TO            ARE ENTITLED TO
      IS LESS THAN:         LESS THAN:       ELECT SHALL BE:            ELECT SHALL BE:
- - -------------------------  -------------  ---------------------  -----------------------------
              45%                  40%                  5                          7
              40%                  35%                  4                          8
              35%                  25%                  3                          9
              25%                  15%                  2                         10
              15%                   8%                  1                         11
               8%               --                      0                         12

    When Authorized Carriers own less than 8% of the shares of COMSAT capital stock (as is currently the case), all shareholders vote together for directors, and all directors are considered Series I directors. The Satellite Act makes no provision for adjustment of Series I and Series II directorships when, between annual meetings, a change in the relative holdings of Series I shares and Series II shares of COMSAT Common Stock and shares of COMSAT Preferred Stock may occur.

    In voting for directors, the Satellite Act provides that each COMSAT shareholder shall have cumulative voting rights. Under cumulative voting, the holder may cast a number of votes equal to the number of shares held multiplied by the total number of directors to be elected and may cast all of such votes for a single candidate or may distribute such votes among any number of candidates to be elected. The Satellite Act restricts the voting power of Common Carriers by preventing any one such carrier from electing more than three directors and all Common Carriers in the aggregate from electing more than six directors, unless, as is currently the case, all Common Carriers together own less than 8% of all outstanding shares of COMSAT capital stock. In such event, all Common Carriers vote together with the other shareholders for the Series I directors.

    No share may be voted on any matter at a meeting of shareholders if, at the time of such meeting, the share is owned or held in violation of the Satellite Act or any regulation promulgated thereunder or in violation of the COMSAT Articles or any determination made by the COMSAT Board thereunder. The COMSAT Board has determined, pursuant to authority granted in the COMSAT Articles, that no person, syndicate or affiliated group of such persons (other than a Common Carrier) may vote shares held in excess of 5% of the aggregate number of outstanding shares of COMSAT capital stock. COMSAT may, in accordance with resolutions adopted by the COMSAT Board, require that a holder of shares furnish appropriate information in this connection when voting such shares.

    All of the above provisions will apply to shares of COMSAT Common Stock that may be issued upon conversion of the Convertible Preferred Shares or the Convertible Junior Subordinated Debentures.

OTHER

    Under the provisions of the Satellite Act, COMSAT is authorized to issue, in addition to shares of COMSAT Common Stock and COMSAT Preferred Stock, non-voting securities, bonds, debentures and other certificates of indebtedness as it may determine. The Satellite Act requires FCC approval to issue shares of COMSAT capital stock, as well as for any borrowing of funds by COMSAT or any assumption by it of any obligation in respect of the securities of any other person. COMSAT is currently subject to an FCC-approved Capitalization Plan which includes parameters requiring that COMSAT maintain (i) a long-term debt to total capitalization ratio of not greater than 45%, (ii) an interest coverage ratio of
2.3 to 1, and (iii) not more than $200 million in short-term borrowings. Pursuant to the Capitalization Plan, COMSAT is permitted to issue equity securities upon two days' notice to the FCC so long as COMSAT is in compliance with such parameters.

    The transfer agent, registrar and dividend disbursing agent for the COMSAT Common Stock is The Bank of New York.

                             UNITED STATES TAXATION

GENERAL

    This  section  is a  summary  of certain  United  States federal  income tax considerations that may be relevant to prospective purchasers of Convertible Preferred Securities and represents the opinion of Crowell & Moring, special tax counsel to COMSAT and COMSAT Capital II, insofar as it relates to matters of law and legal conclusions. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes may cause tax consequences to vary substantially from the consequences described below. Moreover, the transactions described in this Prospectus raise certain novel tax issues which have not been ruled on by the courts or the Internal Revenue Service (the "IRS") in similar transactions. As a result, there can be no assurance that the IRS will not audit these transactions and, if it does so, that the IRS will agree with the conclusions set forth below.

    No attempt has been made in the following discussion to comment on all United States federal income tax matters affecting purchasers of Convertible Preferred Securities. Moreover, the discussion focuses on holders of Convertible Preferred Securities who are individual citizens or residents of the United States, who purchase Convertible Preferred Securities at original issue for their initial offering price and who hold the Convertible Preferred Securities as a capital asset, and has only limited application to corporations, estates, trusts, non-resident aliens or taxpayers having a taxable year other than the calendar year. Accordingly, each prospective purchaser of Convertible Preferred Securities should consult, and should depend on, his or her own tax advisor in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of Convertible Preferred Securities.

TAX CLASSIFICATION

    Crowell & Moring is of the opinion that (i) COMSAT Capital II will be classified as a partnership for federal income tax purposes and (ii) the Convertible Junior Subordinated Debentures will be classified as indebtedness for federal income tax purposes, although no assurances can be made in either regard. The following discussion assumes such classifications.

INCOME FROM CONVERTIBLE PREFERRED SECURITIES

    Each holder of Convertible Preferred Securities (a "Preferred Securityholder") will be required to include in gross income the Preferred Securityholder's distributive share of the net income of COMSAT Capital II. If COMSAT Capital II is merged into a trust that is treated as a grantor trust, each Preferred Securityholder will be treated as owning directly an allocable portion of the Convertible Junior Subordinated Debentures and as earning directly the income derived therefrom. In either case, such income will not exceed for any calendar month the dividends received on such Convertible Preferred Securities, except in limited circumstances as described below under "Original Issue Discount" and "Potential Extension of Interest Payment Period". Any amount so included in a Preferred Securityholder's gross income will increase its tax basis in the Convertible Preferred Securities, and the amount of nonliquidating distributions of cash by COMSAT Capital II to a Preferred Securityholder will reduce such Preferred Securityholder's tax basis in the Convertible Preferred Securities (but not below zero). No portion of such income will be eligible for the dividends received deduction.

ORIGINAL ISSUE DISCOUNT

    Under Treasury Regulations, the stated interest payments on the Convertible Junior Subordinated Debentures will be treated as "original issue discount" (sometimes herein referred to for convenience as interest) because of the option that COMSAT has, under the terms of the Convertible Junior Subordinated
Debentures, to defer interest payments for up to 60 months. Under the Code, holders of debt with original issue discount must include that discount in income on an economic accrual basis and before the receipt of cash attributable to the interest regardless of their method of tax accounting. Except to the extent COMSAT exercises its option to defer interest payments, the characterization of the stated interest on the Convertible Junior Subordinated Debentures as original issue discount will not affect the timing or amount of income reportable by Preferred Securityholders. In the event that interest payments are deferred, COMSAT Capital II will continue to accrue income equal to the amount of the interest payment due at the end of the Extension Period on an economic accrual basis over the length of the Extension Period.

    Accrued income will be allocated, but not distributed, to Preferred Securityholders of record on the Business Day preceding the last day of each calendar month. As a result, owners of Convertible Preferred Securities on a record date during an Extension Period will include interest in gross income in advance of the receipt of cash, and any such Preferred Securityholder who disposes of Convertible Preferred Securities prior to the record date for the payment of dividends following such Extension Period will include such Preferred Securityholder's allocable share of such interest in gross income but will not receive any cash related thereto.

    Holders of Convertible Junior Subordinated Debentures received upon a liquidation of COMSAT Capital II or deemed to be owned by the Preferred Securityholders upon merger of COMSAT Capital II into a trust that is taxed as a grantor trust, will include in income interest on the Convertible Junior Subordinated Debentures as the interest accrues (regardless of the Preferred Securityholder's method of accounting), and thus will also recognize income in advance of the receipt of cash.

DISPOSITION OF CONVERTIBLE PREFERRED SECURITIES

    Gain or loss will be recognized on a sale of Convertible Preferred Securities, including a redemption for cash, equal to the difference between the amount realized and the Preferred Securityholder's tax basis for the Convertible Preferred Securities sold. Gain or loss recognized by a Preferred Securityholder on the sale or exchange of a Convertible Preferred Security held for more than one year will generally be taxable as long-term capital gain or loss.

    The adjusted tax basis of the Convertible Preferred Securities sold will equal the amount paid for the Convertible Preferred Securities, plus accrued original issue discount, if any, as described herein allocated to the holder of such Convertible Preferred Securities and reduced by any cash distributed to such Preferred Securityholder by COMSAT Capital II. A Preferred Securityholder acquiring Convertible Preferred Securities at different prices may be required to maintain a single aggregate adjusted tax basis in Convertible Preferred Securities, and, upon sale or other disposition of some of the Convertible Preferred Securities, allocate a pro rata portion of such aggregate tax basis to the Convertible Preferred Securities sold (rather than maintaining a separate tax basis in each Convertible Preferred Security for purposes of computing gain or loss on a sale of such Convertible Preferred Security).

EXCHANGE OF CONVERTIBLE PREFERRED SECURITIES FOR COMSAT COMMON STOCK

    A Preferred Securityholder should not recognize gain or loss upon the exchange, through the Conversion Agent, of Convertible Preferred Securities for a proportionate share of the Convertible Junior Subordinated Debentures held by COMSAT Capital II. Under a change in law or a change in legal interpretation, however, the exchange could be a taxable event to holders of the Convertible Preferred Securities. In the judgment of Crowell & Moring, the series of events which would result in the recognition of taxable gain or loss by holders of the Convertible Preferred Securities by reason of such an exchange is not likely to occur. There can be no assurance in this regard, however. A Preferred Securityholder will in any event include in income interest accrued prior to the exchange.

    A Preferred Securityholder should not recognize gain or loss upon the conversion, through the Conversion Agent, of Convertible Junior Subordinated Debentures into COMSAT Common Stock. A Preferred Securityholder will recognize gain, however, upon the receipt of cash in lieu of a fractional share of COMSAT Common Stock equal to the amount of cash received less the Preferred Securityholder's tax basis in such fractional share. A Preferred Securityholder's tax basis in the COMSAT Common Stock received upon exchange and conversion should generally be equal to the Preferred Securityholder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received and a Preferred Securityholder's holding period in the COMSAT Common Stock received upon exchange and conversion should generally begin on the date the Preferred Securityholder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange, except in the event that the exchange is a taxable event as described above.

ADJUSTMENT OF CONVERSION PRICE

    Treasury Regulations promulgated under section 305 of the Code would treat COMSAT Capital II (and, thus, Preferred Securityholders) as having received a constructive distribution from COMSAT in the event the conversion ratio of the Convertible Junior Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest of COMSAT Capital II in the assets or earnings and profits of COMSAT were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the stock into which the Convertible Junior Subordinated Debentures are convertible. Thus, under certain circumstances, a reduction in the conversion price for the Convertible Junior Subordinated Debentures is likely to be taxable to COMSAT Capital II as a dividend to the extent of the current or accumulated earnings and profits of COMSAT. The Preferred Securityholders would be required to include their allocable share of such constructive dividend in gross income but will not receive any cash related thereto. In addition, the failure to fully adjust the conversion price of the Convertible Junior Subordinated Debentures to reflect distributions of stock dividends with respect to the COMSAT Common Stock may result in a taxable dividend to the holders of COMSAT Common Stock.

RECEIPT OF CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OR MERGER OF COMSAT
 CAPITAL II

    Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution", Convertible Junior Subordinated Debentures may be distributed to the holders of the Convertible Preferred Securities in liquidation of COMSAT Capital II. Under current United States federal income tax law, such a distribution would be treated as a non-taxable exchange to each holder of Convertible Preferred Securities and would result in the holder of Convertible Preferred Securities receiving an aggregate tax basis in the Convertible Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period in the Convertible Junior Subordinated Debentures so received in liquidation of COMSAT Capital II would include the period for which the Convertible Preferred Securities were held by such holder. In addition, a merger, consolidation or amalgamation of COMSAT Capital II into a trust that is treated as a grantor trust would be treated in the same manner as a distribution of the Convertible Junior Subordinated Debentures to the holders of the Convertible Preferred Securities in liquidation of COMSAT Capital II followed by a contribution of such Convertible Junior Subordinated Debentures to the grantor trust. Under a change in law, a change in legal interpretation or the other circumstances giving rise to a Tax Event or an Investment Company Event, however, the dissolution could be a taxable event to holders of the Convertible Preferred Securities. In the judgment of special tax counsel to COMSAT and COMSAT Capital II, the series of events which would result in the recognition of taxable gain or loss by holders of the Convertible Preferred Securities, by reason of a dissolution of COMSAT Capital II, is not likely to occur. There can be no assurance in this regard, however.

TAXATION OF HOLDERS OF GRANTOR TRUST INTERESTS

    If COMSAT Capital II is merged into a trust treated as a grantor trust, the tax consequences of holding Successor Securities will differ in certain respects from the tax consequences of holding Convertible Preferred Securities. In general, holders of Successor Securities will be required to include in gross income the income of the trust as such income accrues to the trust. A holder that includes amounts in income in advance of the receipt of cash from the grantor trust may not receive the cash from the grantor trust related to such income if such holder disposes of its Successor Securities before the record date with respect to payment of such amounts. A holder's tax basis in the Successor Securities will be increased by the amount of any such accrued but unpaid income.

COMSAT CAPITAL II INFORMATION RETURNS AND AUDIT PROCEDURES

    COMSAT, as the General Partner in COMSAT Capital II, will furnish each Preferred Securityholder with a Schedule K-1 each year setting forth such Preferred Securityholder's allocable share of income for the prior calendar year. The Limited Partnership Agreement requires COMSAT to furnish such Schedule K-1 as soon as practicable following the end of the year, but in any event prior to March 31. In the event that COMSAT Capital II is replaced with a trust as previously described herein, investors will receive for tax reporting purposes a Form 1099 instead of a Form K-1.

    Any person who holds Convertible Preferred Securities as a nominee for another person is required to furnish to COMSAT Capital II (a) the name, address and taxpayer identification number of the beneficial owner and the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or
(iii) a tax-exempt entity; (c) the amount and description of Convertible Preferred Securities held, acquired or transferred for the beneficial owner; and
(d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. The nominee is required to supply the beneficial owners of Convertible Preferred Securities with the information furnished to COMSAT Capital II. Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and certain information on Convertible Preferred Securities they acquire, hold or transfer for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information.

    The General Partner, as the tax matters partner, will be responsible for representing the Preferred Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the later of the filing or the last date for filing of the partnership tax return (Form 1065), determined without regard to extensions. The General Partner, as the tax matters partner, will have authority to extend the statute of limitations with respect to partnership items for the Preferred Securityholders without their consent. Any adverse determination following an audit of the return of COMSAT Capital II by the appropriate taxing authorities could result in an adjustment of the returns of the Preferred Securityholders, and, under certain circumstances, a Preferred Securityholder may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment could also result in an audit of a Preferred Securityholder's return and adjustments of items not related to the income and losses of COMSAT Capital II.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD

    Under the Indenture, COMSAT has the right to extend from time to time the interest payment period on the Convertible Junior Subordinated Debentures to a period not exceeding 60 consecutive months. In the event that the interest payment period is extended, COMSAT Capital II will continue to accrue income equal to the amount of the interest payment due at the end of the Extension Period, on an economic basis over the length of the Extension Period. See "-- Original Issue Discount".

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any holder who or which is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust, in either case not subject to United States federal income tax on a net income basis in respect of a Convertible Preferred Security. This discussion is without regard to any income tax treaty that may be applicable.

    Under current United States federal income tax law, subject to the discussion below with respect to backup withholding:

        (i) Payments by COMSAT Capital II or any of its paying agents to any holder of a Convertible Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax provided that (a) the beneficial owner of the Convertible Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of capital stock of COMSAT entitled to vote, (b) the beneficial owner of the Convertible Preferred Security is not a controlled foreign corporation that is related to COMSAT through stock ownership and (c) either (x) the beneficial owner of the Convertible Preferred Security certifies to COMSAT Capital II or its agent (generally on Form W-8 or a substitute therefor), under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (y) the holder of the Convertible Preferred Security is a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution"), and such holder certifies to COMSAT Capital II or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes COMSAT Capital II or its agent with a copy thereof;

        (ii) a United States Alien Holder of a Convertible Preferred Security will generally not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Convertible Preferred Security; and

       (iii) a United States Alien Holder who is a nonresident alien individual present in the United States for 183 days or more in the taxable year of sale and who either has a "tax home" in the

    United States or with respect to whom certain other requirements are met, is generally subject to a 30% tax on the amount by which his gross gains from the sale of capital assets derived from U.S. sources exceed his gross losses from such sales.

(An alien individual who satisfies the "substantial presence test" of Section 7701(b)(3) of the Code, including an alien individual present in the United States for 183 days or more in the calendar year, will be taxed as a resident alien individual, and not as a nonresident alien individual.)

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to payments to noncorporate United States holders of the proceeds of the sale of Convertible Preferred Securities within the United States and "backup withholding" at a rate of 31% will apply to such payments if the United States holder fails to provide an accurate taxpayer identification number.

    Payments of the proceeds from the sale by a United States Alien Holder of Convertible Preferred Securities made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding, except that, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale by a noncorporate holder of Convertible Preferred Securities to or through the United States office of a broker is subject to information reporting and possible backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                                  UNDERWRITING

    Under  the terms and subject to  the conditions contained in an Underwriting
Agreement dated                    , 1995  (the "Underwriting  Agreement"),  the
Underwriters  named  below  (the  "Underwriters"),  for  whom  CS  First  Boston
Corporation, Goldman, Sachs & Co. and Smith Barney Inc. are acting as Representatives (the "Representatives"), have severally but not jointly agreed to purchase from COMSAT Capital II the following respective number of Convertible Preferred Securities:

                                                                                    NUMBER OF
                                                                                   CONVERTIBLE
                                                                                    PREFERRED
                                   UNDERWRITER                                     SECURITIES
- - ---------------------------------------------------------------------------------  -----------
CS First Boston Corporation......................................................
Goldman, Sachs & Co..............................................................
Smith Barney Inc.................................................................

                                                                                   -----------
    Total........................................................................
                                                                                   -----------
                                                                                   -----------

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Convertible Preferred Securities (other than those covered by the over-allotment option described below) if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

    COMSAT and COMSAT Capital II have granted to the Underwriters an option, expiring at the close of business on the 30th day after the date of this
Prospectus, to purchase up to       additional Convertible Preferred  Securities
at the initial public offering price less the underwriting discounts and commissions, all as set forth on the cover page of this Prospectus. Such option may be exercised only to cover over-allotments in the sale of the Convertible Preferred Securities. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Convertible Preferred Securities as it was obligated to purchase pursuant to the Underwriting Agreement.

    COMSAT and COMSAT Capital II have been advised by the Representatives that the Underwriters propose to offer the Convertible Preferred Securities to the public initially at the public offering price set forth on the cover page of this Prospectus and through the Representatives to certain dealers at such price
less a concession of  $            per Convertible  Preferred Security, and  the
Underwriters and such dealers may allow a discount of $          per Convertible
Preferred Security on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Representatives.

    In  view  of the  fact  that the  proceeds of  the  sale of  the Convertible
Preferred Securities will be used by COMSAT Capital II to purchase the Convertible Junior Subordinated Debentures, the Underwriting Agreement provides that COMSAT will pay as compensation to the Underwriters a commission of $ per Convertible Preferred Security.

    COMSAT and COMSAT Capital II have agreed that they will not offer, sell, contract to sell, announce their intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to (a) any limited partnership interests or other securities of COMSAT Capital II (other than the Convertible Preferred Securities offered hereby), (b) any preferred stock or any other securities of COMSAT which are substantially similar to the Convertible Preferred Securities including the Guarantee, or to the Convertible Junior Subordinated Debentures, (c) any shares of COMSAT Common Stock or any other capital stock of COMSAT, or (d) any other securities which are convertible into, or exercisable or exchangeable for, limited partnership interests in or other securities of COMSAT Capital II, or preferred stock or such substantially similar securities of COMSAT, or COMSAT Common Stock or other capital stock of COMSAT, in any such case for a period of 90 days after the date of this Prospectus, without the prior written consent of CS First Boston Corporation. Such agreement will not prevent the offer, sale, contract to sell, or other disposition of (i) the Preferred Securities, or the related guarantee or Junior Subordinated Debentures, (ii) COMSAT Common Stock issued or delivered upon conversion or exchange of the Convertible Preferred Securities or the Convertible Subordinated Debentures, (iii) securities issued or delivered upon conversion, exchange or exercise of any other securities of COMSAT outstanding on the date of this Prospectus, (iv) COMSAT capital stock issued pursuant to benefit or incentive plans maintained for its officers, directors or employees, or pursuant to the COMSAT dividend reinvestment plan, or
(v) securities issued in connection with mergers, acquisitions or similar transactions.

    COMSAT Capital II and COMSAT have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

    Certain of the Underwriters engage in transactions with, and from time to time have performed services for, COMSAT and its subsidiaries in the ordinary course of business.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

    The distribution of the Convertible Preferred Securities in Canada is being made only on a private placement basis exempt from the requirement that COMSAT and COMSAT Capital II prepare and file a prospectus with the securities regulatory authorities in each province where trades of Convertible Preferred Securities are effected. Accordingly, any resale of the Convertible Preferred Securities in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Convertible Preferred Securities.

REPRESENTATIONS OF PURCHASERS

    Each purchaser of Convertible Preferred Securities in Canada who receives a purchase confirmation will be deemed to represent to COMSAT and COMSAT Capital II and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Convertible Preferred Securities without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions".

RIGHTS OF ACTION AND ENFORCEMENT

    The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

    All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

    A purchaser of Convertible Preferred Securities to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Convertible Preferred Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5, a copy of which may be obtained from COMSAT. Only one such report must be filed in respect of Convertible Preferred Securities acquired on the same date and under the same prospectus exemption.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from COMSAT's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which includes an explanatory paragraph referring to the change in its method of accounting for income taxes), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

    The validity of the Convertible Preferred Securities, the validity of the Limited Partnership Agreement and the formation of COMSAT Capital II are being passed upon by Crowell & Moring, special counsel to COMSAT and COMSAT Capital
II. The validity of the Guarantee, the Convertible Junior Subordinated Debentures and the COMSAT Common Stock issuable upon exchange of the Convertible Junior Subordinated Debentures will be passed upon on behalf of COMSAT Capital II and COMSAT by Warren Y. Zeger, Esq., Vice President, General Counsel and Secretary of COMSAT. As of May , 1995, Mr. Zeger was the record owner of
      shares  of COMSAT Common Stock and had options to purchase       shares of
COMSAT Common Stock, of which options to purchase       shares were exercisable.
The validity of the Convertible Preferred Securities, the Guarantee, the Convertible Junior Subordinated Debentures and the COMSAT Common Stock will be passed upon for the Underwriters by Sullivan & Cromwell. Mr. Zeger will rely on Crowell & Moring as to certain matters of Delaware law. Statements as to United States taxation in this Prospectus in the second paragraph under the caption "Risk Factors -- Tax Event or Investment Company Event Redemption or Distribution", and under the caption "United States Taxation", have been passed upon for COMSAT and COMSAT Capital II by Crowell & Moring, special tax counsel to COMSAT and COMSAT Capital II, and are stated herein on their authority.

- - ------------------------------------------------
                                ------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COMSAT OR COMSAT CAPITAL II OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF COMSAT OR COMSAT CAPITAL II SINCE SUCH DATE.

                                ----------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           3
Incorporation of Certain Documents by
 Reference.....................................           3
Prospectus Summary.............................           4
Summary Financial Information of COMSAT........           9
Risk Factors...................................          10
COMSAT Capital II..............................          12
COMSAT Corporation.............................          12
Use of Proceeds................................          14
Capitalization of COMSAT.......................          15
Ratio of Earnings to Fixed Charges of COMSAT...          15
Market Prices of COMSAT Common Stock and
 Dividends.....................................          16
Description of the Convertible Preferred
 Securities....................................          17
Description of the Guarantee...................          30
Description of the Convertible Junior
 Subordinated Debentures.......................          33
Effect of Obligations Under the Convertible
 Junior Subordinated Debentures and the
 Guarantee.....................................          39
Description of COMSAT Capital Stock............          40
United States Taxation.........................          45
Underwriting...................................          51
Notice to Canadian Residents...................          52
Experts........................................          53
Validity of the Securities.....................          53

                                ,000,000 SHIPS-SM-
                               COMSAT Capital II
                                  % Share-linked
                    Income Preferred Securities (SHIPS-SM-)
                            guaranteed to the extent
                            set forth herein by, and
                       convertible into Common Stock of,

                           [LOGO] COMSAT Corporation

                                   PROSPECTUS

                                CS First Boston
                              Goldman, Sachs & Co.

                               Smith Barney Inc.

- - ------------------------------------------------
                                ------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses payable by the registrants with respect to the offering described in this Registration
Statement:

Securities and Exchange Commission registration fee..............  $  68,966
NASD fees........................................................     10,500
NYSE fees........................................................           *
Organization fees................................................           *
Trustee's fees and expenses......................................           *
Printing and engraving...........................................           *
Legal fees and expenses..........................................           *
Accounting fees and expenses.....................................           *
Rating Agency fees...............................................           *
Blue sky fees and expenses (including legal).....................           *
Miscellaneous fees and expenses..................................           *
                                                                   ---------
Total............................................................  $        *
                                                                   ---------
                                                                   ---------

- - --------------
*To be filed by amendment

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Reference is made to the provisions of Article III of COMSAT's Articles of Incorporation filed as Exhibit 4(a) to COMSAT's Registration Statement on Form S-3 (No. 33-51661) and the provisions of Article VIII of COMSAT's By-laws filed as Exhibit 3(b) to COMSAT's Annual Report on Form 10-K for the year ended December 31, 1994, which provisions are hereby incorporated by reference herein.

    Section 29-304 of the District of Columbia Business Corporations Act provides a District of Columbia corporation shall have the power to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or persons shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

    There are in effect directors' and officers' liability insurance policies which insure COMSAT's directors and officers against certain liabilities that they may incur in such capacities.

ITEM 16.  EXHIBITS.

    The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

 EXHIBIT NO.                                             DESCRIPTION OF EXHIBIT
- - --------------  --------------------------------------------------------------------------------------------------------
         1(a)   Form of Underwriting Agreement for Preferred Securities.*
         1(b)   Form of Underwriting Agreement for Convertible Preferred Securities.*

 EXHIBIT NO.                                             DESCRIPTION OF EXHIBIT
- - --------------  --------------------------------------------------------------------------------------------------------
         4(a)   Articles of Incorporation of COMSAT Corporation (composite copy; as amended through June 1, 1993)
                 (Incorporated by reference to Exhibit 4(a) to COMSAT Corporation's Registration Statement on Form S-3,
                 Commission File No. 33-51661).
         4(b)   By-laws of COMSAT Corporation (as amended through January 17, 1995) (Incorporated by reference to
                 Exhibit 3(b) to COMSAT Corporation's Annual Report on Form 10-K for the year ended December 31, 1994).
         4(c)   Form of Indenture between COMSAT Corporation and                   , as Trustee.*
         4(d)   Form of Supplemental Indenture (Junior Subordinated Debentures) between COMSAT Corporation and
                                   , as Trustee.*
         4(e)   Form of Amended and Restated Limited Partnership Agreement of COMSAT Capital I, L.P.*
         4(f)   Certificate of Limited Partnership of COMSAT Capital I, L.P.
         4(g)   Form of Junior Subordinated Debenture (See Exhibit 4(d)).
         4(h)   Form of Preferred Security (See Exhibit 4(e)).
         4(i)   Form of Supplemental Indenture (Convertible Junior Subordinated Debentures) between COMSAT Corporation
                 and                   , as Trustee.*
         4(j)   Form of Amended and Restated Limited Partnership Agreement of COMSAT Capital II, L.P.*
         4(k)   Certificate of Limited Partnership of COMSAT Capital II, L.P.
         4(l)   Form of Convertible Junior Subordinated Debenture (See Exhibit 4(i)).
         4(m)   Form of Convertible Preferred Security (See Exhibit 4(j)).
         4(n)   Form of Guarantee Agreement for Preferred Securities.*
         4(o)   Form of Guarantee Agreement for Convertible Preferred Securities.*
         4(p)   Form of COMSAT Series I Common Stock certificate (domestic).*
         4(q)   Form of COMSAT Series I Common Stock certificate (foreign).*
         5(a)   Opinion of Warren Y. Zeger, Vice President, General Counsel and Secretary of COMSAT Corporation, as to
                 the legality of certain securities to which this Registration Statement relates.*
         5(b)   Opinion of Crowell & Moring as to the legality of certain securities to which this Registration
                 Statement relates.*
         8      Opinion of Crowell & Moring, special tax counsel to the registrants, with respect to tax matters.*
        12      Statement re Ratio of Earnings to Fixed Charges.
        23(a)   Consent of Deloitte & Touche LLP.
        23(b)   Consent of Warren Y. Zeger (contained in Exhibit 5(a)).
        23(c)   Consent of Crowell & Moring (contained in Exhibit 5(b)).
        23(d)   Consent of Crowell & Moring (contained in Exhibit 8).
        24      Powers of Attorney.

 EXHIBIT NO.                                             DESCRIPTION OF EXHIBIT
- - --------------  --------------------------------------------------------------------------------------------------------
        25      Statement on Form T-1 of eligibility and qualification of                    under the Trust Indenture
                 Act of 1939.*
        99      Communications Satellite Act of 1962, as amended (Incorporated by reference to Exhibit 28(c) to COMSAT
                 Corporation's Registration Statement on Form S-4, Commission File No. 33-9966).

- - --------------
* To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

    (a) The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by either of the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of COMSAT's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (i)  The undersigned registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, COMSAT Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on the 2nd day of June, 1995.

                                          COMSAT Corporation
                                          (Registrant)

                                          By   /s/ WARREN Y. ZEGER

                                            ------------------------------------
                                                  (Warren Y. Zeger, Vice
                                             President,
                                                 General Counsel and Secretary)

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities indicated and by power of attorney on June 2, 1995.

                                          (1)  Principal executive officer

                                                /s/ BRUCE L. CROCKETT*
                                              ----------------------------------
                                                  (Bruce L. Crockett,
                                                 President and Chief Executive
                                              Officer)

                                          (2)  Principal financial and
                                               accounting officer

                                                /s/ ALLEN E. FLOWER*
                                              ----------------------------------
                                                  (Allen E. Flower, Acting
                                                 Chief Financial Officer and
                                              Controller)

                                          (3)  Board of Directors

                                                /s/ LUCY WILSON BENSON*
                                              ----------------------------------
                                                  (Lucy Wilson Benson, Director)

                                                /s/ EDWIN I. COLODNY*
                                              ----------------------------------
                                                  (Edwin I. Colodny, Director)

                                                /s/ BRUCE L. CROCKETT*
                                              ----------------------------------
                                                  (Bruce L. Crockett, Director)

                                                /s/ LAWRENCE S. EAGLEBURGER*
                                              ----------------------------------
                                                  (Lawrence S. Eagleburger,
                                               Director)

                                                /s/ NEAL B. FREEMAN*
                                               ---------------------------------
                                                  (Neal B. Freeman, Director)

                                                /s/ BARRY M. GOLDWATER*
                                              ----------------------------------
                                                  (Barry M. Goldwater, Director)

                                                /s/ ARTHUR HAUSPURG*
                                              ----------------------------------
                                                  (Arthur Hauspurg, Director)

                                                /s/ PETER S. KNIGHT*
                                              ----------------------------------
                                                  (Peter S. Knight, Director)

                                                /s/ MELVIN R. LAIRD*
                                              ----------------------------------
                                                  (Melvin R. Laird,
                                                  Chairman of the Board and
                                               Director)

                                                /s/ PETER W. LIKINS*
                                              ----------------------------------
                                                  (Peter W. Likins, Director)

                                              ----------------------------------
                                                  (Howard M. Love, Director)

                                                /s/ CHARLES T. MANATT*
                                              ----------------------------------
                                                  (Charles T. Manatt, Director)

                                                /s/ ROBERT G. SCHWARTZ*
                                              ----------------------------------
                                                  (Robert G. Schwartz, Director)

                                                /s/ C. J. SILAS*
                                              ----------------------------------
                                                  (C. J. Silas, Director)

                                                /s/ DOLORES D. WHARTON*
                                              ----------------------------------
                                                  (Dolores D. Wharton, Director)

*By: /s/ WARREN Y. ZEGER
    ----------------------------------
        (Warren Y. Zeger,
     Attorney-in-fact)
     --------------------------------------------------------------------

    Pursuant to the requirements of the Securities Act of 1933, COMSAT Capital I, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on the 2nd day of June, 1995.

                                          COMSAT Capital I, L.P.
                                          (Registrant)
                                          By: COMSAT Corporation, General
                                          Partner

                                          By:   /s/ WARREN Y. ZEGER

                                             -----------------------------------
                                                   (Warren Y. Zeger, Vice
                                              President,
                                                  General Counsel and Secretary)

    Pursuant to the requirements of the Securities Act of 1933, COMSAT Capital II, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on the 2nd day of June, 1995.

                                          COMSAT Capital II, L.P.
                                          (Registrant)
                                          By: COMSAT Corporation, General
                                          Partner

                                          By:   /s/ WARREN Y. ZEGER

                                             -----------------------------------
                                                   (Warren Y. Zeger, Vice
                                              President,
                                                   General Counsel and
                                              Secretary)